                                             Filed Pursuant to Rule 424(b)(5)
                                               Registration File No.: 333-36242


PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE 8, 2001
--------------------------------------------------------------------------------

                                  $355,000,000

                         ABFS MORTGAGE LOAN TRUST 2001-2
                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-2

                  $275,000,000 6.34%(1) CLASS A-1 CERTIFICATES
               $32,798,000 VARIABLE RATE(2) CLASS A-2 CERTIFICATES

                    $23,278,000 5.82% CLASS A-3 CERTIFICATES
                   $23,924,000 6.99%(1) CLASS A-4 CERTIFICATES

                  $35,500,000(3) 8.00% CLASS A-IO CERTIFICATES

                              [GRAPHIC OMITTED](R)

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.

                                    Depositor

--------------------------------------------------------------------------------

(1) THE PASS-THROUGH RATE FOR THE CLASS A-1 CERTIFICATES WILL INCREASE TO 6.84% IF THE CLASS A-1 CERTIFICATES REMAIN OUTSTANDING AFTER THE CLEAN-UP CALL DATE. THE PASS-THROUGH RATE FOR THE CLASS A-4 CERTIFICATES WILL INCREASE TO 7.49% IF THE CLASS A-4 CERTIFICATES REMAIN OUTSTANDING AFTER THE CLEAN-UP CALL DATE.

(2) THE PASS-THROUGH RATE FOR THE CLASS A-2 CERTIFICATES WILL FLOAT, BASED ON THE ONE-MONTH LIBOR RATE PLUS 0.14%, SUBJECT TO AN AVAILABLE FUNDS CAP.

(3)  NOTIONAL AMOUNT. NO PRINCIPAL WILL BE PAID ON THIS CERTIFICATE.

--------------------------------------------------------------------------------
YOU SHOULD READ THE SECTION ENTITLED "RISK FACTORS" STARTING ON PAGE S-5 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 4 OF THE ACCOMPANYING PROSPECTUS AND CONSIDER THESE FACTORS BEFORE MAKING A DECISION TO INVEST IN THE CERTIFICATES.

The certificates represent interests in the trust fund only and are not interests in or obligations of any other person.

Neither the certificates nor the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.
--------------------------------------------------------------------------------

THE TRUST FUND --

o The trust fund consists primarily of two pools of fixed-rate business and consumer purpose home equity loans secured by first- or second-lien mortgages on primarily residential real properties.

THE CERTIFICATES --

o The Class A-1 Certificates will be backed primarily by one of the two pools of mortgage loans. The Class A-2, Class A-3 and Class A-4 Certificates will be backed primarily by the other pool of mortgage loans. The Class A-IO Certificates will be backed by both pools of mortgage loans in the trust fund.

CREDIT ENHANCEMENT -

o The certificates will be unconditionally and irrevocably guaranteed as to the timely distribution of interest and as to specified distributions of principal pursuant to the terms of a financial guaranty insurance policy to be issued by

[MBIA GRAPHIC OMITTED]

o    The certificates will be cross-collateralized to a limited extent.


o Excess interest will be used in the early years of the transaction to create and build over-collateralization.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     The certificates offered by this prospectus supplement will be purchased by Bear, Stearns & Co. Inc and Morgan Stanley & Co. Incorporated and offered from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the certificates are anticipated to be approximately $360,511,041 before the deduction of expenses payable by the depositor, estimated to be approximately $500,000. The certificates will be available for delivery to investors in book-entry form through the facilities of The Depository Trust Company, Clearstream Luxembourg and the Euroclear System on or about June 28, 2001.

BEAR, STEARNS & CO. INC.                              MORGAN STANLEY DEAN WITTER

             THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JUNE 8, 2001

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the certificates in two separate documents that provide more detail in progression: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates. IF THE ACCOMPANYING PROSPECTUS CONTEMPLATES MULTIPLE OPTIONS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AS TO THE APPLICABLE OPTION.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Mortgage Pass-Through Certificates, Series 2001-2 in any state where the offer is not permitted.

     For 90 days following the date of this prospectus supplement, all dealers selling certificates will deliver a prospectus supplement and prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the certificates with respect to their unsold allotments or subscriptions.

     We cannot sell the certificates to you unless you have received both this prospectus supplement and the accompanying prospectus.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The following table of contents provides the pages on which these captions are located.

                                               TABLE OF CONTENTS
                                             PROSPECTUS SUPPLEMENT


SUMMARY.............................................1        Optional Purchase of Delinquent Mortgage Loans..58
RISK FACTORS........................................5        Servicer Reports................................58
TRANSACTION OVERVIEW................................9        Collection and Other Servicing Procedures.......59
   Parties..........................................9        Hazard Insurance................................60
   The Transaction..................................9        Realization Upon Defaulted Mortgage Loans.......61
THE MORTGAGE LOAN POOLS............................10        Removal and Resignation of the Servicer.........61
   The Mortgage Loan Group I.......................11        Termination; Optional Clean-up Call.............63
   The Mortgage Loan Group II......................19     THE POLICY.........................................64
THE ORIGINATORS, THE SELLER AND THE SERVICER.......26        Drawings Under the Policy.......................66
   The Originators.................................26     THE CERTIFICATE INSURER............................66
   Marketing Strategy..............................31     MBIA INFORMATION...................................67
   Underwriting Procedures and Practices...........32        Financial Strength Ratings of MBIA..............69
   The Servicer....................................34        Experts.........................................69
   Delinquency and Loan Loss Experience............36     PREPAYMENT AND YIELD CONSIDERATIONS................69
THE TRUSTEE AND THE COLLATERAL AGENT...............37        Yield Sensitivity of the Class A-IO
DESCRIPTION OF THE CERTIFICATES....................38        Certificates ...................................75
   Book-Entry Registration.........................39     MATERIAL FEDERAL INCOME TAX CONSIDERATIONS.........77
   Definitive Certificates.........................43        REMIC Elections.................................77
   Sale of the Mortgage Loans......................43        Special Tax Attributes..........................77
   Delivery of Mortgage Loan Documents.............44        Discount and Premium............................78
   Representations and Warranties of the Seller....46        Sale or Redemption of the Class A Certificates..78
   Distributions on the Mortgage Loans.............48        Class A-2 Available Funds Cap Carry-Forward
   Pass-Through Rates..............................50        Amounts.........................................78
   Calculation of LIBOR............................50        Other Matters...................................79
   Over-collateralization Provisions...............51     STATE TAXES........................................79
   Reserve Account.................................53     ERISA CONSIDERATIONS...............................80
   Flow of Funds...................................53     LEGAL INVESTMENT...................................82
   Reports to Certificateholders...................55     PLAN OF DISTRIBUTION...............................82
   Amendment.......................................55     INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..83
   Control Rights of Certificate Insurer...........56     LEGAL MATTERS......................................84
SERVICING OF THE MORTGAGE LOANS....................56     RATINGS............................................84
   Servicing Fees and Other Compensation and              GLOSSARY...........................................84
   Payment of Expenses.............................56
   Periodic Advances and Servicer Advances.........57
   Prepayment Interest Shortfalls..................58
   Relief Act Shortfalls...........................58

                                                    PROSPECTUS

RISK FACTORS........................................4     ERISA CONSIDERATIONS..............................114
DESCRIPTION OF THE SECURITIES......................14     LEGAL MATTERS.....................................121
THE TRUST FUNDS....................................19     FINANCIAL INFORMATION.............................121
CREDIT ENHANCEMENT.................................39     AVAILABLE INFORMATION.............................122
SERVICING OF LOANS.................................44     INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.122
THE AGREEMENTS.....................................53     RATINGS...........................................122
MATERIAL LEGAL ASPECTS OF THE LOANS................64     LEGAL INVESTMENT CONSIDERATIONS...................123
THE DEPOSITOR......................................78     PLAN OF DISTRIBUTION..............................124
USE OF PROCEEDS....................................78     GLOSSARY OF TERMS.................................125
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS.........79
STATE TAX CONSIDERATIONS..........................109
FASIT SECURITIES..................................109

     This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully to understand all of the terms of the offering of the certificates.

-----------------------------

THE CERTIFICATES

The ABFS Mortgage Loan Trust 2001-2 will issue the Mortgage Pass-Through Certificates, Series 2001-2. Five classes of the certificates, the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and the Class A-IO Certificates, are being offered to you by this prospectus supplement. The trust will also issue two subordinated classes of certificates, the Class X and Class R Certificates, that will not be offered under this prospectus supplement. The certificates will represent the entire beneficial ownership interest in the trust. The trust is comprised of two mortgage loan pools, each a mortgage loan group, the conforming mortgage loan group, or Mortgage Loan Group I, and the non-conforming mortgage loan group, or Mortgage Loan Group II. The Class A-1 Certificates are backed primarily by Mortgage Loan Group I and the Class A-2, Class A-3 and Class A-4 Certificates are backed primarily by Mortgage Loan Group II. The Class A-IO Certificates are backed by both mortgage loan groups.

DISTRIBUTIONS

     Distributions on the certificates will be on the 25th day of each month, or, if such 25th day is not a business day, on the next business day, beginning on July 25, 2001, to the holders of record on the preceding record date.

     The record date for the Class A-1, Class A-3, Class A-4 and Class A-IO Certificates will be the last business day of the month preceding the related distribution date, or, in the case of the July 25, 2001 distribution date, the closing date. The record date for the Class A-2 Certificates will be the business day preceding each distribution date.

PAYMENTS OF INTEREST

     On each distribution date, the certificates are entitled to receive current interest.

o Current Interest. The current interest for a distribution date is the interest which accrues on a class of certificates at the applicable pass-through rate on the outstanding principal or notional balance of the certificate during the accrual period.

o Accrual Period. The accrual period for the Class A-1, Class A-3, Class A-4 and Class A-IO Certificates is the calendar month preceding the distribution date. The accrual period for the Class A-2 Certificates is the period from, and including, the prior distribution date (or in the case of the July 25, 2001 distribution date, the closing date) to, but excluding, the current distribution date.

     All computations of interest accrued on the Class A-1, Class A-3, Class A-4 and Class A-IO Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months. All computations of interest accrued on the Class A-2 Certificates shall be made on the basis of a 360-day year and the actual number of days elapsed in the accrual period.

     Pass-through rate cap. The Class A-2 Certificates are subject to an available funds cap on the pass-through rate.

     Interest-only certificates. The Class A-IO Certificates do not have a principal balance and are not eligible to receive payments of principal. For the purpose of calculating interest payments, interest will accrue on a notional amount initially equal to $35,500,000. With respect to each distribution date occurring prior to January 2004, the notional amount of the Class A-IO Certificates will equal the lesser of:

o    $35,500,000, and

o the aggregate outstanding principal balance of the mortgage loans in both mortgage loan groups as of the first day of the previous calendar month.

     On and after the distribution date occurring in January 2004 the notional balance will equal zero.

PAYMENTS OF PRINCIPAL

     The holders of the Class A-1 Certificates, and the holders of the Class A-2, Class A-3 and Class A-4 Certificates, in the aggregate, are entitled to receive distributions of principal on each distribution date which generally reflects the collections of principal on the mortgage loans in the mortgage loan group relating to their class or classes during the preceding calendar month.

     The Class A-2, Class A-3 and Class A-4 Certificates are "sequential pay" classes which have been issued with respect to Mortgage Loan Group II.

     In addition, in accordance with the over-collateralization features of the transaction, holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates may also receive extra distributions of principal from the excess interest on that distribution date.

CREDIT ENHANCEMENT

     The credit enhancement provided for the benefit of the holders of the certificates consists solely of:

o    excess spread,

o    limited cross-collateralization,

o    over-collateralization, and

o    the certificate insurance policy.

THE MORTGAGE LOANS

     The mortgage loans to be included in the trust fund will be primarily fixed-rate, closed-end, monthly pay, business purpose loans and consumer purpose home equity loans secured by first or second mortgages or deeds of trust primarily on residential real properties.

     Mortgage Loan Group I, the conforming mortgage loan group, will include mortgage loans that have an aggregate outstanding principal balance as of the statistical calculation date of $192,981,763.22. As of the statistical calculation date, each mortgage loan in Mortgage Loan Group I is secured by a first lien on the related property and the original principal balance with respect to each such mortgage loan was generally no more than

$275,000 for single-family properties, $351,950 for two-family properties, $425,400 for three-family properties and $528,700 for four-family properties.

     Mortgage Loan Group II, the non-conforming mortgage loan group, will include mortgage loans that have an aggregate outstanding principal balance as of the statistical calculation date of $54,387,667.83. Mortgage Loan Group II may include mortgage loans that do not meet the restrictions applicable to Mortgage Loan Group I.

     On the closing date, the trust will purchase the mortgage loans. The aggregate principal balance of the Mortgage Loan Group I mortgage loans will be approximately $275,000,000 and the aggregate principal balance of the Mortgage Loan Group II mortgage loans will be approximately $80,000,000.

SERVICING OF THE MORTGAGE LOANS

     American Business Credit, Inc. will act as servicer and will be obligated to service and administer the mortgage loans on behalf of the trust, for the benefit of the certificate insurer and the holders of the certificates.

OPTIONAL TERMINATION OF THE TRUST

     The servicer may, at its option, purchase the mortgage loans and terminate the trust on any distribution date when the aggregate principal balance of the mortgage loans in both mortgage groups is equal to or less than 10% of the aggregate principal balances of the mortgage loans in both mortgage loan groups as of the cut-off date. Such purchase of the mortgage loans would result in the payment in full of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and retirement of the Class A-IO Certificates on such distribution date. If the mortgage loans are not purchased on the first distribution date on which the above option may be exercised, the interest rate payable on the Class A-1 and Class A-4 Certificates will be increased by 0.50% per annum. The certificate insurer must consent to the purchase of the mortgage loans if the resulting amount available for payment on the certificates would result in a draw under the certificate insurance policy.

ERISA CONSIDERATIONS

     Subject to the conditions described under "ERISA Considerations" herein, the certificates may be purchased by an employee benefit plan or other retirement arrangement subject to ERISA or Section 4975 of the Internal Revenue Code.

FEDERAL TAX ASPECTS

     Dewey Ballantine LLP acted as tax counsel to the trust and is of the opinion that:

o the trust will be treated as one or more real estate mortgage investment conduits, or REMICs, for federal income tax purposes and

o the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-IO Certificates will be regular interests in a REMIC and will be treated as debt instruments of a REMIC for federal income tax purposes.

LEGAL INVESTMENT

     The certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

RATINGS

     In order to be issued, the certificates must be rated "AAA" by Standard & Poor's and "Aaa" by Moody's, taking into account the certificate insurance policy issued with respect to the certificates. These ratings may be lowered, qualified or withdrawn by the rating agencies.

                                  RISK FACTORS

     In addition to the risk factors discussed in the prospectus, prospective certificateholders should consider, among other things, the following additional factors in connection with the purchase of the certificates. Unless otherwise noted, all percentages are based upon the mortgage loan groups that existed on a statistical calculation date of May 17, 2001.

LESS STRINGENT UNDERWRITING STANDARDS AND THE RESULTANT POTENTIAL FOR DELINQUENCIES ON THE MORTGAGE LOANS COULD LEAD TO LOSSES ON YOUR SECURITIES.

     The mortgage loans were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources such as commercial banks. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk than if the mortgage loans were made to other types of borrowers.

     The underwriting standards used in the origination of the mortgage loans held by the trust are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

GEOGRAPHIC CONCENTRATION OF THE MORTGAGE LOANS IN PARTICULAR JURISDICTIONS MAY RESULT IN GREATER LOSSES IF THOSE JURISDICTIONS EXPERIENCE ECONOMIC DOWNTURNS.

     Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans in such a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. The mortgaged properties underlying the mortgage loans are located primarily on the eastern seaboard of the United States. This may subject the mortgage loans held by the trust to the risk that a downturn in the economy in this region of the country would more greatly affect the mortgage loan groups than if the mortgage loan groups were more diversified.

     In particular, the following percentages of mortgage loans in Mortgage Loan Group I and Mortgage Loan Group II on the statistical calculation date were secured by mortgaged properties located in the following states:


                   NEW YORK     NEW JERSEY    PENNSYLVANIA   FLORIDA    MASSACHUSETTS     OHIO     ILLINOIS     GEORGIA
                   --------     ----------    ------------   -------    -------------     ----     --------     -------
Mortgage Loan
Group I             26.44%        9.49%          9.20%        7.20%         7.47%        6.00%      4.37%        3.27%
Mortgage Loan
Group II            28.72%        12.47%         8.76%        7.25%         4.53%        7.12%      5.22%        7.80%

     Because of the relative geographic concentration of the mortgage loans within the States of New York, New Jersey, Pennsylvania, Florida, Massachusetts, Ohio, Illinois and Georgia, losses on the mortgage loans may be higher than would be the case if the mortgage loans were more geographically diversified. For example, certain of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, and other natural disasters and major civil disturbances, than residential or commercial properties located in other parts of the country. In addition, the economies of New York, New Jersey, Pennsylvania, Florida, Massachusetts, Ohio, Illinois and Georgia may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the New York, New Jersey, Pennsylvania, Florida, Massachusetts, Ohio, Illinois and Georgia residential or commercial real estate markets experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and such increase may be substantial.

A PORTION OF THE MORTGAGE LOANS REQUIRE LARGE BALLOON PAYMENTS AT MATURITY; THESE BALLOON LOANS MAY INVOLVE A GREATER RISK OF DEFAULT DUE TO THESE LARGE PAYMENTS, WHICH COULD LEAD TO LOSSES ON YOUR CERTIFICATES.

     Approximately 37.63% of the mortgage loans in Mortgage Loan Group I on the statistical calculation date and 41.44% of the mortgage loans in Mortgage Loan Group II on the statistical calculation date are not fully amortized over their terms and instead require substantial balloon payments on their maturity dates. Because the principal balances of these balloon loans do not fully amortize over their term, these balloon loans may involve greater risks of default than mortgage loans whose principal balance is fully amortized over the term of the mortgage loan. The borrower's ability to pay the balloon amount due at maturity of his or her balloon loan will depend on the borrower's ability to obtain adequate refinancing or funds from other sources to repay the balloon loan. The originators have only limited historical default data with respect to their balloon loans and they do not believe that their data is sufficient to predict the default experience of the balloon loans.

     Even assuming that the mortgaged properties provide adequate security for the balloon loans, substantial delays and foreclosure costs could be encountered in connection with the liquidation of defaulted mortgage loans and corresponding delays in the receipt of proceeds by the holders of the certificates could occur.

A PORTION OF THE MORTGAGE LOANS IN MORTGAGE LOAN GROUP II ARE SECURED BY SUBORDINATE MORTGAGES; IN THE EVENT OF A DEFAULT, THESE MORTGAGE LOANS ARE MORE LIKELY TO EXPERIENCE LOSSES.

     Approximately 59.22% of the mortgage loans in Mortgage Loan Group II on the statistical calculation date are secured by subordinate or junior mortgages which are subordinate to the rights of the holder of the related senior mortgages. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of the mortgage loan only to the extent that the claims, if any, of each related senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a holder of a junior mortgage may not foreclose on the mortgaged property securing such mortgage unless it either pays the entire amount of the senior mortgages to the mortgagees at or prior to the foreclosure sale or undertakes the obligation to make payments on each senior mortgage in the event of default thereunder. In servicing business and consumer purpose home equity loans in its portfolio, the servicer will generally satisfy or reinstate each such first mortgage at or prior to the foreclosure sale only to the extent that it determines any amount so paid will be recoverable from future payments and collections on the mortgage loans or otherwise. The trust will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee.

     An overall decline in the residential or commercial real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the mortgage loans, together with the primary senior financing thereon, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of the mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan after satisfaction of any senior liens.

PREPAYMENTS ON THE MORTGAGE LOANS COULD LEAD TO SHORTFALLS IN THE DISTRIBUTION OF INTEREST ON YOUR CERTIFICATE.

The dates on which scheduled payments are due on the mortgage loans occur throughout a month. When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only up to the date of such prepayment, instead of for a full month. However, such principal receipts will only be passed through to the holders of the certificates once a month on the distribution date which follows the calendar month in which such prepayment was received by the servicer. The servicer is obligated to pay, without any right of reimbursement, those shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a mortgagor in connection with a prepayment in full and thirty days' interest on such mortgage loan, but only to the extent of the servicing fees for such mortgage loan for such calendar month.

If the servicer fails to make such distributions or the shortfall exceeds the servicing fee, there will be less funds available for the distribution of interest on the related class of certificates. Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the related class of certificates, are not covered by the policy.

LIMITATIONS ON THE CLASS A-2 CERTIFICATE PASS-THROUGH RATE WILL AFFECT YOUR YIELD TO MATURITY.

     The rate at which interest accrues on the Class A-2 Certificates is subject to a rate cap. The maximum rate is based on the weighted average of the interest rates on the related mortgage loans, net of each mortgage loan's proportionate share of specified fees and expenses and of interest due on the Class A-IO Certificates. If the mortgage loans in the related mortgage loan group with relatively higher interest rates prepay, the maximum rate on the Class A-2 Certificates will be lower than otherwise would be the case.

AN INCREASE IN LIBOR COULD RESULT IN SHORTFALLS IN THE PAYMENT OF INTEREST ON THE CLASS A-2 CERTIFICATES.

     The pass-through rate for the Class A-2 Certificates is based upon the value of an adjustable index -- one-month LIBOR -- while the interest rates on the mortgage loans in Mortgage Loan Group II are fixed. Consequently, the interest which becomes due on these mortgage loans and is available for payment to the certificateholders during any calendar month may be less than the amount of interest that would accrue at one-month LIBOR plus the margin on the Class A-2 Certificates during the accrual period, and will be limited to such lower amount. While the Class A-2 Certificates do have a "carry-forward" feature if the amount of interest paid is so limited, the amount of any shortfall or carry-forward is not guaranteed by the certificate insurance policy. Additionally, the ratings on the Class A-2 Certificates do not address the likelihood of the payment of this carry-forward amount. Thus, the yield to investors on the Class A-2 Certificates could be permanently reduced.

OWNERS OF CLASS A-IO CERTIFICATES MAY NOT RECOVER THEIR INITIAL INVESTMENTS.

     An investment in the Class A-IO Certificates is risky because the return of the investment depends solely on the payments of interest by borrowers under the mortgage loans. If the borrowers prepay their mortgage loans, no further interest payments will be made. If borrowers prepay their mortgage loans very fast, investors in the Class A-IO Certificates may not recover their initial investments. In addition, the Class A-IO Certificates are not entitled to any distributions after the December 2003 distribution date.

BECAUSE THE RATINGS OF THE CERTIFICATES ARE DEPENDENT UPON THE CREDITWORTHINESS OF THE CERTIFICATE INSURER, A DOWNGRADE OF THE CERTIFICATE INSURER COULD CAUSE A DOWNGRADE OF THE CERTIFICATES.

The ratings of the certificates will depend primarily on the creditworthiness of the certificate insurer as the provider of the policy relating to the certificates. Any reduction in the certificate insurer's financial strength and claims-paying ability ratings could result in a reduction of the ratings on the certificates.

     Some of the terms used in this prospectus supplement are capitalized. These capitalized terms have specified definitions, which are included at the end of this prospectus supplement under the heading "Glossary."

                              TRANSACTION OVERVIEW

PARTIES

     The Depositor. Bear Stearns Asset Backed Securities, Inc., a Delaware corporation. The principal executive office of the depositor is located at 245 Park Avenue, New York, New York 10167, and its telephone number is (212) 272-2000.

     The Seller. ABFS 2001-2, Inc., a Delaware corporation. The principal executive office of the seller is at 103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19810, and its telephone number is (302) 478-6161.

     The Originators. American Business Credit, Inc., a Pennsylvania corporation, HomeAmerican Credit, Inc. d/b/a Upland Mortgage, a Pennsylvania corporation, and American Business Mortgage Services, Inc., a New Jersey corporation, originated or purchased the mortgage loans. For a description of the business of the originators, see "The Originators, the Seller and the Servicer" herein.

     The Servicer and the Subservicers. American Business Credit will act as servicer of the mortgage loans, and Upland Mortgage and American Business Mortgage Services, Inc. will act as subservicers with respect to different portions of the mortgage loans. For a description of the business of the servicer, see "The Originators, the Seller and the Servicer" herein.

     The Trustee and the Collateral Agent. The Chase Manhattan Bank, a New York banking corporation. The corporate trust office of the trustee is located at 450 West 33rd Street, 14th Floor, New York, New York 10001 and its telephone number is (212) 946-3200. For a description of the trustee, see "The Trustee and Collateral Agent" herein.

     The Certificate Insurer. MBIA Insurance Corporation, a subsidiary of MBIA Inc., a New York Stock Exchange listed company. The certificate insurer will issue a financial guaranty insurance policy for the benefit of the holders of the Class A Certificates. For a description of the business and selected financial information of the certificate insurer, see "The Policy" and "The Certificate Insurer" herein.

     The Rating Agencies. Standard & Poor's, a division of the McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc. will issue ratings with respect to the certificates.

THE TRANSACTION

     Issuance of the Certificates. ABFS Mortgage Loan Trust 2001-2 will be formed and the certificates will be issued pursuant to the terms of a Pooling and Servicing Agreement, dated as of June 1, 2001 by and among the depositor, the servicer and the trustee.

     Sale and Servicing of the Mortgage Loans. The mortgage loans have been originated or purchased by the originators pursuant to their respective underwriting guidelines, as described herein under "The Originators, the Seller and the Servicer." The originators will sell the mortgage loans to the seller, and the seller will sell the mortgage loans to the depositor pursuant to an Unaffiliated Seller's Agreement, dated as of June 1, 2001, among the originators, the seller and the depositor. The depositor will sell the mortgage loans to the trust pursuant to the Pooling and Servicing Agreement. The servicer will service the mortgage loans pursuant to the terms of the Pooling and Servicing Agreement.

     Issuance of the Policy. The certificate insurer will issue the policy pursuant to the terms of an Insurance and Reimbursement Agreement, dated as of June 28, 2001, among the certificate insurer, the depositor, the seller, the originators, the servicer and the trustee.

                            THE MORTGAGE LOAN POOLS

     Difference between Statistical Calculation Date and Closing Date Pools. The statistical information presented in this prospectus supplement concerning the mortgage loans is based on the pools of mortgage loans that existed on a statistical calculation date, in this case May 17, 2001. The principal balance of Mortgage Loan Group I aggregated $192,981,763.22 as of the statistical calculation date and Mortgage Loan Group II aggregated $54,387,667.83 as of the statistical calculation date. The seller expects that the actual closing date pools will represent approximately $275,000,000 in aggregate principal balance of mortgage loans in Mortgage Loan Group I, as of the cut-off date and approximately $80,000,000 in aggregate principal balance of mortgage loans in Mortgage Loan Group II, as of the cut-off date. The additional mortgage loans will represent mortgage loans acquired or to be acquired by the trust on or prior to the closing date. On the closing date, in addition to the mortgage loans included in the statistical information as of the statistical calculation date, the seller expects to deliver a substantial amount of additional mortgage loans that will have been originated after the statistical calculation date but before the closing date. In addition, with respect to the mortgage loan groups as of the statistical calculation date as to which statistical information is presented herein, some amortization will occur prior to the closing date. Moreover, certain mortgage loans included in the mortgage loan groups as of the statistical calculation date may prepay in full, or may be determined not to meet the eligibility requirements for the final mortgage loan groups, and may not be included in the final mortgage loan groups. As a result of the foregoing, the statistical distribution of characteristics as of the closing date for the final mortgage loan groups will vary somewhat from the statistical distribution of such characteristics as of the statistical calculation date as presented in this prospectus supplement, although such variance should not be material.

     The mortgage loans will be predominantly business or consumer purpose residential home equity loans used to refinance an existing mortgage loan, to consolidate debt, or to obtain cash proceeds in order to provide funds for working capital for business, business expansion, equipment acquisition, or personal acquisitions by borrowing against the mortgagor's equity in the related mortgaged property. The mortgaged properties securing the mortgage loans consist primarily of single-family residences -- which may be detached, part of a multi-family dwelling, a condominium unit, a townhouse, a manufactured home or a unit in a planned unit development -- and to a limited extent commercial multiple purpose, or mixed use properties. The mortgaged properties may be owner-occupied properties, which include second and vacation homes, non-owner occupied investment properties or business purpose properties.

     Approximately 89.09% of the mortgage loans in Mortgage Loan Group I and 92.52% of the mortgage loans in Mortgage Loan Group II have a prepayment fee clause. Such prepayment fee clauses generally provide that the mortgagor pay, upon prepayment, one or more of the following:

o a fee equal to a percentage, which is negotiated at origination, of the outstanding principal balance of the mortgage loan; or

o a fee which is designed to allow the holder of the mortgage note to earn interest on the mortgage loan as if the mortgage loan remained outstanding until a designated point in time.

     The following sections describe the statistical characteristics of the mortgage loan groups. Unless otherwise noted, all statistical percentages in this prospectus supplement are approximate and are measured by the aggregate principal balance of the applicable mortgage loans in relation to the aggregate principal balance of the mortgage loans in the applicable mortgage loan group, in each case, as of the statistical calculation date.

     The loan-to-value ratios and the combined loan-to-value ratios, or LTV's and CLTV's, described herein were calculated based upon the appraised values of the related mortgaged properties used for loan origination. No assurance can be given that such appraised values of the mortgaged properties have remained or will remain at the levels that existed on the dates of origination of the related mortgage loans. If property values decline such that the outstanding principal balances of the mortgage loans, together with the outstanding principal balances of any first liens, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those historically experienced by the servicer, as set forth below under "The Originators, the Seller and the Servicer -- Delinquency and Loan Loss Experience," and in the mortgage lending industry generally.

     The Mortgage Loan Group I. As of the statistical calculation date, the mortgage loans in Mortgage Loan Group I had the following characteristics:

o there were 2,122 mortgage loans under which the related mortgaged properties are located in 30 states;

o the aggregate principal balance, after application of all payments due on or before the statistical calculation date, was $192,981,763.22;

o the minimum current principal balance was $14,984.29, the maximum current principal balance was $324,900.00 and the average current principal balance was $90,943.34;

o the mortgage interest rates ranged from 8.990% to 14.990% per annum, and the weighted average mortgage interest rate was approximately 11.116% per annum;

o the original term to stated maturity ranged from 60 months to 360 months and the weighted average original term to stated maturity was approximately 266 months;

o the remaining term to stated maturity ranged from 59 months to 360 months and the weighted average remaining term to stated maturity was approximately 266 months;

o approximately 62.37% of the mortgage loans by aggregate principal balance require monthly payments of principal that will fully amortize these mortgage loans by their respective maturity dates, and approximately 37.63% of the mortgage loans by aggregate principal balance are balloon loans;

o    the weighted average current LTV was approximately 77.66%;

o 100.00% of the mortgage loans by aggregate principal balance are secured by first liens; and

o    approximately 26.44%, 9.49%, 9.20%, 7.47%, 7.20%, 6.00%, 4.37%, 4.17% and
     3.27% of the mortgage loans by aggregate principal balance are secured by mortgaged properties located in the States of New York, New Jersey, Pennsylvania, Massachusetts, Florida, Ohio, Illinois, Michigan and Georgia, respectively.

     The following tables set forth certain statistical information with respect to the mortgage loans in Mortgage Loan Group I. Due to rounding, the percentages shown may not precisely total 100.00%.

                              MORTGAGE LOAN GROUP I

                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                          % OF MORTGAGE
                                                                                             GROUP BY
                                                                                            AGGREGATE
                                                                                           STATISTICAL
                                                                                           CALCULATION
                                                   NUMBER OF         AGGREGATE UNPAID     DATE PRINCIPAL
STATE                                           MORTGAGE LOANS       PRINCIPAL BALANCE       BALANCE
-----                                           --------------       -----------------       -------
New York...................................            413         $   51,016,781.07           26.44%
New Jersey.................................            163             18,323,609.20            9.49
Pennsylvania...............................            259             17,758,365.72            9.20
Massachusetts..............................             99             14,411,103.50            7.47
Florida....................................            179             13,890,532.70            7.20
Ohio.......................................            171             11,575,042.55            6.00
Illinois...................................             98              8,424,318.30            4.37
Michigan...................................            104              8,048,540.01            4.17
Georgia....................................             77              6,302,170.82            3.27
North Carolina.............................             80              5,876,709.09            3.05
Indiana....................................             73              5,087,735.32            2.64
Virginia...................................             44              4,047,996.93            2.10
Other......................................            362             28,218,858.01           14.62
                                                --------------       -----------------       -------
       TOTAL:                                        2,122           $192,981,763.22          100.00%
                                                ==============       =================       =======


                        Number of States Represented: 30

o "Other" includes states with under 2.00% individual concentrations of the Mortgage Loan Group I mortgage loans.

                              MORTGAGE LOAN GROUP I
                  DISTRIBUTION OF CURRENT LOAN-TO-VALUE RATIOS

                                                                                                   % OF MORTGAGE GROUP
                                                                                                       BY AGGREGATE
                                                                 NUMBER OF                             STATISTICAL
                                                                 MORTGAGE      AGGREGATE UNPAID      CALCULATION DATE
CURRENT LOAN-TO-VALUE RATIO RANGE (%)                              LOANS       PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------------------------------                              -----       -----------------    -----------------
 0.01 -  40.00..........................................           152      $    6,709,007.31             3.48%
40.01 -  50.00..........................................            94           5,808,538.94             3.01
50.01 -  60.00..........................................           133           8,828,528.00             4.57
60.01 -  70.00..........................................           231          19,025,555.78             9.86
70.01 -  80.00..........................................           634          60,490,944.62            31.35
80.01 -  90.00..........................................           876          91,946,630.44            47.65
90.01 - 100.00..........................................             2             172,558.13             0.09
                                                                  -----        ---------------           ------
     TOTAL:                                                       2,122        $192,981,763.22           100.00%
                                                                  =====        ===============           ======


o The minimum and maximum current loan-to-value ratios of the mortgage loans in Mortgage Loan Group I as of the statistical calculation date are approximately 8.62% and 92.76% respectively, and the weighted average current loan-to-value ratio of the mortgage loans in Mortgage Loan Group I as of the statistical calculation date is approximately 77.66%.


                              MORTGAGE LOAN GROUP I
                      DISTRIBUTION OF GROSS INTEREST RATES

                                                                                                   % OF MORTGAGE
                                                                                                      GROUP BY
                                                                                                     AGGREGATE
                                                                NUMBER OF                           STATISTICAL
                                                                MORTGAGE      AGGREGATE UNPAID    CALCULATION DATE
RANGE OF GROSS INTEREST RATES (%)                                 LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE
---------------------------------                                 -----      -----------------   -----------------
 0.001 -  8.999..........................................              4        $  506,807.42            0.26%
 9.000 -  9.999..........................................            195        24,495,034.60           12.69
10.000 - 10.999..........................................            811        81,068,791.45           42.01
11.000 - 11.999..........................................            715        59,601,708.86           30.88
12.000 - 12.999..........................................            297        21,588,629.86           11.19
13.000 - 13.999..........................................             85         4,745,397.09            2.46
14.000 - 14.999..........................................             15           975,393.94            0.51
                                                                   -----      ---------------          ------
     TOTAL:                                                        2,122      $192,981,763.22          100.00%
                                                                   =====      ===============          ======

o The weighted average gross interest rate of the mortgage loans in Mortgage Loan Group I as of the statistical calculation date is approximately 11.116%.

                              MORTGAGE LOAN GROUP I

                    DISTRIBUTION OF ORIGINAL TERM TO MATURITY
                                   (IN MONTHS)


                                                                                                  % OF MORTGAGE GROUP
                                                                                                      BY AGGREGATE
                                                                                                      STATISTICAL
                                                               NUMBER OF      AGGREGATE UNPAID      CALCULATION DATE
RANGE OF ORIGINAL TERM (IN MONTHS)                           MORTGAGE LOANS   PRINCIPAL BALANCE    PRINCIPAL BALANCE
----------------------------------                           --------------   -----------------    -----------------
   1 -  60..............................................               7     $       268,507.99          0.14%
  61 - 120...............................................            122           6,599,288.11          3.42
 121 - 180...............................................            623          47,504,848.55         24.62
 181 - 240...............................................            717          61,607,927.17         31.92
 241 - 300...............................................             54           6,246,154.40          3.24
 301 - 360...............................................            599          70,755,037.00         36.66
                                                                   -----        ---------------        ------
     TOTAL:                                                        2,122        $192,981,763.22        100.00%
                                                                   =====        ===============        ======


o The weighted average original term to maturity of the mortgage loans in Mortgage Loan Group I as of the statistical calculation date is approximately 266 months.

                              MORTGAGE LOAN GROUP I

                   DISTRIBUTION OF REMAINING TERM TO MATURITY
                                   (IN MONTHS)

                                                                                                  % OF MORTGAGE
                                                                                                    GROUP BY
                                                                                                    AGGREGATE
                                                            NUMBER OF                              STATISTICAL
                                                            MORTGAGE       AGGREGATE UNPAID     CALCULATION DATE
RANGE OF REMAINING TERM (IN MONTHS)                           LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-----------------------------------                           -----       -----------------     -----------------
   1 -  60...........................................             7     $        268,507.99           0.14%
  61 - 120...........................................           122            6,599,288.11           3.42
 121 - 180...........................................           623           47,504,848.55          24.62
 181 - 240...........................................           718           61,633,619.48          31.95
 241 - 300...........................................            53            6,190,462.09           3.21
 301 - 360...........................................           599           70,755,037.00          36.66
                                                              -----         ---------------         ------
     TOTAL:                                                   2,122         $192,981,763.22         100.00%
                                                              =====         ===============         ======

o The weighted average remaining term to maturity of the mortgage loans in Mortgage Loan Group I as of the statistical calculation date is approximately 266 months.

                              MORTGAGE LOAN GROUP I

                   DISTRIBUTION OF ORIGINAL PRINCIPAL BALANCES

                                                                                               % OF MORTGAGE GROUP
                                                                                                   BY AGGREGATE
                                                             NUMBER OF                             STATISTICAL
                                                              MORTGAGE     AGGREGATE UNPAID      CALCULATION DATE
    RANGE OF ORIGINAL PRINCIPAL BALANCES ($)                   LOANS       PRINCIPAL BALANCE    PRINCIPAL BALANCE
    ----------------------------------------                   -----       -----------------    -----------------
          1 -  25,000...................................          75     $    1,657,777.25             0.86%
     25,001 -  50,000...................................         500         19,470,138.63            10.09
     50,001 -  75,000...................................         550         34,355,424.16            17.80
     75,001 - 100,000...................................         312         27,320,174.00            14.16
    100,001 - 125,000...................................         181         20,251,970.22            10.49
    125,001 - 150,000...................................         158         21,705,274.15            11.25
    150,001 - 175,000...................................         120         19,442,738.32            10.07
    175,001 - 200,000...................................          92         17,304,145.18             8.97
    200,001 - 300,000...................................         129         29,924,080.66            15.51
    300,001 and Greater.................................           5          1,550,040.65             0.80
                                                               -----       ---------------           ------
       TOTAL:                                                  2,122       $192,981,763.22           100.00%
                                                               =====       ===============           ======

o The average original principal balance of the mortgage loans in Mortgage Loan Group I as of the statistical calculation date is $91,010.08


                              MORTGAGE LOAN GROUP I

                   DISTRIBUTION OF CURRENT PRINCIPAL BALANCES

                                                                                                % OF MORTGAGE GROUP
                                                                                                   BY AGGREGATE
                                                              NUMBER OF                             STATISTICAL
                                                              MORTGAGE      AGGREGATE UNPAID     CALCULATION DATE
    RANGE OF CURRENT PRINCIPAL BALANCES ($)                     LOANS      PRINCIPAL BALANCE     PRINCIPAL BALANCE
    ---------------------------------------                     -----      -----------------     -----------------
          1 -  25,000........................................      76     $    1,682,635.36            0.87%
     25,001 -  50,000........................................     500         19,495,246.82           10.10
     50,001 -  75,000........................................     550         34,380,433.86           17.82
     75,001 - 100,000........................................     311         27,245,198.00           14.12
    100,001 - 125,000........................................     182         20,368,202.10           10.55
    125,001 - 150,000........................................     157         21,589,042.27           11.19
    150,001 - 175,000........................................     120         19,442,738.32           10.07
    175,001 - 200,000........................................      92         17,304,145.18            8.97
    200,001 - 300,000........................................     129         29,924,080.66           15.51
    300,001 and Greater......................................       5          1,550,040.65            0.80
                                                                -----       ---------------          ------
        TOTAL:                                                  2,122       $192,981,763.22          100.00%
                                                                =====       ===============          ======

o The average current principal balance of the mortgage loans in Mortgage Loan Group I as of the statistical calculation date is $90,943.34

                              MORTGAGE LOAN GROUP I

                           DISTRIBUTION BY LIEN STATUS


                                                                                                  % OF MORTGAGE
                                                                                               GROUP BY AGGREGATE
                                                                                                   STATISTICAL
                                                                                                CALCULATION DATE
                                                                NUMBER OF    AGGREGATE UNPAID       PRINCIPAL
 LIEN STATUS                                                 MORTGAGE LOANS  PRINCIPAL BALANCE       BALANCE
 -----------                                                 --------------  -----------------       -------
First Lien...............................................            2,122    $192,981,763.22       100.00%
                                                                     -----    ---------------       ------
     TOTAL:                                                          2,122    $192,981,763.22       100.00%
                                                                     =====    ===============       ======

o Up to 2% of the final Mortgage Loan Group I is expected to consist of second lien mortgage loans.


                              MORTGAGE LOAN GROUP I

                        DISTRIBUTION BY AMORTIZATION TYPE

                                                                                                  % OF MORTGAGE
                                                                                               GROUP BY AGGREGATE
                                                                                                   STATISTICAL
                                                                                                CALCULATION DATE
                                                                NUMBER OF    AGGREGATE UNPAID       PRINCIPAL
 AMORTIZATION TYPE                                           MORTGAGE LOANS  PRINCIPAL BALANCE       BALANCE
 -----------------                                           --------------  -----------------       -------
Fully Amortizing.........................................            1,306     $120,364,149.92        62.37%
Balloon Loans............................................              816       72,617,613.30        37.63
                                                                     -----     ---------------       ------
     TOTAL:                                                          2,122     $192,981,763.22       100.00%
                                                                     =====     ===============       ======

                              MORTGAGE LOAN GROUP I

                        DISTRIBUTION BY OCCUPANCY STATUS

                                                                                                  % OF MORTGAGE
                                                                                                    GROUP BY
                                                                                                    AGGREGATE
                                                                                                   STATISTICAL
                                                               NUMBER OF                           CALCULATION
                                                               MORTGAGE      AGGREGATE UNPAID    DATE PRINCIPAL
OCCUPANCY STATUS                                                 LOANS      PRINCIPAL BALANCE        BALANCE
----------------                                                 -----      -----------------        -------
Owner Occupied...........................................      2,018        $185,898,126.28            96.33%
Non-Owner Occupied.......................................         92           6,282,628.76             3.26
Second Home..............................................         12             801,008.18             0.42
                                                               -----        ---------------           ------
     TOTAL:                                                    2,122        $192,981,763.22           100.00%
                                                               =====        ===============           ======




                              MORTGAGE LOAN GROUP I

                          DISTRIBUTION BY PROPERTY TYPE

                                                                                                % OF MORTGAGE
                                                                                                   GROUP BY
                                                                                                  AGGREGATE
                                                                                                 STATISTICAL
                                                              NUMBER OF     AGGREGATE UNPAID   CALCULATION DATE
PROPERTY TYPE                                              MORTGAGE LOANS  PRINCIPAL BALANCE  PRINCIPAL BALANCE
-------------                                              --------------  -----------------  -----------------
Single Family............................................      1,655         $145,126,279.62         75.20%
2-4 Family...............................................        213           29,301,088.40         15.18
Townhouse................................................        107            6,857,984.04          3.55
Condominium..............................................         59            4,538,855.57          2.35
Planned Unit Development.................................         33            3,932,238.99          2.04
Manufactured Housing.....................................         55            3,225,316.60          1.67
                                                               -----         ---------------        ------
     TOTAL:                                                    2,122         $192,981,763.22        100.00%
                                                               =====         ===============        ======

     The Mortgage Loan Group II. As of the statistical calculation date, the mortgage loans in Mortgage Loan Group II had the following characteristics:

     o there were 734 mortgage loans under which the related mortgaged properties are located in 27 states;

     o the aggregate principal balance, after application of all payments due on or before the statistical calculation date, was $54,387,667.83;

     o the minimum current principal balance was $12,583.37, the maximum current principal balance was $654,135.38 and the average current principal balance was $74,097.64;

     o the mortgage interest rates ranged from 9.490% to 16.990% per annum, and the weighted average mortgage interest rate was approximately 13.895% per annum;

     o the original term to stated maturity ranged from 36 months to 360 months and the weighted average original term to stated maturity was approximately 197 months;

     o the remaining term to stated maturity ranged from 34 months to 360 months and the weighted average remaining term to stated maturity was approximately 197 months;

     o approximately 58.56% of the mortgage loans by aggregate principal balance require monthly payments of principal that will fully amortize these mortgage loans by their respective maturity dates, and approximately 41.44% of the mortgage loans by aggregate principal balance are balloon loans;

     o   the weighted average original CLTV was approximately 72.74%;

     o approximately 40.78% of the mortgage loans by aggregate principal balance are secured by first liens and approximately 59.22% of the mortgage loans by aggregate principal balance are secured by second liens; and

     o   approximately 28.72%, 12.47%, 8.76%, 7.80%, 7.25%, 7.12%, 5.22% and
         4.53% of the mortgage loans by aggregate principal balance are secured by mortgaged properties located in the States of New York, New Jersey, Pennsylvania, Georgia, Florida, Ohio, Illinois and Massachusetts, respectively.

     The following tables set forth certain statistical information with respect to the mortgage loans in Mortgage Loan Group II. Due to rounding, the percentages shown may not precisely total 100.00%.

                             MORTGAGE LOAN GROUP II

                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES
                                  % OF MORTGAGE

                                                                                             GROUP BY
                                                                                             AGGREGATE
                                                                                            STATISTICAL
                                                                         AGGREGATE       CALCULATION DATE
                                                     NUMBER OF             UNPAID            PRINCIPAL
STATE                                              MORTGAGE LOANS    PRINCIPAL BALANCE       BALANCE
-----                                              --------------    -----------------       -------
New York....................................            173             $15,619,672.24        28.72%
New Jersey..................................             92               6,781,148.78        12.47
Pennsylvania................................             76               4,765,213.87         8.76
Georgia.....................................             40               4,242,277.17         7.80
Florida.....................................             67               3,940,562.62         7.25
Ohio........................................             67               3,871,296.41         7.12
Illinois....................................             32               2,840,219.33         5.22
Massachusetts...............................             34               2,462,396.01         4.53
Virginia....................................             22               1,834,646.97         3.37
Indiana.....................................             24               1,321,983.84         2.43
Connecticut.................................             18               1,320,430.89         2.43
Maryland....................................             13               1,256,545.59         2.31
Other.......................................             76               4,131,274.11         7.60
                                                        ---             --------------       ------
    TOTAL:                                              734             $54,387,667.83       100.00%
                                                        ===             ==============       ======

                        Number of States Represented: 27

o "Other" includes states with under 2.00% individual concentrations of the mortgage loans in Mortgage Loan Group II.

                             MORTGAGE LOAN GROUP II

             DISTRIBUTION OF ORIGINAL COMBINED LOAN-TO-VALUE RATIOS

                                                                                                 % OF MORTGAGE
                                                                                                    GROUP BY
                                                                                                   AGGREGATE
                                                              NUMBER OF        AGGREGATE          STATISTICAL
                                                              MORTGAGE           UNPAID         CALCULATION DATE
ORIGINAL COMBINED LOAN-TO-VALUE RANGE (%)                       LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE
-----------------------------------------                       -----      -----------------   -----------------
 0.01 -  40.00...........................................        27        $   1,309,120.66            2.41%
40.01 -  50.00...........................................        13            1,142,365.61            2.10
50.01 -  60.00...........................................        68            7,929,973.42           14.58
60.01 -  70.00...........................................       138           11,915,905.53           21.91
70.01 -  80.00...........................................       211           15,005,759.43           27.59
80.01 -  90.00...........................................       269           16,719,918.80           30.74
90.01 - 100.00...........................................         8              364,624.38            0.67
                                                                ---          --------------          ------
       TOTAL:                                                   734          $54,387,667.83          100.00%
                                                                ===          ==============          ======

o The minimum and maximum original combined loan-to-value ratios of the mortgage loans in Mortgage Loan Group II as of the statistical calculation date are approximately 10.00% and 100.00% respectively, and the weighted average original combined loan-to-value ratio of the mortgage loans in Mortgage Loan Group II as of the statistical calculation date is approximately 72.74%.

                             MORTGAGE LOAN GROUP II

                      DISTRIBUTION OF GROSS INTEREST RATES

                                                                                                    % OF MORTGAGE
                                                                                                 GROUP BY AGGREGATE
                                                                                 AGGREGATE           STATISTICAL
                                                               NUMBER OF           UNPAID         CALCULATION DATE
RANGE OF GROSS INTEREST RATES (%)                            MORTGAGE LOANS  PRINCIPAL BALANCE    PRINCIPAL BALANCE
---------------------------------                            --------------  -----------------    -----------------
 0.001 -  9.999..........................................            8        $  2,109,008.50             3.88%
10.000 - 10.999..........................................           28           4,791,121.47             8.81
11.000 - 11.999..........................................           57           6,233,565.39            11.46
12.000 - 12.999..........................................          127           6,677,248.17            12.28
13.000 - 13.999..........................................          227          11,509,329.18            21.16
14.000 - 14.999..........................................           48           2,461,407.45             4.53
15.000 - 15.999..........................................           34           2,494,471.96             4.59
16.000 - 16.999..........................................          205          18,111,515.71            33.30
                                                                   ---         --------------           ------
     TOTAL:                                                        734         $54,387,667.83           100.00%
                                                                   ===         ==============           ======

o The weighted average gross interest rate of the mortgage loans in Mortgage Loan Group II as of the statistical calculation date is approximately 13.895%.

                             MORTGAGE LOAN GROUP II

                    DISTRIBUTION OF ORIGINAL TERM TO MATURITY
                                   (IN MONTHS)

                                                                                                  % OF MORTGAGE
                                                                                                    GROUP BY
                                                                                                    AGGREGATE
                                                                                                   STATISTICAL
                                                                NUMBER OF        AGGREGATE      CALCULATION DATE
                                                                MORTGAGE          UNPAID            PRINCIPAL
RANGE OF ORIGINAL TERM (IN MONTHS)                                LOANS      PRINCIPAL BALANCE       BALANCE
----------------------------------                                -----      -----------------       -------
   1 -  60...............................................           33       $  1,421,126.80           2.61%
  61 - 120...............................................          106          5,276,173.70           9.70
 121 - 180...............................................          385         30,050,575.15          55.25
 181 - 240...............................................          185         13,793,677.84          25.36
 241 - 300...............................................            4            260,188.38           0.48
 301 - 360...............................................           21          3,585,925.96           6.59
                                                                   ---        --------------         ------
     TOTAL:                                                        734        $54,387,667.83         100.00%
                                                                   ===        ==============         ======

o The weighted average original term to maturity of the mortgage loans in Mortgage Loan Group II as of the statistical calculation date is approximately 197 months.

                             MORTGAGE LOAN GROUP II

                   DISTRIBUTION OF REMAINING TERM TO MATURITY
                                   (IN MONTHS)

                                                                                                  % OF MORTGAGE
                                                                                                    GROUP BY
                                                                                                    AGGREGATE
                                                                                                   STATISTICAL
                                                                 NUMBER OF       AGGREGATE      CALCULATION DATE
                                                                 MORTGAGE         UNPAID            PRINCIPAL
RANGE OF REMAINING TERM (IN MONTHS)                                LOANS     PRINCIPAL BALANCE       BALANCE
-----------------------------------                                -----     -----------------       -------
   1 -  60...............................................           33        $  1,421,126.80           2.61%
  61 - 120...............................................          106           5,276,173.70           9.70
 121 - 180...............................................          385          30,050,575.15          55.25
 181 - 240...............................................          185          13,793,677.84          25.36
 241 - 300...............................................            4             260,188.38           0.48
 301 - 360...............................................           21           3,585,925.96           6.59
                                                                   ---         --------------         ------
     TOTAL:                                                        734         $54,387,667.83         100.00%
                                                                   ===         ==============         ======

o The weighted average remaining term to maturity of the mortgage loans in Mortgage Loan Group II as of the statistical calculation date is approximately 197 months.

                             MORTGAGE LOAN GROUP II

                   DISTRIBUTION OF ORIGINAL PRINCIPAL BALANCES


                                                                                                     % OF MORTGAGE
                                                                                                  GROUP BY AGGREGATE
                                                                                                      STATISTICAL
                                                                 NUMBER OF        AGGREGATE        CALCULATION DATE
                                                                 MORTGAGE           UNPAID             PRINCIPAL
     RANGE OF ORIGINAL PRINCIPAL BALANCES ($)                      LOANS      PRINCIPAL BALANCE         BALANCE
     ----------------------------------------                      -----      -----------------         -------
           1 -  25,000.......................................          123           $2,597,779.56         4.78%
      25,001 -  50,000.......................................          282           10,349,249.02        19.03
      50,001 -  75,000.......................................          134            8,290,533.76        15.24
      75,001 - 100,000.......................................           65            5,701,121.56        10.48
     100,001 - 125,000.......................................           27            3,050,416.86         5.61
     125,001 - 150,000.......................................           27            3,716,917.33         6.83
     150,001 - 175,000.......................................           18            2,936,449.53         5.40
     175,001 - 200,000.......................................            5              971,032.52         1.79
     200,001 - 300,000.......................................           27            7,143,475.92        13.13
     300,001 - 400,000.......................................           20            6,717,689.66        12.35
     400,001 - 500,000.......................................            5            2,258,866.73         4.15
     600,001 and Greater.....................................            1              654,135.38         1.20
                                                                       ---          --------------       ------
        TOTAL:                                                         734          $54,387,667.83       100.00%
                                                                       ===          ==============       ======

o The average original principal balance of the mortgage loans in Mortgage Loan Group II as of the statistical calculation date is $74,174.57.


                             MORTGAGE LOAN GROUP II

                   DISTRIBUTION OF CURRENT PRINCIPAL BALANCES


                                                                                                  % OF MORTGAGE GROUP
                                                                                                     BY AGGREGATE
                                                                                  AGGREGATE           STATISTICAL
                                                                 NUMBER OF         UNPAID          CALCULATION DATE
                                                                 MORTGAGE         PRINCIPAL            PRINCIPAL
    RANGE OF CURRENT PRINCIPAL BALANCES ($)                        LOANS           BALANCE              BALANCE
    ---------------------------------------                        -----           -------              -------
           1 -  25,000.......................................         123           $2,597,779.56          4.78%
      25,001 -  50,000.......................................         282           10,349,249.02         19.03
      50,001 -  75,000.......................................         134            8,290,533.76         15.24
      75,001 - 100,000.......................................          65            5,701,121.56         10.48
     100,001 - 125,000.......................................          27            3,050,416.86          5.61
     125,001 - 150,000.......................................          27            3,716,917.33          6.83
     150,001 - 175,000.......................................          18            2,936,449.53          5.40
     175,001 - 200,000.......................................           5              971,032.52          1.79
     200,001 - 300,000.......................................          27            7,143,475.92         13.13
     300,001 - 400,000.......................................          20            6,717,689.66         12.35
     400,001 - 500,000.......................................           5            2,258,866.73          4.15
     600,001 and Greater.....................................           1              654,135.38          1.20
                                                                      ---          --------------        ------
        TOTAL:                                                        734          $54,387,667.83        100.00%
                                                                      ===          ==============        ======

o The average current principal balance of the mortgage loans in Mortgage Loan Group II as of the statistical calculation date is $74,097.64

                             MORTGAGE LOAN GROUP II

                           DISTRIBUTION BY LIEN STATUS

                                                                                                 % OF MORTGAGE
                                                                                                    GROUP BY
                                                                                 AGGREGATE          AGGREGATE
                                                                NUMBER OF          UNPAID          STATISTICAL
                                                                MORTGAGE         PRINCIPAL       CALCULATION DATE
 LIEN STATUS                                                      LOANS           BALANCE        PRINCIPAL BALANCE
 -----------                                                      -----           -------        -----------------
First Lien...............................................           154        $22,181,371.62           40.78%
Second Lien..............................................           580         32,206,296.21           59.22
                                                                    ---        --------------          ------
     TOTAL:                                                         734        $54,387,667.83          100.00%
                                                                    ===        ==============          ======


                             MORTGAGE LOAN GROUP II

                        DISTRIBUTION BY AMORTIZATION TYPE

                                                                                                     % OF MORTGAGE
                                                                                                        GROUP BY
                                                                                                       AGGREGATE
                                                                                                      STATISTICAL
                                                                                  AGGREGATE         CALCULATION DATE
                                                              NUMBER OF             UNPAID             PRINCIPAL
 AMORTIZATION TYPE                                         MORTGAGE LOANS     PRINCIPAL BALANCE         BALANCE
 -----------------                                         --------------     -----------------         -------
Fully Amortizing.....................................           464            $31,851,741.14             58.56%
Balloon Loans........................................           270             22,535,926.69             41.44
                                                                ---            --------------            ------
     Total:                                                     734            $54,387,667.83            100.00%
                                                                ===            ==============            ======

                             MORTGAGE LOAN GROUP II

                        DISTRIBUTION BY OCCUPANCY STATUS

                                                                                                   % OF MORTGAGE
                                                                                                      GROUP BY
                                                                                                     AGGREGATE
                                                                                                    STATISTICAL
                                                                                 AGGREGATE        CALCULATION DATE
                                                               NUMBER OF           UNPAID            PRINCIPAL
OCCUPANCY STATUS                                            MORTGAGE LOANS   PRINCIPAL BALANCE        BALANCE
----------------                                            --------------   -----------------        -------
Owner Occupied...........................................          609         $41,821,014.71           76.89%
Non-Owner-Occupied.......................................           72           7,721,606.99           14.20
Other....................................................           51           4,698,127.31            8.64
Second Home..............................................            2             146,918.82            0.27
                                                                   ---         --------------          ------
     TOTAL:                                                        734         $54,387,667.83          100.00%
                                                                   ===         ==============          ======

                          DISTRIBUTION BY PROPERTY TYPE

                             MORTGAGE LOAN GROUP II

                                                                                                   % OF MORTGAGE
                                                                                                      GROUP BY
                                                                                                     AGGREGATE
                                                                                                    STATISTICAL
                                                                                 AGGREGATE        CALCULATION DATE
                                                               NUMBER OF           UNPAID            PRINCIPAL
PROPERTY TYPE                                               MORTGAGE LOANS   PRINCIPAL BALANCE        BALANCE
-------------                                               --------------   -----------------        -------
Single Family Detached.............................                481         $32,597,899.26            59.94%
Mixed Use..........................................                 89           8,651,462.13            15.91
2-4 Family.........................................                 69           4,497,743.36             8.27
Commercial.........................................                 20           2,935,762.73             5.40
Planned Unit Development...........................                 23           2,257,112.41             4.15
Multi-Family (Greater than 4)......................                  7           1,119,416.95             2.06
Townhouse..........................................                 18           1,038,822.93             1.91
Condominium........................................                 22             917,596.33             1.69
Condominium Development............................                  4             345,166.73             0.63
Manufactured Housing...............................                  1              26,685.00             0.05
                                                                   ---         --------------           ------
     TOTAL:                                                        734         $54,387,667.83           100.00%
                                                                   ===         ==============           ======

                  THE ORIGINATORS, THE SELLER AND THE SERVICER

     American Business Credit, the servicer and an originator, is a wholly-owned subsidiary of American Business Financial Services, Inc. Upland Mortgage, an originator and a subservicer, is a wholly-owned subsidiary of American Business Credit. American Business Mortgage, an originator and a subservicer, is a wholly-owned subsidiary of American Business Credit. ABFS 2001-2, Inc., the seller, is owned by American Business Financial Services, Inc.

     American Business Financial Services is a financial services holding company operating, through its subsidiaries, primarily in the eastern half of the United States. American Business Financial Services, through American Business Credit, originates, sells and services loans to businesses secured by real estate and other business assets, and, through Upland Mortgage and American Business Mortgage, originates, sells and services non-conforming mortgage loans, typically to credit impaired borrowers, secured by mortgages on single-family residences. In addition, American Business Mortgage operates a bank alliance program with several financial institutions pursuant to which Upland Mortgage and American Business Mortgage will purchase home equity loans and first mortgage loans that do not meet the underwriting guidelines of the selling institution, but meet Upland Mortgage's or American Business Mortgage's underwriting criteria.

     The originators' customers currently consist primarily of two groups. The first category of customers includes credit impaired borrowers who generally are unable to obtain financing from banks or savings and loan associations that have historically provided loans only to individuals with the most favorable credit characteristics. These borrowers generally have impaired or unsubstantiated credit characteristics and/or unverifiable income and respond favorably to the originators' marketing efforts. The second category of customers includes borrowers who would qualify for loans from traditional lending sources but elect to utilize the originators' products and services. The originators' experience has indicated that these borrowers are attracted to originators' loan products as a result of its marketing efforts, the personalized service provided by the originators' staff of lending officers and the timely response to loan requests. Historically, both categories of customers have been willing to pay the originators' origination fees and interest rates which are generally higher than those charged by traditional lending sources. The originators also markets mortgage loans to borrowers with favorable credit histories.

     American Business Financial Services was incorporated in Delaware in 1985. American Business Financial Services is a publicly traded company and its common stock is listed on the Nasdaq National Market System under the symbol "ABFI." The principal executive offices of American Business Financial Services and its operating entities are located at Balapointe Office Centre, 111 Presidential Boulevard, Suite 127, Bala Cynwyd, Pennsylvania 19004. Its telephone number at such address is (610) 668-2440.

THE ORIGINATORS

     The mortgage loans were or will be originated or purchased by the originators directly in the ordinary course of their business. The originators may originate or purchase loans in up to 47 states and the District of Columbia. The originators' primary source of loan product is retail marketing, directly targeting small businesses and consumers through various advertising media.

     The business purpose mortgage loans were or will be originated by American Business Credit, except for mortgage loans which are secured by properties located in states where the originating or purchasing of mortgage loans requires a mortgage banking license, in which case Upland Mortgage has or will originate or purchase such mortgage loans. The consumer purpose mortgage loans were or will be originated or purchased by Upland Mortgage and American Business Mortgage.

     American Business Credit. American Business Credit originates, services and sells business purpose loans collateralized by real estate. American Business Credit's operating subsidiaries include:

o    Upland Mortgage, a consumer purpose residential mortgage company;

o    American Business Mortgage, a residential mortgage company;

o Processing Service Center, Inc., a loan processor for first mortgage loans and home equity loans generated by the bank alliance programs;

o    American Business Leasing, Inc., a small-ticket equipment leasing company;

o    Tiger Relocation Company, a holder of foreclosed real estate; and

o    NJLQ Holdings, Inc., a holder of foreclosed liquor licenses in New Jersey.

     American Business Credit was incorporated in 1988 pursuant to the laws of the Commonwealth of Pennsylvania and maintains its corporate headquarters in Bala Cynwyd, Pennsylvania.

     American Business Credit currently originates business purpose loans on a regular basis in Connecticut, Delaware, Florida, Georgia, Illinois, Indiana, Kentucky, Maryland, Michigan, New Jersey, New York, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Vermont and Virginia through a network of salespeople and its business loan web site, www.abceasyloan.com. American Business Credit focuses its marketing efforts on small businesses who do not meet all of the credit criteria of commercial banks and small businesses that its research indicates may be predisposed to using its products and services.

     American Business Credit originates business purpose loans to corporations, partnerships, sole proprietors and other business entities for various business purposes, including, but not limited to, working capital, business expansion, equipment acquisition and debt consolidation. American Business Credit does not target any particular industries or trade groups and, in fact, takes precautions against concentration of loans in any one industry group. All business purpose loans generally are secured by a first or second mortgage lien on a principal residence of the borrower or a guarantor of the borrower or some other parcel of real property, such as office and apartment buildings and mixed use buildings, owned by the borrower, a principal of the borrower, or a guarantor of the borrower. In addition, in most cases, these loans are further collateralized by personal guarantees, pledges of securities, assignments of contract rights, life insurance and lease payments and liens on business equipment and other business assets.

     American Business Credit's business purpose loans generally ranged from $15,000 to $500,000 and had an average loan size of approximately $90,000 for the loans originated during the nine months ending March 31, 2001. Generally, American Business Credit's business purpose loans (i) are made at fixed rates and for terms ranging from five to 15 years; and (ii) charge origination fees for these loans of 5.0% to 6.0% of the original principal balance. The weighted average interest rate charged on the business purpose loans originated by American Business Credit was 15.99% for fiscal year 2000. The business purpose loans securitized during the past fiscal year had a weighted average loan-to-value ratio, based solely upon the real estate collateral securing the loans, of 60.9%. American Business Credit originated $106.2 million of business purpose loans during fiscal year 2000 and $87.3 million during the nine months ending March 31, 2001.

     Generally, American Business Credit computes interest due on its outstanding loans using the simple interest method. Where permitted by applicable law, American Business Credit normally imposes a prepayment fee. Although prepayment fees imposed vary based upon applicable state law, the prepayment fees on American Business Credit's business purpose loan documents can be a significant portion of the outstanding loan balance. American Business Credit believes that prepayment terms tend to extend the average life of its loans by discouraging prepayment and that this makes these loans more attractive for securitization. Whether a prepayment fee is imposed and the amount of such fee, if any, is negotiated between the individual borrower and American Business Credit prior to closing of the loan. American Business Credit makes loans for various business purposes including, but not limited to, working capital, business expansion, equipment acquisition and debt-consolidation. American Business Credit does not target any particular industries or trade groups.

     During fiscal year 2001, American Business Credit launched an Internet loan distribution channel under the name www.abceasyloan.com. The www.abceasyloan.com web site provides borrowers with convenient access to the business loan application process, 7 days a week, 24 hours a day. American Business Credit believes that the addition of this distribution channel maximizes the efficiency of the application process and could reduce its transaction costs in the future with a greater volume of loan applications received via the web page. Throughout the loan processing period, borrowers who submit applications online are supported by American Business Credit's staff of highly trained loan officers.

     HomeAmerican Credit, Inc. d/b/a Upland Mortgage. Upland Mortgage, American Business Credit's home equity lending subsidiary, is a Pennsylvania corporation and was incorporated in May 1991. Upland Mortgage originates home equity loans primarily to credit-impaired borrowers through various channels including retail marketing which includes telemarketing operations, direct mail, radio and television advertisements as well as through Upland's interactive web site, www.UplandMortgage.com. Home equity loans originated are generally securitized, but some are sold to one of several third party lenders, at a premium and with servicing released.

     Upland Mortgage originates business loans on behalf of American Business Credit in instances where state licensing laws require a mortgage license in order to make such loans. In such circumstances, the credit criteria and collateral requirements utilized by Upland Mortgage are identical to those utilized by American Business Credit. As such, American Business Credit's lending procedures and policies govern Upland Mortgage when it is originating business purpose mortgage loans.

     Home equity loan applications are obtained from potential borrowers over the phone, in writing, in person or over the Internet through the web site. The loan request is then processed and closed. The loan processing staff generally provides its home equity borrowers with a loan approval within 24 hours and closes its home equity loans within approximately ten to fifteen days of obtaining a loan approval.

     Home equity loans generally range from $10,000 to $250,000 and had an average loan size of approximately $70,000 for those originated during fiscal year 2000 and $80,000 for the nine months ending March 31, 2001. During fiscal year 2000, Upland Mortgage and American Business Mortgage originated or purchased $949.0 million of home equity loans and $786.5 million in the nine months ending March 31, 2001. Generally, home equity loans are made at fixed rates of interest and for terms ranging from five to 30 years and generally have origination fees of approximately 2.0% of the aggregate loan amount. For fiscal year 2000, the weighted average interest rate received on such loans was 11.28% and 11.57% for the nine months ending March 31, 2001. The average loan-to-value ratio was 78.9% for the loans originated during fiscal year 2000 and $78.7 for the loans originated during the nine months ending March 31, 2001. Upland Mortgage and American Business Mortgage try to maintain their interest rates and other charges on home equity loans competitive with the lending rates of other finance companies and banks. Where permitted by applicable law, a prepayment fee may be negotiated with the borrower and is generally charged to the borrower on the prepayment of a home equity loan except in the event the borrower refinances a home equity loan with Upland Mortgage or American Business Mortgage.

     During fiscal year 1999, Upland Mortgage launched an Internet loan distribution channel under the name www.UplandMortgage.com. Through this interactive web site, borrowers can examine available loan options, calculate interest payments, and submit an application via the Internet. The Upland Mortgage Internet platform provides borrowers with convenient access to the mortgage loan application process, 7 days a week, 24 hours a day. Throughout the loan processing period, borrowers who submit applications online are supported by Upland Mortgage's staff of highly trained loan officers. During fiscal year 2000, Upland Mortgage continued to phase in advanced Internet technology through its web site, www.UplandMortgage.com. In addition to the ability to take online loan applications and utilize an automated rapid credit approval process, both of which reduce time and manual effort required for loan approval, the site features proprietary software, Easy Loan Advisor, which provides personalized services and solutions to retail customers through interactive web dialog. Upland Mortgage has applied to the U.S. Patent and Trademark Office to patent this product.

     American Business Mortgage Services, Inc. American Business Credit acquired American Business Mortgage, a mortgage company based in Roseland, New Jersey, in October 1997. Prior to January 1, 2001, American Business Mortgage emphasized the origination of conventional first mortgage loans and the sale of such loans in the secondary market with servicing released. Effective January 1, 2001, American Business Mortgage shifted its emphasis to home equity lending and other product offerings. American Business Mortgage originates loans primarily in the eastern region of the United States. American Business Mortgage originated $42.6 million of conventional first mortgage loans during fiscal year 2000. American Business Mortgage, was formerly known as New Jersey Mortgage and Investment Corp.

     During fiscal year 2001, American Business Mortgage established a website www.abmscorp.com to provide its business partners with an internet interface. The website, among other things, provides brokers with 24 hours a day, 7 days a week access to Easy Loan Advisor. This proprietary software permits brokers to price and structure mortgage loans with American Business Mortgage on a fast and efficient basis. Once a broker refers a deal to American Business Mortgage, its experienced sales staff handles all aspects of the mortgage loan transaction.

     The Bank Alliance Program is a vehicle through which both American Business Mortgage and Upland Mortgage acquire nonconventional home equity loans. The program targets traditional financial institutions, such as banks, which because of their strict underwriting and credit guidelines have generally provided mortgage financing only to the most credit-worthy borrowers. The Bank Alliance Program consists of agreements with 31 financial institutions and provides Upland Mortgage and American Business Mortgage with the opportunity to underwrite, process and purchase loans generated by the branch networks of such institutions which consist of over 1,500 branches located in various states throughout the country.

     This program allows these financial institutions to originate loans to credit-impaired borrowers in order to achieve community reinvestment goals and to generate fee income and subsequently sell such loans to American Business Mortgage and Upland Mortgage. Following the purchase of the loans through this program, American Business Mortgage and Upland Mortgage holds these loans as available for sale until they are sold in connection with a future securitization. In addition to using Processing Service Center, Inc. to process loans for it in connection with the Bank Alliance Program, American Business Mortgage processes loans for itself. Upland Mortgage purchased approximately $53.4 million of loans pursuant to this program during fiscal year 2000 and $64.2 million during the nine months ending March 31, 2001.

     During fiscal year 2001, oversight and operation of the Bank Alliance Program transitioned from Upland Mortgage to American Business Mortgage. It is the intention of American Business Mortgage to expand the Bank Alliance Program with financial institutions across the United States.

     Prepayment fees are used by the originators. Historically, a significant percentage of the business purpose loans originated by American Business Credit contained prepayment fees and the home equity loans generated by Upland Mortgage and American Business Mortgage charged prepayment fees on less than 50% of their home equity loans. The originators currently charge prepayment fees on substantially all of the business purpose loans, and have increased the percentage of home equity loans originated with prepayment fees to approximately 85% of home equity loans originated. Of all mortgage loans generated by the American Business Financial

Services subsidiaries, home equity loans comprise approximately 90% of all loans and the remaining 10% are business purpose loans. The type of prepayment fee obtained on a home equity loan is normally a fixed percentage of the outstanding principal balance of the loan. A typical prepayment fee on a home equity loan provides for a fee equal to 5% of the outstanding principal loan balance if paid within the first three years after the loan's origination and 2% of the outstanding principal loan balance if prepaid between three and five years after the loan's origination and no prepayment fee if the loan is prepaid after five years from the date of origination. In the case of business purpose loans, the prepayment fee generally amounts to 8% of the outstanding principal loan balance; provided, however, that no prepayment option is available until after the 24th scheduled payment is made.

     The ability to charge a prepayment fee is sometimes impacted by state law, with respect to both home equity loans and business purpose loans. In the case of home equity loans which have a "balloon" payment feature, whenever possible, the originators use the Federal Alternative Mortgage Transactions Parity Act of 1982 to preempt state laws which limit or restrict prepayment fees. In states that have overridden the Parity Act and in the case of some fully amortizing home equity loans, state laws may restrict prepayment fees either by the amount of the prepayment fee or the time period during which it can be imposed. Similarly, in the case of business purpose loans, some states prohibit or limit prepayment fees where the loan is below a specific dollar threshold or is secured by residential real property. See "Material Legal Aspects of the Loans -- Enforceability of Prepayment and Late Payment Fees" in the accompanying prospectus.

MARKETING STRATEGY

     The originators concentrate their marketing efforts primarily on two potential customer groups. One group, based on historical profiles, has a tendency to select their loan products because of their personalized service and timely response to loan requests. The other group is comprised of credit-impaired borrowers who satisfy the originators' underwriting guidelines. American Business Mortgage also markets conventional first mortgage loans to borrowers with favorable credit histories.

     American Business Credit's marketing efforts for business purpose loans focus on its niche market of selected small businesses located in its market area which generally includes the eastern half of the United States. American Business Credit targets businesses which it believes would qualify for loans from traditional lending sources, but would elect to use its products and services. American Business Credit's experience indicates that these borrowers are attracted to it as a result of its marketing efforts, the personalized service provided by its staff of highly trained lending officers and its timely response to loan applications. Historically, such customers have been willing to pay American Business Credit's origination fees and interest rates which are generally higher than those charged by traditional lending sources.

     American Business Credit markets business purpose loans through various forms of advertising, its business loan web site, www.abceasyloan.com and a direct sales force. Advertising media used includes large direct mail campaigns and newspaper and radio advertising. American Business Credit's commissioned sales staff, which consists of full-time highly trained salespersons, is responsible for converting advertising leads into loan applications.

American Business Credit utilizes a proprietary training program involving extensive and on-going training of its lending officers. American Business Credit's sales staff uses significant person-to-person contact to convert advertising leads into loan applications and maintains contact with the borrower throughout the application process.

     Upland Mortgage markets home equity loans through telemarketing, radio and television advertising, direct mail campaigns and through its web site, www.UplandMortgage.com. During fiscal year 2001, Upland Mortgage, American Business Mortgage, redirected its marketing mix to focus on targeted direct mail, which it believes delivers more leads at a lower cost than broadcast marketing channels. Upland Mortgage Group's integrated approach to media advertising utilizes a combination of direct mail and Internet advertising is intended to maximize the effect of its advertising campaigns.

     Upland Mortgage's marketing efforts for home equity loans are strategically located throughout the eastern region of the United States. Upland Mortgage utilizes its branch offices in various eastern states to market its loans. Upland Mortgage intends to open additional sales offices in the future. Loan processing, underwriting, servicing and collection procedures are performed at its centralized operating office located in Bala Cynwyd, Pennsylvania.

     American Business Mortgage originates home equity loans through its network of loan brokers and other business alliance programs. American Business Mortgage's marketing efforts are concentrated in the mid-Atlantic region of the United States. The loan broker network channel is also supported by American Business Mortgage's website, www.abmscorp.com, which provides brokers with unlimited access to proprietary software for pricing and structuring mortgage loans with American Business Mortgage.

UNDERWRITING PROCEDURES AND PRACTICES

     Summarized below are some of the policies and practices which are followed in connection with the origination of business purpose loans, home equity loans and conventional first mortgage loans. These policies and practices may be altered, amended and supplemented as conditions warrant in the discretion of management.

     Loan underwriting standards are applied to evaluate prospective borrowers' credit standing and redistribution ability as well as the value and adequacy of the mortgaged property as collateral. Initially, the prospective borrower is required to fill out a detailed application providing pertinent credit information. As part of the description of the prospective borrower's financial condition, the borrower is required to provide information concerning assets, liabilities, income, credit, employment history and other demographic and personal information. If the application demonstrates the prospective borrower's ability to repay the debt as well as sufficient income and equity, loan processing personnel generally obtain and review an independent credit bureau report on the credit history of the borrower and verification of the borrower's income. Once all applicable employment, credit and property information is obtained, a determination is made as to whether sufficient unencumbered equity in the property exists and whether the prospective borrower has sufficient monthly income available to meet the prospective borrower's monthly obligations.

     The following table outlines the key parameters of the major credit grades of the originators' current underwriting guidelines.

--------------------------------------------------------------------------------------------------------
                                           "A" CREDIT GRADE                   "B" CREDIT GRADE
--------------------------------------------------------------------------------------------------------
General Repayment                  Has good credit but might have     Pays the majority of accounts on
                                   some minor delinquency.            time but has some 30 and/or 60
                                                                      day delinquency.


--------------------------------------------------------------------------------------------------------
Existing Mortgage Loans            Current at application time and    Current at application time and
                                   a maximum of two 30 day            a maximum of four 30 day
                                   delinquencies in the past 12       delinquencies in the past 12
                                   months.                            months.
--------------------------------------------------------------------------------------------------------
Non-Mortgage Credit                Major credit and installment       Major credit and installment
                                   debt should be current but may     debt can exhibit some minor 30
                                   exhibit some minor 30 day          and/or 60 day delinquency.
                                   delinquency.  Minor credit may     Minor credit may exhibit up to
                                   exhibit some minor delinquency.    90 day delinquency.
--------------------------------------------------------------------------------------------------------
Bankruptcy Filings                 Discharged more than 2 years       Discharged more than 2 years
                                   with reestablished credit.         with reestablished credit.

--------------------------------------------------------------------------------------------------------
Debt Service-to-Income             Generally not to exceed 50%.       Generally not to exceed 50%.
--------------------------------------------------------------------------------------------------------
Owner Occupied:                    Generally 80% (exception to 90%)   Generally 80% (exception to 85%)
Loan-to-value ratio                for a 1-4 family dwelling          for a 1-4 family dwelling
                                   residence;  80% for a              residence; 75% for a condominium.
                                   condominium.
--------------------------------------------------------------------------------------------------------
Non-Owner Occupied:                Generally 80% for a 1-4 family     Generally 70% for a 1-4 family
Loan-to-value ratio                dwelling or condominium.           dwelling or condominium.

--------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------
                                         "C" CREDIT GRADE                  "D" CREDIT GRADE
---------------------------------------------------------------------------------------------------
General Repayment                Marginal credit history which is   Designed to provide a
                                 offset by other positive           borrower with poor credit
                                 attributes.                        history an opportunity to
                                                                    correct past credit problems
                                                                    through lower monthly payments.
---------------------------------------------------------------------------------------------------
Existing Mortgage Loans          Cannot exceed four 30-day          Must be paid in full from
                                 delinquencies or two 60 day        loan proceeds and no more
                                 delinquencies in the past 12       than 120 days delinquent.
                                 months.
---------------------------------------------------------------------------------------------------
Non-Mortgage Credit              Major credit and installment       Major and minor credit
                                 debt can exhibit some minor 30     delinquency is acceptable,
                                 and/or 90 day delinquency.         but must demonstrate some
                                 Minor credit may exhibit more      payment regularity.
                                 serious delinquency.
---------------------------------------------------------------------------------------------------
Bankruptcy Filings               Discharged more than 2 years       Discharged prior to closing.
                                 with reestablished credit.

---------------------------------------------------------------------------------------------------
Debt Service-to-Income           Generally not to exceed 55%.       Generally not to exceed 55%.
---------------------------------------------------------------------------------------------------
Owner Occupied:                  Generally 70% (exception to 85%)   Generally 60% (exception to
Loan-to-value ratio              for a 1-4 family dwelling          70%) for a 1-4 family
                                 residence; 65% for a condominium.  dwelling residence.

---------------------------------------------------------------------------------------------------
Non-Owner Occupied:              Generally 60% for a 1-4 family     N/A
Loan-to-value ratio              dwelling or condominium.

---------------------------------------------------------------------------------------------------

     Generally, business purpose loans collateralized by residential real estate must have an overall loan-to-value ratio (based solely on the independent appraised fair market value of the real estate collateral securing the loan) on the properties collateralizing the loans of no greater than 75%. Business purpose loans collateralized by commercial real estate must generally have an overall loan-to-value ratio (based solely on the independent appraised fair market value of the real estate collateral securing the loan) of no greater than 60% percent. In addition, in substantially all instances, American Business Credit also receives additional collateral in the form of, among other things, personal guarantees, pledges of securities, assignments of contract rights, life insurance and lease payments and liens on business equipment and other business assets, as available. The business purpose loans originated by American Business Credit had an average loan-to-value ratio of 60.9% based solely on the real estate collateral securing the loan for fiscal year 2000.

     The maximum acceptable loan-to-value ratio for home equity loans held as available for sale or securitization is generally 90%. The home equity loans originated by the originators had an average loan-to-value ratio of 78.9% for fiscal year 2000. Occasionally, exceptions to these maximum loan-to-value ratios are made if other collateral is available or if there are other compensating factors. From time to time, Upland Mortgage makes loans with loan-to-value ratios in excess of 90% which may be sold with servicing released. Title insurance is generally obtained in connection with all real estate secured loans.

     In determining whether the mortgaged property is adequate as collateral, the originators appraise each property that is considered for financing. The appraisal is completed by an independent qualified appraiser and generally includes pictures of comparable properties and pictures of the property securing the loan. With respect to business purpose loans, home equity loans and conventional first mortgage loans, the appraisal is completed by an independent qualified appraiser on a Fannie Mae form.

     Any material decline in real estate values reduces the ability of borrowers to use home equity to support borrowings and increases the loan-to-value ratios of loans previously made, thereby weakening collateral coverage and increasing the possibility of a loss in the event of borrower default. Further, delinquencies, foreclosures and losses generally increase during economic slowdowns or recessions. As a result, the originators cannot assure that the market value of the real estate underlying the loans will at any time be equal to or in excess of the outstanding principal amount of those loans. Although the originators have expanded the geographic area in which they originate loans, a downturn in the economy generally or in a specific region of the country may have an effect on the originators' originations.

THE SERVICER

     American Business Credit will be responsible for servicing the mortgage loans in accordance with its established servicing procedures and the terms of the Pooling and Servicing Agreement. American Business Credit will contract with Upland Mortgage and American Business Mortgage to act as subservicers with respect to the servicing of the consumer purpose mortgage loans. Upland Mortgage and American Business Mortgage follow the same servicing procedures described below with respect to American Business Credit.

     The servicer employs a large staff of experienced collectors and supervisors working in shifts to manage non-performing loans. In addition, several in-house collection attorneys and paralegals work closely with these collectors and their managers to optimize collection efforts. The goal of the servicer's labor-intensive collections program is to emphasize delinquency prevention.

     In servicing business purpose loans and home equity loans, the servicer typically sends an invoice to borrowers on a monthly basis advising them of the required payment and its due date. The collection process begins immediately after a borrower fails to make a monthly payment. When a loan becomes 45 to 60 days delinquent, it is transferred to a workout specialist in the collections department. The workout specialist tries to reinstate a delinquent loan, seek a payoff, or occasionally enter into a modification agreement with a borrower to avoid foreclosure. All proposed workout arrangements are evaluated on a case-by-case basis, based upon the borrower's past credit history, current financial status, level of cooperation, future prospects and the reasons for the delinquency. If the loan becomes delinquent 61 days or more and a satisfactory workout arrangement with the borrower is not achieved or the borrower declares bankruptcy, the matter is immediately referred to the servicer's attorneys for collection. Due to this timing, the foreclosure process on most delinquent loans is commenced before the loan is 100 days past due.

     The servicer believes that it is one of very few servicing entities that has an in-house legal staff dedicated to the collection of delinquent loans and the handling of bankruptcy cases. As a result, the servicer believes its delinquent loans are reviewed from a legal perspective earlier in the collection process than is the case with loans made by traditional lenders. This allows troublesome legal issues, if any, to be noted and, if possible, resolved earlier. The servicer's in-house legal staff also attempts to find solutions for delinquent loans, other than foreclosure. Every loan is analyzed to compare the property value against the loan balance and solutions are presented to the borrower based on the results of that analysis.

     In those situations where foreclosures are handled by outside counsel, the in-house legal staff manages outside counsel to ensure that the time period for handling foreclosures meets or exceeds established industry standards. Frequent contact between in-house and outside counsel insures that the process moves quickly and efficiently in an attempt to achieve a timely and economical resolution to contested matters. In managing these loans on a case by case basis American Business Credit may advance funds to keep the first mortgage current or may choose to pay off the senior mortgage. The servicer will also expend funds to protect and preserve the property and to enhance the ability to sell a recovered property.

     Supporting American Business Credit's collection and accounting functions is a network of computer hardware and software. American Business Credit's current computer system produces mortgage loan invoices, payment reminders and late notices. In addition to these collection functions, the computer provides an in-depth customer contact system which enables American Business Credit's collectors to manage each borrower's loan history by individually logging all correspondence into the system's data base. The system also generates numerous management reports detailing collection activity and accounting information.

DELINQUENCY AND LOAN LOSS EXPERIENCE

     The following tables set forth information relating to the delinquency and loan loss experience on the mortgage loans included in American Business Credit's, Upland Mortgage's and American Business Mortgage's servicing portfolio for the periods shown. The delinquency and loan loss experience represents the historical experience of American Business Credit, Upland Mortgage and American Business Mortgage, and there can be no assurance that the future experience on the mortgage loans in the trust will be the same as, or more favorable than, that of the mortgage loans in American Business Credit's, Upland Mortgage's and American Business Mortgage's overall servicing portfolio.

                                      DELINQUENCY AND FORECLOSURE EXPERIENCE
                                              (DOLLARS IN THOUSANDS)


                                 At June 30, 1998        At June 30, 1999         At June 30, 2000        At March 31, 2001
                                 ----------------        ----------------         ----------------        -----------------
                                             % of                    % of                     % of                     % of
                                 Amount     Amount      Amount      Amount       Amount      Amount       Amount      Amount
                                Serviced   Serviced    Serviced    Serviced     Serviced    Serviced     Serviced    Serviced
                                --------   --------    --------    --------     --------    --------     --------    --------
Servicing portfolio            $ 450,935    100.00%  $1,007,738    100.00%     $1,799,584    100.00%    $2,357,723     100.00%
60+ days past due loans:
61-90 days                     $   1,950     0.43%   $    4,624      0.46%     $    7,416      0.41%    $   14,687       0.62%
more than 90 days              $   7,103     1.58%   $   23,958      2.38%     $   38,962      2.17%    $   57,128       2.42%
                               ---------     -----   ----------      -----         ------      -----    ----------       -----
Total 60+ days past due loans  $   9,053     2.01%   $   28,582      2.84%     $   46,378      2.58%    $   71,815       3.05%
REO Properties                 $     922     0.20%   $    9,948      0.99%     $   13,122      0.73%    $   26,113       1.11%
                               ---------     -----   ----------      -----     ----------      -----    ----------       -----
Total 60+ days past due loans,
foreclosures pending and REO
Properties                     $   9,975     2.21%   $   38,530      3.82%     $   59,500      3.31%    $   97,928       4.15%
                               =========     =====   ==========      =====     ==========      =====    ==========       =====


The preceding table was prepared using the following assumptions:

     o the past due period is based on the actual number of days that a payment is contractually past due; a loan as to which a monthly payment was due 61-90 days prior to the reporting period is considered 61-90 days past due, etc.

     o   total past due loans includes pending foreclosures, and

     o an REO property is a property acquired and held as a result of foreclosure or deed in lieu of foreclosure.

                                            LOAN CHARGE-OFF EXPERIENCE
                                              (DOLLARS IN THOUSANDS)

                                                        Year Ended       Year Ended        Year Ended         Quarter Ended
                                                       June 30, 1998    June 30, 1999     June 30, 2000      March 31, 2001
                                                       -------------    -------------     -------------      --------------
                                                         Amount            Amount            Amount              Amount
                                                        Serviced          Serviced          Serviced            Serviced
                                                        --------          --------          --------            --------
Servicing portfolio..............................        $450,935        $1,007,738        $1,799,584         $2,357,723
Average outstanding..............................        $309,063          $729,337        $1,354,500         $2,078,654
  Gross losses...................................             138               820             3,359              2,448
  Loan recoveries................................              $0                $3               $40                 $0
                                                        ---------         ---------        ----------         ----------
  Net loan charge-offs...........................       $     138        $      817        $    3,319        $     2,448
                                                         ========         =========         =========         ==========
  Net loan charge-offs as a
     Percentage of servicing
     Portfolio at period end.....................          0.03%            0.08%             0.18%               0.42%
                                                           =====            =====             =====               =====
  Net loan charge-offs as a
     Percentage of average
     Outstanding.................................          0.04%            0.11%             0.25%               0.47%
                                                           =====            =====             =====               =====


The preceding table was prepared using the following assumptions:

     o "average outstanding" presented is the arithmetic average of the principal balances of the loans in the originators' servicing portfolio outstanding at the opening and closing of business for such period; and

     o "gross losses" means the outstanding principal balance plus accrued but unpaid interest on liquidated mortgage loans; and

     o "net loan charge-offs as a percentage of servicing portfolio at period end" and "net loan charge-offs as a percentage of average outstanding" for the quarter ended at March 31, 2001 are annualized amounts.

     The above delinquency, foreclosure and loan charge-off statistics represent the servicer's recent experience and indicate notable increases during fiscal year 2000 and the quarter ended March 31, 2001. The servicer believes that this trend is a result of the maturation of its servicing portfolio rather than a change in the credit quality of the mortgage loans that have been originated recently. Furthermore, the statistical data in the tables is based on all of the mortgage loans in the servicing portfolio. The mortgage loans in the trust may have characteristics which distinguish them from the majority of the mortgage loans in the servicing portfolio. Accordingly, such data should not be considered to reflect the credit quality of the mortgage loans included in the trust, or as a basis of assessing the likelihood, amount or severity of losses on the mortgage loans included in the trust.

                      THE TRUSTEE AND THE COLLATERAL AGENT

     The Chase Manhattan Bank, a New York banking corporation, has an office at 450 West 33rd Street, 14th Floor, New York, New York 10001. The trustee will perform administrative functions on behalf of the trust fund and for the benefit of the certificateholders pursuant to the terms of the Pooling and Servicing Agreement. The collateral agent/trustee's duties are limited solely to its express obligations under the Pooling and Servicing Agreement.

                         DESCRIPTION OF THE CERTIFICATES

     On the closing date, the trust will be created and the depositor will cause the trust to issue the certificates. The certificates will be issued in seven classes, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO, Class X and Class R Certificates. Only the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-IO Certificates, collectively the "Class A Certificates" will be offered under this prospectus supplement. The certificates will collectively represent the entire undivided ownership interest in the trust fund created and held under the Pooling and Servicing Agreement, subject to the limits and priority of distribution provided for in that agreement.

     The trust fund consists of,

     o the mortgage loans, together with the mortgage files relating thereto and all collections thereon and proceeds thereof collected after the cut-off date,

     o   all rights of the depositor under the Unaffiliated Seller's Agreement,

     o such assets as from time to time are identified as REO property and collections thereon and proceeds thereof,

     o cash that is deposited into the collection accounts, and invested in accordance with the Pooling and Servicing Agreement,

     o the trustee's rights with respect to the mortgage loans under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement and any insurance proceeds,

     o   Liquidation Proceeds, and

     o   released mortgaged property proceeds.

     In addition, the seller will cause the certificate insurer to issue the policy under which it will guarantee distributions to the holders of the Class A Certificates as described herein.

     The Class A-1 Certificates are primarily payable from collections on account of Mortgage Loan Group I, and the Class A-2, Class A-3 and Class A-4 Certificates are primarily payable from collections on account of Mortgage Loan Group II, subject in each case to the cross-collateralization provisions of the trust. The Class A-IO Certificates are payable from collections on account of both mortgage loan groups.

     The Class A Certificates will be issued and available only in book-entry form, in denominations of $1,000 initial principal or notional balance and integral multiples of $1,000 in excess thereof, except that one certificate of each class may be issued in a different amount. Voting rights will be allocated among holders of the Class A Certificates in accordance with their respective percentage interests.

BOOK-ENTRY REGISTRATION

     The Class A Certificates are sometimes referred to in this prospectus supplement as "book-entry certificates." No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing an obligation of the trust, except under the limited circumstances described herein. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream or the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Class A Certificates are book-entry certificates, such certificates will be evidenced by one or more certificates registered in the name of Cede & Co., which will be the "holder" of such certificates, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through Citibank, N.A., the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the Class A Certificates will be represented by book-entries on the records of DTC and participating members thereof. All references herein to the Class A Certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such certificates are held by DTC.

     The beneficial owners of the Class A Certificates may elect to hold their certificates through DTC in the United States, or Clearstream or Euroclear if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Class A Certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal or notional balance of the related Class and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear. Investors may hold such beneficial interests in the book-entry certificates in minimum denominations representing principal or notional amounts of $1,000. Except as described below, no beneficial owner will be entitled to receive a physical or definitive certificates. Unless and until definitive certificates are issued, it is anticipated that the only "holder" of the Class A Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be "holders" or "certificateholders" as those terms are used in the Pooling and Servicing Agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

     The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including the underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through "indirect participants."

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the Class A Certificates, among participants on whose behalf it acts with respect to the book-entry certificates and to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

     Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC participants. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the trustee, the servicer or any paying agent as holders of the Class A Certificates, and beneficial owners will be permitted to exercise the rights of the holders of the Class A Certificates only indirectly through DTC and its participants.

     Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European Depositories.

     Clearstream Banking, societe anonyme (formerly Cedelbank) is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against distribution, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 31 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A/N.V. All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of distributions with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Distributions on the book-entry certificates will be made on each distribution date by the trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

     Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the trust provided by the trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

     DTC has advised the depositor and the servicer that it will take any action permitted to be taken by a holder of the Class A Certificates under the Pooling and Servicing Agreement only at the direction of one or more participants to whose accounts with DTC the book-entry certificates are credited. Additionally, DTC has advised the depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry certificates evidence such percentages of voting rights authorize divergent action.

     None of the trust, the depositor, the servicer, the certificate insurer or the trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See "Risk Factors -- Book-Entry Registration" and "The Agreements -- Book-Entry Securities" in the accompanying prospectus.

DEFINITIVE CERTIFICATES

     The Class A Certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if
(a) DTC or the servicer advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates and DTC or the servicer is unable to locate a qualified successor or (b) the trustee, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the trustee will reissue the book-entry certificates as definitive certificates to beneficial owners. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the trustee, or a paying agent on behalf of the trustee, directly to holders of definitive certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement.

     Definitive certificates will be transferable and exchangeable at the offices of the trustee or the certificate registrar. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

SALE OF THE MORTGAGE LOANS

     Pursuant to the Unaffiliated Seller's Agreement, the originators will sell, transfer, assign, set over and otherwise convey the mortgage loans, without recourse, to the seller and the seller will sell, transfer, assign, set over and otherwise convey the mortgage loans, including all principal outstanding as of, and interest due and accruing after, the cut-off date, without recourse, to the depositor on the closing date. Pursuant to the Pooling and Servicing Agreement, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trust, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due after, the cut-off date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the cut-off date, and (b) interest due and accrued on each such mortgage loan after the cut-off date; provided, however, that the originators will not convey, and the originators reserve and retain all their respective right, title and interest in and to (x) principal, including principal prepayments in full and curtailments (i.e., partial prepayments), received on each such mortgage loan on or prior to the cut-off date and (y) interest due and accrued on each mortgage loan on or prior to the cut-off date.

DELIVERY OF MORTGAGE LOAN DOCUMENTS

     In connection with the sale, transfer, assignment or pledge of the mortgage loans to the trust, the depositor will cause to be delivered to the collateral agent on behalf of the trustee, on the closing date, the following documents with respect to each mortgage loan which constitute the mortgage file:

         (a) the original mortgage note, endorsed without recourse in blank by the related originator, including all intervening endorsements showing a complete chain of endorsement;

         (b) the related original mortgage with evidence of recording indicated thereon or, in certain limited circumstances, a copy thereof certified by the applicable recording office;

         (c) the recorded mortgage assignment(s), or copies thereof certified by the applicable recording office, if any, showing a complete chain of assignment from the originator of the related mortgage loan to the related originator -- which assignment may, at such originator's option, be combined with the assignment referred to in clause (d) below;

         (d) a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the related originator to the trustee;

         (e) originals of all assumption, modification and substitution agreements in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed; and

         (f) an original title insurance policy or (x) a copy of the title insurance policy, or (y) a binder thereof or copy of such binder together with a certificate from the originator that the original mortgage has been delivered to the title insurance company that issued such binder for recordation.

     Pursuant to the Pooling and Servicing Agreement, the collateral agent, on behalf of the trustee agrees to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the mortgage loans, with any exceptions noted. The collateral agent, on behalf of the trustee, agrees, for the benefit of the holders of the certificates and the certificate insurer, to review, or cause to be reviewed, each mortgage file within thirty days after the closing date -- or, with respect to any Qualified

Substitute Mortgage Loan, within thirty days after the receipt by the collateral agent thereof -- and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans,

     o all documents required to be delivered to it pursuant to the Pooling and Servicing Agreement are in its possession;

     o each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered, appears regular on its face and relates to such mortgage loan; and

     o based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date.

     If the collateral agent, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the description thereof as set forth in the schedule of mortgage loans, the collateral agent shall promptly so notify the trustee, the servicer, the seller and the certificate insurer in writing with details thereof. The seller agrees to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the collateral agent. If, however, within forty-five days after the collateral agent's notice of such defect, the seller has not caused the defect to be remedied and the defect materially and adversely affects the value of, or the interest of the holders of the Class A Certificates or the interests of the certificate insurer in the mortgage loan, the seller or the related originator will either (a) substitute in lieu of such mortgage loan a Qualified Substitute Mortgage Loan and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan is less than the principal balance of such mortgage loan as of the date of such substitution plus accrued and unpaid interest thereon, deliver to the servicer a substitution adjustment equal to the amount of any such shortfall or (b) purchase such mortgage loan at a price equal to the outstanding principal balance of such mortgage loan as of the date of purchase, plus the greater of (x) all accrued and unpaid interest thereon and (y) thirty days' interest thereon, computed at the related mortgage interest rate, net of the servicing fee if the servicer is effecting the repurchase, plus the amount of any unreimbursed servicing advances made by the servicer, which purchase price shall be deposited in the distribution account on the next succeeding servicer remittance date after deducting therefrom any amounts received in respect of such repurchased mortgage loan or loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan. In addition, the seller and the originators shall be obligated to indemnify the trust, the trustee, the collateral agent, the holders of the Class A Certificates and the certificate insurer for any third-party claims arising out of a breach by the seller or the originators of representations or warranties regarding the mortgage loans. The obligation of the seller and the originators to cure such breach or to substitute or purchase any mortgage loan and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the Class A Certificates, the trustee, the collateral agent, and the certificate insurer.

REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The seller will represent, among other things, with respect to each mortgage loan, as of the closing date, the following:

     1. the information set forth in the schedule of mortgage loans with respect to each mortgage loan is true and correct;

     2. all of the original or certified documentation constituting the mortgage files, including all material documents related thereto, has been or will be delivered to the collateral agent, on behalf of the trustee, on the closing date;

     3. the mortgaged property consists of a single parcel of real property separately assessed for tax purposes, upon which is erected a detached or an attached one-family residence or a detached two- to six-family dwelling, or an individual condominium unit, or a townhouse, or a manufactured dwelling, or an individual unit in a planned unit development, or a commercial property, or a mixed use or a multiple purpose property, or a mobile home. Such residence, dwelling or unit is not,

     o   a unit in a cooperative apartment,

     o   a property constituting part of a syndication,

     o   a time share unit,

     o a property held in trust, except to the extent such property is mortgaged by a trustee duly qualified to serve as such in the relevant jurisdiction,

     o   a log-constructed home, or

     o   a recreational vehicle;

     4. each mortgage or deed of trust is a valid first or second lien on a fee simple, or its equivalent under applicable state law, estate in the real property securing the amount owed by the mortgagor under the mortgage note subject only to,

     o the lien of current real property taxes and assessments which are not delinquent,

     o   any related first mortgage loan,

     o covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related mortgage loan obtained by the seller, and

     o other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage;

     5. to the best of the seller's knowledge none of the mortgage loans are
Section 32 loans subject to the Home Ownership and Equity Protection Act;

     6. immediately prior to the transfer and assignment by the seller to the depositor, the seller had good title to, and was the sole owner of each mortgage loan, free of any interest of any other person, and the seller has transferred all right, title and interest in each mortgage loan to the depositor;

     7. each mortgage loan conforms, and all such mortgage loans in the aggregate conform, to the description thereof set forth in this prospectus supplement; and

     8. all of the mortgage loans were originated in accordance with the underwriting criteria set forth in this prospectus supplement.

     Pursuant to the Pooling and Servicing Agreement, upon the discovery by any of a certificateholder, the seller, the servicer, any subservicer, the certificate insurer, the collateral agent or the trustee that any of the representations and warranties contained in the Pooling and Servicing Agreement have been breached in any material respect as of the date made, with the result that the value of, or the interests of the holders of the Class A Certificates in the related mortgage loan or the interests of the certificate insurer were materially and adversely affected, notwithstanding that such representation and warranty was made to the seller's or the originator's best knowledge and the seller or the originator lacked knowledge of such breach, the party discovering such breach is required to give prompt written notice to the other parties. Subject to certain provisions of the Pooling and Servicing Agreement, within sixty days of the earlier to occur of the seller's or an originator's discovery or its receipt of notice of any such breach, the seller or the originators will,

     o   promptly cure such breach in all material respects,

     o remove each mortgage loan which has given rise to the requirement for action by the seller or the originators, substitute one or more Qualified Substitute Mortgage Loans and, if the outstanding principal balance of such Qualified Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance, plus accrued and unpaid interest thereon, of the replaced mortgage loans as of the date of substitution, deliver to the trust as part of the amounts remitted by the servicer on such distribution date the amount of such shortfall, or

     o purchase such mortgage loan at a price equal to the principal balance of such mortgage loan as of the date of purchase plus the greater of
         (x) all accrued and unpaid interest thereon and (y) thirty days' interest thereon computed at the mortgage interest rate, net of the servicing fee if American Business Credit is the servicer, plus the amount of any unreimbursed servicing advances made by the servicer, and deposit such purchase price into the distribution account on the next succeeding servicer remittance date after deducting therefrom any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

     In addition, the seller and the originators shall be obligated to indemnify the depositor, the trustee, the collateral agent, the holders of the Class A Certificates and the certificate insurer for any third-party claims arising out of a breach by the seller or the originators of representations or warranties regarding the mortgage loans. The obligation of the seller and the originators to cure such breach or to substitute or purchase any mortgage loan and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the Class A Certificates, the trustee, the collateral agent and the certificate insurer.

DISTRIBUTIONS ON THE MORTGAGE LOANS

     The Pooling and Servicing Agreement provides that the servicer, for the benefit of the holders of the Class A Certificates, shall establish and maintain the collection account, which will generally be (x) an account maintained with a depository institution or trust company whose long term unsecured debt obligations are rated by each rating agency in one of its two highest rating categories at the time of any deposit therein or (y) trust accounts maintained with a depository institution acceptable to each rating agency and the certificate insurer. The Pooling and Servicing Agreement permits the servicer to direct any depository institution maintaining the collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the date on which the servicer is required to transfer the servicer remittance amount from the collection account to the distribution account, as described below.

     The servicer is obligated to deposit or cause to be deposited in the collection account on each business day, amounts representing the following distributions received and collections made by it after the cut-off date, other than in respect of monthly distributions on the mortgage loans due and accrued on each mortgage loan up to and including any due date occurring on or prior to the cut-off date:

     o all distributions on account of principal, including prepayments of principal;

     o   all distributions on account of interest on the mortgage loans;

     o all Net Liquidation Proceeds and all Insurance Proceeds to the extent such Insurance Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices;

     o   all Net REO Proceeds;

     o all other amounts required to be deposited in the collection account pursuant to the Pooling and Servicing Agreement; and

     o any amounts required to be deposited in connection with net losses realized on investments of funds in the collection account.

     The trustee will be obligated to set up a distribution account with respect to the certificates into which the servicer will deposit or cause to be deposited the servicer remittance amount on the servicer remittance date which shall be the 10th day of each month, or if such date is not a business day, then the preceding business day.

     The servicer remittance amount for a servicer remittance date is equal to the sum, without duplication, of,

     o all collections of principal and interest on the mortgage loans, including principal prepayments, Net REO Proceeds and Liquidation Proceeds, if any, collected by the servicer during the prior calendar month;

     o all Periodic Advances made by the servicer with respect to payments due to be received on the mortgage loans on the related due date; and

     o any other amounts required to be placed in the collection account by the servicer pursuant to the Pooling and Servicing Agreement,

     but excluding the following:

     (a) amounts received on a particular mortgage loan, with respect to which the servicer has previously made an unreimbursed Periodic Advance, as late distributions of interest, or as Liquidation Proceeds, to the extent of such unreimbursed Periodic Advance;

     (b) amounts received on a particular mortgage loan with respect to which the servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

     (c)    for such servicer remittance date, the aggregate servicing fee;

     (d) all net income from eligible investments that are held in the collection account for the account of the servicer;

     (e) all amounts actually recovered by the servicer in respect of late fees, assumption fees, prepayment fees and similar fees;

     (f)    Net Foreclosure Profits; and

     (g) certain other amounts which are reimbursable to the servicer, as provided in the Pooling and Servicing Agreement.

     The amounts described in clauses (a) through (g) above may be withdrawn by the servicer from the collection account on or prior to each servicer remittance date.

     The Pooling and Servicing Agreement also establishes an account, the "Supplemental Interest Account," which is held in trust by the Trustee. The Supplemental Interest Account will hold certain amounts and other property relating to the funding of Class A-2 Available Funds Cap Carry-Forward Amount, if any, with respect to the Class A-2 Certificates. On each distribution date, Class A-2 Available Funds Cap Carry-Forward Amount, if any, will be distributed from the Supplemental Interest Account to the Class A-2 Certificateholders.

PASS-THROUGH RATES

     The pass-through rates applicable to the Class A Certificates for any distribution date are as follows:

     Class A-1 Pass-Through Rate:    For any distribution date which occurs on
                                     or prior to the Clean-Up Call Date, 6.34% per annum, and for any distribution date thereafter 6.84% per annum.

     Class A-2 Pass-Through Rate:    The lesser of:

                                 (1) LIBOR plus 0.14% per annum, or

                                 (2) the Class A-2 Available Funds Cap Rate for
                                     that distribution date.

     Class A-3 Pass-Through Rate:    5.82% per annum.

     Class A-4 Pass-Through Rate:    For any distribution date which occurs on
                                     or prior to the Clean-Up Call Date, 6.99% per annum, and for any distribution date thereafter 7.49% per annum.

     Class A-IO Pass-Through Rate:   8.00% per annum.

     If the Class A-2 Certificates have their pass-through rate limited by the application of the Class A-2 Available Funds Cap Rate, the excess amount will be carried forward, and will be payable as a subordinated item, as described under "Flow of Funds" below.

CALCULATION OF LIBOR

     On the second business day preceding each distribution date or, in the case of the July 25, 2001 distribution date, on the second business day preceding the closing date, the trustee will determine the London interbank offered rate for one-month U.S. dollar deposits for the next accrual period for the Class A-2 Certificates on the basis of the offered rates of the reference banks for one-month U.S. dollar deposits, as such rates appear on Telerate Page 3750, as of 11:00 a.m., London time, on such day. As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Telerate Page 3750" means the display designated as page 3750 on the Telerate Service, or such other page as may replace page 3750 on that service for the purpose of displaying

London interbank offered rates of major banks; and "reference banks" means leading banks selected by the trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market,

     o   with an established place of business in London,

     o whose quotations appear on the Telerate Page 3750 on the day in question,

     o   which have been designated as such by the trustee, and

     o which do not control, are not controlled by, and or not under common control with, the servicer or the trustee.

     On each interest determination date, LIBOR for the accrual period for the Class A-2 Certificates will be established by the trustee as follows:

     (a) If on such interest determination date two or more reference banks provide such offered quotations, LIBOR for the accrual period for the Class A-2 Certificates shall be the arithmetic mean of such offered quotations -- rounded upwards if necessary to the nearest whole multiple of 1/16%.

     (b) If on such interest determination date fewer than two reference banks provide such offered quotations, LIBOR for the accrual period for the Class A-2 Certificates shall be the higher of (x) LIBOR as determined on the previous interest determination date or (y) the reserve interest rate.

     The "reserve interest rate" shall be the rate per annum that the trustee determines to be either,

     o the arithmetic mean -- rounded upwards if necessary to the nearest whole multiple of 1/16% -- of the one-month U.S. dollar lending rates which New York City banks selected by the trustee are quoting on the relevant interest determination date to the principal London offices of leading banks in the London interbank market or, in the event that the trustee can determine no such arithmetic mean,

     o the lowest one-month U.S. dollar lending rate which New York City banks selected by the trustee are quoting on such interest determination date to leading European banks.

     The establishment of LIBOR on each interest determination date by the trustee and the trustee's calculation of the rate of interest applicable to the Class A-2 Certificates for the accrual period shall, in the absence of manifest error, be final and binding.

OVER-COLLATERALIZATION PROVISIONS

     Over-collateralization Resulting from Cash Flow Structure. The Pooling and Servicing Agreement requires that, on each distribution date, the Excess Interest, if any, with respect to a mortgage loan group that is not used to cover any losses in that mortgage loan group during the prior Due Period will be applied on that distribution date as an accelerated distribution of principal on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, as appropriate for the related mortgage loan group, but only to the limited extent hereafter described. The application of Excess Interest as a distribution of principal has the effect of building over-collateralization, by accelerating the amortization of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates relative to the amortization of the mortgage loans in the related mortgage loan group.

     After the time at which the related targeted level of over-collateralization is reached, if it is necessary to re-establish the required level of over-collateralization, the Excess Interest will again be applied as an accelerated distribution of principal on the related certificates. Notwithstanding the foregoing, in the event certain tests set forth in the Pooling and Servicing Agreement are violated, all available Excess Interest from each mortgage loan group, will be used as a payment of principal to accelerate the amortization of the related class of certificates. Initially, the Over-collateralized Amount will be zero.

     In the event that the required level of the Specified Over-collateralized Amount with respect to a mortgage loan group is permitted to decrease or "step down" on a distribution date in the future, the Pooling and Servicing Agreement provides that a portion of the principal which would otherwise be paid to the holders of the related classes of certificates on such distribution date shall instead be paid in the priority set forth herein under "--Flow of Funds." This has the effect of decelerating the amortization of the related class of certificates relative to the amortization of such mortgage loan group, and of reducing the related Over-collateralized Amount. Further, if, on any distribution date, the related Excess Over-collateralized Amount is, or, after taking into account all other distributions to be made on such distribution date would be, greater than zero -- i.e., the Over-collateralized Amount is or would be greater than the related Specified Over-collateralized Amount -- then certain amounts relating to principal which would otherwise be paid to the holders of the related classes of certificates on such distribution date shall instead be paid in the priority set forth herein under "--Flow of Funds", in an amount equal to the Over-collateralization Reduction Amount.

     The Pooling and Servicing Agreement provides that, on any distribution date, all amounts collected on account of principal -- other than any such amount applied to the distribution of an Over-collateralization Reduction Amount -- with respect to each mortgage loan group during the prior calendar month will be paid to the holders of the related classes of certificates on such distribution date. In addition, the Pooling and Servicing Agreement provides that the principal balance of any mortgage loan which becomes a Liquidated Mortgage Loan shall then equal zero. The Pooling and Servicing Agreement does not contain any rule which requires that the amount of any Liquidated Loan Loss be paid to the holders of the related classes of certificates on the distribution date which immediately follows the event of loss; i.e., the Pooling and Servicing Agreement does not require the current recovery of losses. However, the occurrence of a Liquidated Loan Loss will reduce the Over-collateralized Amount with respect to the related mortgage loan group, which, to the extent that such reduction causes the Over-collateralized Amount to be less than the Specified Over-collateralized Amount applicable to the related distribution date, will require the distribution of an Over-collateralization Increase Amount on such distribution date, or, if insufficient funds are available on such distribution date, on subsequent distribution dates, until the Over-collateralized Amount equals the Specified Over-collateralized Amount. The effect of the foregoing is to allocate losses to the holders of the Class X Certificates by reducing, or eliminating entirely, distributions of Excess Interest and Over-collateralization Reduction Amounts which such holder would otherwise receive.

     Over-collateralization and the Policy. The Pooling and Servicing Agreement requires the trustee to make a claim for an Insured Distribution under the policy not later than the third business day prior to any distribution date as to which the trustee has determined that an Over-collateralization Deficit will occur for the purpose of applying the proceeds of such Insured Distribution as a distribution of principal to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates on such distribution date. The certificate insurer has the option on any distribution date to make a distribution of principal, including in respect of Liquidated Loan Losses, up to the amount that would have been payable to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates if sufficient funds were available therefor. However, investors in the Class A-1 , Class A-2, Class A-3 and Class A-4 Certificates should realize that, under extreme loss or delinquency scenarios, they may temporarily receive no distributions of principal.

RESERVE ACCOUNT

     All classes of certificates representing both Mortgage Loan Group I and Mortgage Loan Group II will have the benefit of a reserve account. On each distribution date, available Excess Interest from a mortgage loan group after payment of the Over-collateralization Increase Amount for such mortgage loan group and distribution date, if any, will be paid into the reserve account, until the amount of funds on deposit therein equals the Specified Reserve Amount. To the extent that the certificates related to a mortgage loan group are retired, Excess Interest relating to the mortgage loans in that mortgage loan group will be paid into the reserve account. If the amount on deposit in the reserve account on any distribution date exceeds the Specified Reserve Amount for such distribution date, the amount of such excess shall be applied pursuant to clauses (g) through (k) as set forth herein under "--Flow of Funds." Funds deposited in the reserve account on any distribution date, with respect to a mortgage loan group, may be used, on the same date as such transfer is made, to pay any Shortfall Amount in the other mortgage loan group existing on that date after such funds are deposited into the reserve account in accordance with clause (f) under "--Flow of Funds."

     Funds on deposit in the reserve account will be used on any distribution date to make payments with respect to any Shortfall Amount for either mortgage loan group on that distribution date.

FLOW OF FUNDS

     On each distribution date, the trustee, based solely on the information received from the servicer in the servicer remittance report prior to such distribution date, shall make distributions to the holders of the certificates and reimbursement to the certificate insurer under the Insurance Agreement, to the extent of funds on deposit in the distribution account for the related mortgage loan group, including any Insured Distributions, any required transfer from the reserve account and, on or after the date on which either the Class A-1 Certificates or the Class A-4 Certificates have been paid in full and at least one class of certificates remains outstanding, the aggregate principal actually collected during the prior Due Period on the mortgage loan group relating to such paid-in-full certificates, as follows:

     (a) to the trustee, an amount equal to the fees then due to it with respect to that mortgage loan group;

     (b) to the certificate insurer the Premium Amount then due to it with respect to that mortgage loan group;

     (c) the Interest Distribution Amount for the related Class A Certificates with respect to such mortgage loan group, including the pro rata portion of the Interest Distribution Amount for the Class A-IO Certificates apportioned to that mortgage loan group;

     (d) the Reimbursement Amount owing to the certificate insurer with respect to that mortgage loan group;

     (e) the Principal Distribution Amount for that mortgage loan group, which will be distributed (x) with respect to Mortgage Loan Group I, to the holders of the Class A-1 Certificates, until the aggregate principal balance of the Class A-1 Certificates is reduced to zero; and (y) with respect to Mortgage Loan Group II, (i) to the holders of the Class A-2 Certificates, until the aggregate principal balance of the Class A-2 Certificates is reduced to zero, then (ii) to the holders of the Class A-3 Certificates, until the aggregate principal balance of the Class A-3 Certificates is reduced to zero, and then (iii) to the holders of the Class A-4 Certificates, until the aggregate principal balance of the Class A-4 Certificates is reduced to zero;

     (f) to the reserve account, the amount necessary for the balance of such account to equal the Specified Reserve Amount; provided, that if the outstanding principal balance of the certificates related to such mortgage loan group shall have been reduced to zero, then all Excess Interest in respect of such mortgage loan group will be transferred to the reserve account and applied in the manner described above under "--Reserve Account";

     (g) the amount of any Net Mortgage Loan Interest Shortfalls for the Class A Certificates with respect to such mortgage loan group;

     (h) to the trustee, an amount equal to the outstanding expenses due the trustee pursuant to the Pooling and Servicing Agreement and not otherwise paid or reimbursed by the servicer with respect to that mortgage loan group;

     (i) to the servicer for reimbursement of any nonrecoverable Periodic Advances and servicing advances with respect to that mortgage loan group;

     (j) following the making by the trustee of all allocations, transfers and disbursements described above, to the Supplemental Interest Account, as a distribution on the

         Class X Certificates, the amount remaining on such distribution date in the distribution account, if any; and

     (k) then to the holders of the Class R Certificates, any further remaining balance.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date the trustee will deliver to the depositor and each holder of a Class A Certificate a written remittance report, provided to the trustee and the certificate insurer by the servicer, containing information, including, without limitation, the amount of the distribution on such distribution date, the amount of such distribution allocable to principal and allocable to interest, the aggregate outstanding principal or notional balance of each class as of such distribution date, the amount of any Insured Distribution included in such distribution on such distribution date and such other information as required by the Pooling and Servicing Agreement.

AMENDMENT

     The Pooling and Servicing Agreement may be amended from time to time by the depositor, the servicer and the trustee by written agreement, upon the prior written consent of the certificate insurer, without notice to, or consent of, the holder of the Class A Certificates, to cure any ambiguity, to correct or supplement any provisions therein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement or effect a significant change in the permitted activities of the trust; provided, that such action shall not, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the trustee or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the Class A Certificates, adversely affect in any material respect the interests of any holder of the Class A Certificates; provided, further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be paid on any certificate without the consent of the holder of such certificate, or change the rights or obligations of any other party to the Pooling and Servicing Agreement without the consent of such party.

     The Pooling and Servicing Agreement may be amended from time to time by the depositor, the servicer and the trustee with the consent of the certificate insurer, and the holders of the majority of the percentage interest of the Class A Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders; provided, however, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be paid on any certificate without the consent of the holder of such certificate or reduce the percentage of the Class A Certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the Class A Certificates.

     The Unaffiliated Seller's Agreement and the Pooling and Servicing Agreement contain substantially similar restrictions regarding amendment.

CONTROL RIGHTS OF CERTIFICATE INSURER

     Unless it is in default under the Certificate Insurance Policy or certain events of bankruptcy or insolvency have occurred with respect to the certificate insurer, the certificate insurer will have the right to exercise all rights, including voting rights, which the holders of the certificates are entitled to exercise under the Pooling and Servicing Agreement and the other transaction documents. In addition, the certificate insurer shall have the right to participate in, to direct the enforcement or defense of, and at the certificate insurer's sole option, to institute or assume the defense of, any action, proceeding or investigation for any remedy available to the trustee with respect to any matter that could adversely affect the trust, the trust fund or the rights or obligations of the certificate insurer, under the Pooling and Servicing Agreement and the other transaction documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of any originator, the seller, the servicer, the depositor or any affiliate thereof. Following written notice to the trustee, the certificate insurer shall have exclusive right to determine, in its sole discretion, the actions necessary to preserve and protect the trust and the trust fund. The certificate insurer shall be entitled to reimbursement for all costs and expenses of the trustee in connection with such action, proceeding or investigation, including (without limitation) reasonable attorneys' fees and any judgment or settlement entered into affecting the certificate insurer or the certificate insurer's interests.

                         SERVICING OF THE MORTGAGE LOANS

     American Business Credit will act as the servicer of the mortgage loans. Upland Mortgage and American Business Mortgage will act as subservicers with respect to a portion of the mortgage loans. See "The Originators, the Seller and the Servicer" herein. The servicer and the subservicers will be required to use the same care as they customarily employ in servicing and administering mortgage loans for their own account, in accordance with accepted mortgage servicing practices of prudent lending institutions, and giving due consideration to the reliance of the certificate insurer and the holders of the certificates on them.

SERVICING FEES AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     As compensation for its activities as servicer under the Pooling and Servicing Agreement, the servicer shall be entitled with respect to each mortgage loan to the servicing fee, which shall be payable monthly from amounts on deposit in the collection account. The servicing fee shall be an amount equal to interest at one-twelfth of the servicing fee rate for such mortgage loan on the outstanding principal balance of such mortgage loan. The servicing fee rate with respect to each mortgage loan will be 0.50% per annum. In addition, the servicer shall be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, assumption fees, prepayment fees or similar items. The servicer shall also be entitled to withdraw from the collection account any net interest or other income earned on deposits therein. The servicer shall pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and shall not be entitled to reimbursement therefor except as specifically provided in the Pooling and Servicing Agreement.

PERIODIC ADVANCES AND SERVICER ADVANCES

     Periodic Advances. The servicer is required to make Periodic Advances on each servicer remittance date, subject to the servicer's determination that such advance would be recoverable. Such Periodic Advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions, and are intended to provide both sufficient funds for the payment of interest to the holders of the certificates, plus an additional amount intended to maintain a specified level of over-collateralization and to pay the trustee's fees, and the premium due the certificate insurer. Notwithstanding the servicer's good faith determination that a Periodic Advance was recoverable when made, if such Periodic Advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement therefor from the trust fund. See "Description of the Certificates -- Payments on the Mortgage Loans" herein.

     Servicing Advances. The servicer is required to advance amounts with respect to the mortgage loans, subject to the servicer's determination that such advance would be recoverable and that a prudent mortgage lender would make a like advance if it or an affiliate owned the related mortgage loan, constituting "out-of-pocket" costs and expenses relating to,

     o   the preservation and restoration of the mortgaged property,

     o   enforcement proceedings, including foreclosures,

     o expenditures relating to the purchase or maintenance of a first lien not included in the trust fund on the mortgaged property, and

     o certain other customary amounts described in the Pooling and Servicing Agreement.

     These servicing advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions. In the event that, notwithstanding the servicer's good faith determination at the time such servicing advance was made, that it would be recoverable, such servicing advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement therefor from the trust fund.

     Special Advances. On the closing date, from funds received from the sale of the Certificates, the trustee is required to deposit amounts into an interest reserve account with respect to mortgage loans which do not have an initial interest payment due until June 2001 to cover interest shortfalls, if any, on this first distribution date. Subject to certain terms and conditions in the Pooling and Servicing Agreement, any funds remaining in the interest reserve account following distributions on the distribution date in July 2001 shall be released to the servicer. The servicer is also required to advance amounts to the distribution account on the first servicer remittance date in July 2001 with respect to mortgage loans which do not have an initial interest payment due until July 2001.

     Recovery of Advances. The servicer may recover Periodic Advances and servicing advances to the extent permitted by the Pooling and Servicing Agreement or, if not recovered from the mortgagor on whose behalf such servicing advance or Periodic Advance was made, from late collections on the related mortgage loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the servicer from the mortgagor or otherwise relating to the mortgage loan. In the event a Periodic Advance or a servicing advance becomes a nonrecoverable advance, the servicer may be reimbursed for such advance from the distribution account.

     The servicer shall not be required to make any Periodic Advance or servicing advance which it determines would be a nonrecoverable Periodic Advance or nonrecoverable servicing advance. A Periodic Advance or servicing advance is "nonrecoverable" if in the good faith judgment of the servicer (as stated in an officer's certificate of the servicer delivered to the trustee), such Periodic Advance or servicing advance would not ultimately be recoverable.

PREPAYMENT INTEREST SHORTFALLS

     Not later than the close of business on the 10th day of each month, the servicer is required to remit to the trustee a payment of Compensating Interest in respect of Prepayment Interest Shortfalls and shall not have the right to reimbursement therefor. Insured Distributions do not cover Prepayment Interest Shortfalls.

RELIEF ACT SHORTFALLS

     The reduction, if any, in interest payable on the mortgage loans in the applicable mortgage loan group attributable to the application of the Soldiers' and Sailors' Civil Relief Act of 1940 will not reduce the amount of Current Interest due to the holders of the certificates. However, in the event the full amount of Current Interest is not available on any distribution date due to Relief Act Shortfalls, in the applicable mortgage loan group the amount of such shortfall will not be covered by the policy. Such shortfalls in Current Interest will be paid from the Excess Interest, if any, as a priority item.

OPTIONAL PURCHASE OF DELINQUENT MORTGAGE LOANS

     The seller, or any affiliate of the seller, has the option, but is not obligated, to purchase from the trust any mortgage loan 180 days or more delinquent subject to certain terms and conditions set forth in the Pooling and Servicing Agreement. Any such purchase price shall equal the outstanding principal balance thereof as of the date of purchase, plus all accrued and unpaid interest on such principal balance, computed at the related mortgage interest rate -- net of the related servicing fee, if American Business Credit is the servicer -- plus the amount of any unreimbursed Periodic Advances and servicing advances made by the servicer with respect to such mortgage loan in accordance with the provisions specified in the Pooling and Servicing Agreement.

SERVICER REPORTS

     On each servicer remittance date, the servicer is required to deliver to the certificate insurer and the trustee and the collateral agent, a servicer remittance report setting forth the information necessary for the trustee to make the distributions set forth under "--Flow of Funds" herein and containing the information to be included in the written remittance report for such distribution date delivered by the trustee.

     The servicer is required to deliver to the certificate insurer, the trustee, the collateral agent, and the rating agencies, not later than April 30th of each year, starting in 2002, an officer's certificate stating that,

     o the servicer has fully complied with the servicing provisions of the Pooling and Servicing Agreement,

     o a review of the activities of the servicer during the preceding calendar year and of performance under the Pooling and Servicing Agreement has been made under such officer's supervision, and

     o to the best of such officer's knowledge, based on such review, the servicer has fulfilled all its obligations under the Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the servicer to remedy such default.

     Not later than April 30th of each year, starting in 2002, the servicer, at its expense, is required to cause to be delivered to the certificate insurer, the trustee, the collateral agent and the rating agencies from a firm of independent certified public accountants, who may also render other services to the servicer, a statement to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans during the preceding calendar year, or such longer period from the closing date to the end of the following calendar year, and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the requirements of the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, such servicing has been conducted in compliance with the Pooling and Servicing Agreement except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac require it to report, in which case such exceptions and errors shall be so reported.

COLLECTION AND OTHER SERVICING PROCEDURES

     The servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the Pooling and Servicing Agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans. Consistent with the above, the servicer may, in its discretion, waive any late payment charge and arrange with a mortgagor a schedule for the liquidation of delinquencies, subject to the provisions of the Pooling and Servicing Agreement.

     If a mortgaged property has been or is about to be conveyed by the mortgagor, the servicer will be obligated to accelerate the maturity of the mortgage loan, unless it reasonably believes it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable law. If it reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause, the servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

     Any fee collected by the servicer for entering into an assumption agreement will be retained by the servicer as additional servicing compensation. In connection with any such assumption, the mortgage interest rate borne by the mortgage note relating to each mortgage loan may not be decreased. For a description of circumstances in which the servicer may be unable to enforce "due-on-sale" clauses, see "Material Legal Aspects of the Loans -- Due-on-Sale Clauses in Mortgage Loans" in the accompanying prospectus.

HAZARD INSURANCE

     The servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy with coverage which contains a standard mortgagee's clause in an amount equal to the lesser of (a) the maximum insurable value of such mortgaged property or (b) the principal balance of such mortgage loan plus the outstanding balance of any mortgage loan senior to such mortgage loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a coinsurer thereunder. As set forth above, all amounts collected by the servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures, to the extent they constitute Net Liquidation Proceeds or Insurance Proceeds, will ultimately be deposited in the collection account. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to the servicer by a borrower. The Pooling and Servicing Agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the rating agencies and the certificate insurer, insuring against losses on the mortgage loans. If such blanket policy contains a deductible clause, the servicer is obligated to deposit in the distribution account the sums which would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Since residential and commercial properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing thereon decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The servicer will foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the mortgage loans as come into default when, in the opinion of the servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the servicer will follow such practices as it deems necessary or advisable and as are in keeping with the servicer's general loan servicing activities and the Pooling and Servicing Agreement; provided, that the servicer will not expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless the servicer believes such foreclosure, correction or restoration will increase Net Liquidation Proceeds.

REMOVAL AND RESIGNATION OF THE SERVICER

     The certificate insurer may, pursuant to the Pooling and Servicing Agreement, remove the servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clauses (h) below and the trustee shall, at the direction of the certificate insurer, or may, at the direction of the majority holders of the certificates, with the consent of the certificate insurer, in the case of any direction of the majority holders of the certificates, remove the servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clause (a), (b), (c), (d),
(e) (f) (g) or (h) below. Each of the following constitutes a "servicer event of default":

     (a) any failure by the servicer to remit to the trustee any payment required to be made by the servicer under the terms of the Pooling and Servicing Agreement, other than servicing advances covered by clause
         (b) below, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer and the certificate insurer by the trustee or to the servicer and the trustee by the certificate insurer or the holders of certificates evidencing percentage interests of at least 25%; or

     (b) the failure by the servicer to make any required servicing advance which failure continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the trustee or to the servicer and the trustee by any holder of a certificate or the certificate insurer; or

     (c) any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the Pooling and Servicing Agreement, or the breach of any representation and warranty set forth in the Pooling and Servicing Agreement to be true and correct, which continues unremedied for a period of thirty days after the date on which written notice of such failure or breach, as applicable, requiring the same to be remedied, shall have been given to the servicer by the trustee, or to the servicer and the trustee by any holder of a certificate or the certificate insurer; or

     (d) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of forty-five days; or

     (e) the servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer's property; or

     (f) the servicer shall admit in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

     (g) the delinquency or loss experience of the mortgage loans exceeds certain levels specified in the Pooling and Servicing Agreement; or

     (h) the certificate insurer shall notify the trustee of any "event of default" under the Insurance and Indemnity Agreement.

     Except to permit American Business Mortgage and Upland Mortgage to act as subservicers, the servicer may not assign its obligations under the Pooling and Servicing Agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the servicer, American Business Credit, if American Business Credit is not the servicer, the certificate insurer, the collateral agent, and the trustee, or upon the determination that the servicer's duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the servicer without the incurrence, in the reasonable judgment of the certificate insurer, of unreasonable expense. No such resignation shall become effective until a successor has assumed the servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

     Upon removal or resignation of the servicer, the trustee will be the successor servicer. The trustee, as successor servicer, will be obligated to make Periodic Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the trustee is unwilling or unable to act as successor servicer, or if the majority holders of the certificates, with the consent of the certificate insurer, or the certificate insurer so requests, the trustee (acting at the direction of the certificate insurer) shall appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the Pooling and Servicing Agreement and subject to the approval of the certificate insurer, any established mortgage loan servicing institution acceptable to the certificate insurer having a net worth of not less than $15,000,000 as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the servicer.

     The trustee and any other successor servicer in such capacity is entitled to the same reimbursement for advances and, unless otherwise agreed by the certificate insurer, no more than the same servicing compensation as the servicer. See "-- Servicing and Other Compensation and Payment of Expenses" herein.

TERMINATION; OPTIONAL CLEAN-UP CALL

     The Servicer may, at its option, purchase the mortgage loans and terminate the trust on any distribution date when the aggregate principal balance of the mortgage loans in both mortgage loan groups is equal to or less than 10% of the aggregate principal balances of the mortgage loans in both mortgage loan groups as of the cut-off date. Such purchase of the mortgage loans would result in the payment in full of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and retirement of the Class A-IO Certificates on such distribution date. If the mortgage loans are not purchased on the first distribution date on which the above option may be exercised, the interest rate payable on the Class A-1 and Class A-4 Certificates will be increased as described herein. The certificate insurer must consent to the purchase of the mortgage loans if the resulting amount available for payment on the certificates would result in a draw under the certificate insurance policy.

     The trust shall also terminate upon notice to the trustee of either: (i) the later of the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or Periodic Advances of same by the servicer), or the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the Pooling and Servicing Agreement and the payment of all amounts due and payable to the certificate insurer and the trustee or (ii) mutual consent of the servicer, the certificate insurer and all certificateholders in writing; provided, however, that in no event shall the trust established by the Pooling and Servicing Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named therein.

                                   THE POLICY

     MBIA Insurance Corporation (the "Certificate Insurer") will issue a financial guaranty insurance policy (the "Certificate Insurance Policy") with respect to the Class A Certificates. The Certificate Insurer, in consideration of the payment of a premium and subject to the terms of the Certificate Insurance Policy, thereby unconditionally and irrevocably guarantees to any certificateholder that an amount equal to each full and complete Insured Distribution will be received from the Certificate Insurer by the trustee or its successors, as trustee for the certificateholders, on behalf of the certificateholders, for distribution by the trustee to each certificateholder, of that certificateholder's proportionate share of the Insured Distribution.

     The Certificate Insurer's obligations under the Certificate Insurance Policy, with respect to a particular Insured Distribution, will be discharged to the extent funds equal to the applicable Insured Distribution are received by the trustee, whether or not those funds are properly applied by the trustee. Insured Distributions will be made only at the time set forth in the Certificate Insurance Policy, and no accelerated Insured Distributions will be made regardless of any acceleration of the Class A Certificates, unless the acceleration is at the sole option of the Certificate Insurer.

     The Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust, any REMIC or the trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes). In addition, the Certificate Insurance Policy does not cover any Class A-2 Available Funds Cap Carry-Forward Amounts or Net Mortgage Loan Interest Shortfalls, nor does the Certificate Insurance Policy guarantee to the holders of the certificates any particular rate of principal distribution.

     The Certificate Insurer will pay any Insured Distribution that is a Preference Amount on the business day following receipt on a business day by the Certificate Insurer's fiscal agent of the following:

     o a certificated copy of the order requiring the return of a preference payment;

     o an opinion of counsel satisfactory to the Certificate Insurer that the order is final and not subject to appeal;

     o an assignment in a form that reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the certificateholder relating to or arising under the Class A Certificates against the debtor which made the preference payment or otherwise with respect to the preference payment; and

     o appropriate instruments to effect the appointment of the Certificate Insurer as agent for the certificateholder in any legal proceeding related to the preference payment, which instruments are in a form satisfactory to the Certificate Insurer;

provided that if the documents are received after 12:00 p.m., New York, New York time, on that business day, they will be deemed to be received on the following business day. Payments by the Certificate Insurer will be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the certificateholder and not to any certificateholder directly unless the certificateholder has returned principal or interest paid on the Class A Certificates to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to the certificateholder.

     The Certificate Insurer will pay any other amount payable under the Certificate Insurance Policy no later than 12:00 p.m., New York, New York time, on the later of the distribution date on which the related Deficiency Amount is due or the third business day following receipt in New York, New York on a business day by State Street Bank and Trust Company. N.A., as a fiscal agent for the Certificate Insurer or any successor fiscal agent appointed by the Certificate Insurer of a notice from the trustee specifying the Insured Distribution which is due and owing on the applicable distribution date, provided that if the notice is received after 12:00 p.m., New York, New York time, on that business day, it will be deemed to be received on the following business day. If any notice received by the Certificate Insurer's fiscal agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Certificate Insurance Policy, it will be deemed not to have been received by the Certificate Insurer's fiscal agent for purposes of this paragraph, and the Certificate Insurer or the fiscal agent, as the case may be, will promptly so advise the trustee and the trustee may submit an amended notice.

     Insured Distributions due under a Policy, unless otherwise stated therein, will be disbursed by the Certificate Insurer's fiscal agent to the trustee, on behalf of the certificateholders, by wire transfer of immediately available funds in the amount of the Insured Distribution less, in respect of Insured Distributions related to Preference Amounts, any amount held by the trustee for the payment of the Insured Distribution and legally available therefor.

     The Certificate Insurance Policy expires and terminates in accordance with its terms without any action on the part of the Certificate Insurer or any other person on the date that is one year and one day following the date on which the outstanding principal balance of the Class A-1, Class A-2, A-3 or Class A-4 Certificates, whichever is the latest, has been reduced to zero.

     The fiscal agent is the agent of the Certificate Insurer only and the fiscal agent will in no event be liable to certificateholders for any acts of the fiscal agent or any failure of the Certificate Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Certificate Insurance Policy.

     The Certificate Insurance Policy is not cancelable. The Premium on the Certificate Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class A Certificates.

     THE CERTIFICATE INSURANCE POLICY IS BEING ISSUED UNDER AND PURSUANT TO, AND WILL BE CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

     THE INSURANCE PROVIDED BY THE CERTIFICATE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

DRAWINGS UNDER THE POLICY

     Not later than three business days prior to each distribution date, the trustee is required to determine, pursuant to the Pooling and Servicing Agreement, for the next distribution date, the Net Available Amount to be on deposit in each distribution account on that distribution date. If there is a Deficiency Amount for a distribution date, the trustee is required to complete, pursuant to the Pooling and Servicing Agreement, a telephone or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A to the policy, the original of which is subsequently delivered by registered or certified mail, and submit the notice to the Certificate Insurer no later than 12:00 noon New York City time on the third business day preceding the distribution date as a claim for an Insured Distribution in an amount equal to the Deficiency Amount.

                             THE CERTIFICATE INSURER

     The following information has been obtained from MBIA Insurance Corporation, the certificate insurer, for inclusion in this prospectus supplement. No representation is made by the seller, the originators, the servicer, the depositor, trustee or the underwriters or any of their affiliates as to the accuracy or completeness of the information.

     MBIA Insurance Corporation ("MBIA") is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the "Company"). The Company is not obligated to pay the debts of or claims against MBIA. MBIA is domiciled in the State of New York and licensed, to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. MBIA has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investment and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by MBIA, changes in control and transactions among affiliates. Additionally, MBIA is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

     MBIA does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the certificate insurer set forth under the heading "The Certificate Insurer". Additionally, MBIA makes no representation regarding the certificates or the advisability of investing in the certificates.

     The Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

MBIA INFORMATION

     The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 2000.

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

     (3) The report on Form 8-K filed by the Company on January 30, 2001.

     Any documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus Supplement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus Supplement and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus Supplement shall be deemed to be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

     The consolidated financial statements of MBIA, a wholly owned subsidiary of the Company and its subsidiaries as of December 31, 2000 and December 31, 1999 and for each of the three years in the period ended December 31, 2000, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2000 and the consolidated financial statements of MBIA and its subsidiaries as of March 31, 2001 and for the three month period ended March 31, 2001 and March 31, 2000 included in the Quarterly Report on Form 10-Q of the Company for the period ended March 31, 2001, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. All financial statements of MBIA and its subsidiaries included in documents filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

     The Company files annual, quarterly and special reports, information statements and other information with the SEC under File No. 1-9583. Copies of the SEC filings (including (1) the Company's Annual Report on Form 10-K for the year ended December 31, 2000, (2) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, and (3) the report on Form 8-K filed by the Company on January 30, 2001) are available (i) over the Internet at the SEC's web site at http://www.sec.gov; (ii) at the SEC's public reference rooms in Washington D.C., New York, New York and Chicago, Illinois; (iii) over the Internet at the

Company's web site at http://www.mbia.com; and (iv) at no cost, upon request to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504. The telephone number of MBIA is (914) 273-4545.

         The tables below present selected financial information of the certificate insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") as well as generally accepted accounting principles ("GAAP"):

                                                   SAP
                                 ----------------------------------------
                                      DECEMBER 31,         MARCH 31,
                                          2000               2001
                                 -------------------   ------------------
                                       (Audited)         (Unaudited)
                                               (in millions)
         Admitted Assets                 $7,627             $7,839
         Liabilities                      5,245              5,476
         Capital and Surplus              2,382              2,363


                                                  GAAP
                                 ----------------------------------------
                                      DECEMBER 31,         MARCH 31,
                                          2000               2001
                                 -------------------   ------------------
                                       (Audited)         (Unaudited)
                                               (in millions)

         Assets                          $8,450             $8,795
         Liabilities                      3,642              3,849
         Shareholder's Equity             4,808              4,946

FINANCIAL STRENGTH RATINGS OF MBIA

     Moody's Investors Service, Inc. rates the financial strength of MBIA "Aaa."

     Standard & Poor's Ratings Services Group, a division of The McGraw-Hill companies, Inc. rates the financial strength of MBIA "AAA."

     Fitch, Inc. rates the financial strength of MBIA "AAA."

     Each rating of MBIA should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the securities, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the securities. MBIA does not guaranty the market price of the securities nor does it guaranty that the ratings on the securities will not be revised or withdrawn.

EXPERTS

     The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 2000 and December 31, 1999 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2000, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                       PREPAYMENT AND YIELD CONSIDERATIONS

     The weighted average life of, and the yield to maturity on the Class A-IO Certificates and, if purchased at other than par, the Class A-1, Class A-2, Class A-3 or Class A-4 Certificates, will be directly related to the rate of payment of principal of the mortgage loans, including for this purpose voluntary prepayment in full of mortgage loans prior to stated maturity, liquidations due to defaults, casualties and condemnations, and repurchases of or substitutions for mortgage loans by American Business Credit or an affiliate of American Business Credit as required or permitted under the Pooling and Servicing Agreement or the Unaffiliated Seller's Agreement.

     The actual rate of principal prepayments on the mortgage loan groups is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among mortgage loan groups at any time because of specific factors relating to the mortgage loans in the particular mortgage loan group, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates of certain mortgage loans at the time of origination, such mortgage loans may be subject to higher prepayment rates than if prevailing rates remain at or above those at the time such mortgage loans were originated. Conversely, if prevailing interest rates rise appreciably above the interest rates of certain mortgage loans at the time of origination, such mortgage loans may experience a lower prepayment rate than if prevailing rates remain at or below those at the time such mortgage loans were originated. However, there can be no assurance that the mortgage loans will conform to the prepayment experience of conventional mortgage loans or to any past prepayment experience or any published prepayment forecast. No assurance can be given as to the level of prepayments that the mortgage loans in the trust fund will experience.

     As indicated above, the yield to maturity on the Class A-IO Certificates and, if purchased at other than par, the Class A-1, Class A-2, Class A-3 or Class A-4 Certificates, will be affected by the rate of the payment of principal on the mortgage loans. If the actual rate of payments on the mortgage loans is slower than the rate anticipated by an investor who purchases the Class A-1, Class A-2, Class A-3 or Class A-4 Certificates at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the mortgage loans is faster than the rate anticipated by an investor who purchases the Class A-IO Certificate or who purchases the Class A-1, Class A-2, Class A-3 or Class A-4 Certificates at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. In particular, the yield on the Class A-IO Certificates will be particularly sensitive to the prepayment rate on the mortgage loans and if the rate of prepayments on the mortgage loans is significantly faster than anticipated it is possible that holders of the Class A-IO Certificates will not recover their initial investment.

     The Pooling and Servicing Agreement provides that none of the certificate insurer, the trustee, the collateral agent, the seller, the depositor, the originators or the servicer will be liable to any holder for any loss or damage incurred by such holder as a result of any difference in the rate of return received by such holder as compared to the related pass-through rate, with respect to any holder of certificates upon reinvestment of the funds received in connection with any premature repayment of principal on the certificates, including any such repayment resulting from any prepayment by the mortgagor, any liquidation of such mortgage loan, or any repurchase of or substitution for any mortgage loan by the depositor or the servicer.

     The final stated maturity date is expected to be December 25, 2031 for the Class A-1 and Class A-4 Certificates. The final stated maturity date for the Class A-2 and Class A-3 Certificates is expected to be October 25, 2014 and July 25, 2016, respectively. Class A-IO Certificates will in no event receive distributions after the 30th distribution date. The final stated maturity date for the Class A-1 and Class A-4 Certificates was calculated using the assumption that the final stated maturity date would be the distribution date in the sixth month following the latest possible maturity date of any mortgage loan. The final stated maturity date for the Class A-2 and Class A-4 Certificates was calculated using the assumption that no losses or delinquencies occur on the mortgage loans, that none are prepaid, that the targeted overcollateralized amount is $0 and certain other assumptions contained in this prospectus supplement. The weighted average life of the certificates is likely to be shorter than would be the case if payments actually made on the mortgage loans conformed to the foregoing assumptions, and the final distribution date with respect to the certificates could occur significantly earlier than the final stated maturity date because:

     o prepayments, including, for this purpose, prepayments attributable to foreclosure, liquidation, repurchase and the like, on mortgage loans are likely to occur;

     o the over-collateralization provisions of the transaction result in the application of Excess Interest to the distribution of principal; and

     o the servicer may, at its option as described herein, call the certificates when the aggregate outstanding principal balance of the mortgage loans in both mortgage loan groups is equal to or less than 10% of the aggregate original principal balance of the mortgage loans in both mortgage loan groups as of the cut-off date.

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security is scheduled to be repaid to an investor. The weighted average life of the certificates will be influenced by the rate at which principal of the related mortgage loans is paid, which may be in the form of scheduled amortization or prepayments -- for this purpose, the term "prepayment " includes liquidations due to default.

     Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment model used in the tables below, Home Equity Prepayment, or HEP, is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a mortgage loan group for the life of such mortgage loans. For example, 23% HEP assumes a constant prepayment rate of 2.3% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 2.3% per annum in each month thereafter up to and including the tenth month. Beginning in the tenth month and in each month thereafter during the life of the mortgage loans, 23% HEP assumes a constant prepayment rate of 23% per annum. As used in the table below, 0% prepayment assumption assumes prepayment rates equal to 0% of the prepayment assumption, i.e., no prepayments on the mortgage loans having the characteristics described below. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans in the trust fund.

     The following tables, addressing the weighted average lives of the certificates, have been prepared on the basis of the following modeling assumptions:

     o the mortgage loans prepay at the indicated percentage of the prepayment assumption,

     o payments on the certificates are received in cash on the 25th day of each month commencing in July 2001,

     o no defaults or delinquencies in, or modifications, waivers or amendments respecting the payments by the mortgagors of principal and interest on the mortgage loans occur,

     o scheduled payments are assumed to be received on the first day of each month commencing in June 2001, and prepayments represent payments in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in June 2001, and include thirty days' interest thereon,

     o   one-month LIBOR remains constant at 3.990%,

     o   the certificates are purchased on June 28, 2001,

     o   the servicer's optional clean-up call is exercised,

     o the Specified Over-collateralized Amount is as set forth in the Pooling and Servicing Agreement, and

     o the mortgage loans in Mortgage Loan Group I consist of 6 mortgage loans having the following characteristics:

                                                                         Original
                                      Mortgage       Net Mortgage       Amortizing       Remaining        Balloon Term
                 Principal            Interest        Interest             Term        Amortizing Term     to Maturity
                Balance ($)            Rate (%)         Rate (%)        (in months)      (in months)      (in months)
                -----------            --------         --------        -----------      -----------      -----------
               103,455,000.00            11.229          10.729               347             347             214
                 7,755,000.00            10.926          10.426               113             113             n/a
                18,727,500.00            11.061          10.561               179             179             n/a
                44,165,000.00            11.200          10.700               239             238             n/a
                   770,000.00            10.627          10.127               294             293             n/a
               100,127,500.00            10.991          10.491               360             359             n/a

     o the mortgage loans in Mortgage Loan Group II consist of 6 mortgage loans having the following characteristics:

                                                                         Original
                                      Mortgage       Net Mortgage       Amortizing       Remaining        Balloon Term
                 Principal            Interest        Interest             Term        Amortizing Term     to Maturity
                Balance ($)            Rate (%)         Rate (%)        (in months)      (in months)      (in months)
                -----------            --------         --------        -----------      -----------      -----------
               33,160,000.00             13.757          13.257               320             319             181
                5,288,000.00             14.979          14.479               100             100             n/a
               22,096,000.00             15.193          14.693               180             179             n/a
               13,944,000.00             12.901          12.401               238             236             n/a
                  240,000.00             13.384          12.884               300             299             n/a
                5,272,000.00             10.883          10.383               360             360             n/a

---------------

     The foregoing modeling assumptions are assumptions and are not necessarily indicative of actual performance.

     Based upon the foregoing modeling assumptions, the tables below indicate the weighted average life and earliest retirement date of the certificates assuming that the related mortgage loans prepay according to the indicated percentages of the prepayment assumption.

                             WEIGHTED AVERAGE LIVES

                       Class A-1 Certificates: To Maturity


             Prepayment                              Weighted Average
          Assumption (HEP)                            Life in Years                       Retirement Date
    --------------------------         -----------------------------------------    ----------------------------
                 0%                                       16.16                               4/25/31
                15                                        5.34                                7/25/24
                20                                        4.18                                1/25/20
                23                                        3.69                                4/25/19
                30                                        2.86                               10/25/15
                35                                        2.45                                8/25/13

                                        Class A-1 Certificates: To Call

             Prepayment                              Weighted Average
          Assumption (HEP)                            Life in Years                       Retirement Date
    --------------------------         -----------------------------------------    ----------------------------
                   0%                                     15.96                              11/25/27
                  15                                      5.01                               2/25/14
                  20                                      3.88                               4/25/11
                  23                                      3.41                               1/25/10
                  30                                      2.65                               1/25/08
                  35                                      2.28                               1/25/07

                       Class A-2 Certificates: To Maturity


             Prepayment                              Weighted Average
          Assumption (HEP)                            Life in Years                       Retirement Date
    --------------------------         -----------------------------------------    ----------------------------
                 0%                                       6.73                               12/25/13
                15                                        1.37                               4/25/04
                20                                        1.11                               9/25/03
                23                                        1.00                               6/25/03
                30                                        0.83                               1/25/03
                35                                        0.75                               11/25/02

                         Class A-2 Certificates: To Call


             Prepayment                              Weighted Average
          Assumption (HEP)                            Life in Years                       Retirement Date
    --------------------------         -----------------------------------------    ----------------------------
                   0%                                     6.73                               12/25/13
                  15                                      1.37                               4/25/04
                  20                                      1.11                               9/25/03
                  23                                      1.00                               6/25/03
                  30                                      0.83                               1/25/03
                  35                                      0.75                               11/25/02


                       Class A-3 Certificates: To Maturity


             Prepayment                              Weighted Average
          Assumption (HEP)                            Life in Years                       Retirement Date
    --------------------------         -----------------------------------------    ----------------------------
                 0%                                       14.42                               7/25/16
                15                                        4.40                               10/25/07
                20                                        3.41                                5/25/06
                23                                        3.00                               10/25/05
                30                                        2.33                               10/25/04
                35                                        2.00                                4/25/04

                         Class A-3 Certificates: To Call


             Prepayment                              Weighted Average
          Assumption (HEP)                            Life in Years                       Retirement Date
    --------------------------         -----------------------------------------    ----------------------------
                   0%                                     14.42                              7/25/16
                  15                                      4.40                               10/25/07
                  20                                      3.41                               5/25/06
                  23                                      3.00                               10/25/05
                  30                                      2.33                               10/25/04
                  35                                      2.00                               4/25/04

                       Class A-4 Certificates: To Maturity


             Prepayment                              Weighted Average
          Assumption (HEP)                            Life in Years                       Retirement Date
    --------------------------         -----------------------------------------    ----------------------------
                 0%                                       17.27                              10/25/30
                15                                        10.36                              6/25/19
                20                                        8.41                               9/25/16
                23                                        7.48                               7/25/16
                30                                        5.79                               2/25/15
                35                                        4.93                               3/25/13


                         Class A-4 Certificates: To Call


             Prepayment                              Weighted Average
          Assumption (HEP)                            Life in Years                       Retirement Date
    --------------------------         -----------------------------------------    ----------------------------
                   0%                                     17.18                              11/25/27
                  15                                      9.86                               2/25/14
                  20                                      7.69                               4/25/11
                  23                                      6.74                               1/25/10
                  30                                      5.19                               1/25/08
                  35                                      4.41                               1/25/07

     The preceding tables were prepared using the following assumptions:

o the weighted average life of the certificates is determined by (a) multiplying the amount of each principal distribution used to retire the certificates by the number of years from the closing date to the date on which such principal distribution is received; (b) adding the results; and
     (c) dividing the sum by the original principal balance of the certificates,

o in the "To Call" table above, the certificates are called due to the exercise by the servicer of its clean-up call option to repurchase the mortgage loans on the first distribution date on which the aggregate outstanding principal balance of all the then outstanding mortgage loans is equal to or less than 10% of the aggregate original principal balances of the mortgage loans as of the cut-off date, and

o in the "To Maturity" table above no exercise of the servicer's clean-up call repurchase option ever occurs.

     ----------------------

     There is no assurance that prepayments will occur or, if they do occur, that they will occur at any percentage of HEP.

YIELD SENSITIVITY OF THE CLASS A-IO CERTIFICATES

     Distributions on the Class A-IO Certificates will be calculated on a notional balance which with respect to each distribution date occurring prior to the January 2004 distribution date, is equal to the lesser of (x) $35,500,000 and (y) the aggregate outstanding principal balance of the mortgage loans as of the first day of the related Due Period; and on and after the distribution date occurring in January 2004, is equal to $0. Investors should note that the Class A-IO Certificates are only entitled to distributions through the distribution date in December 2003. In addition, if, at any time prior to November 1, 2003, the aggregate outstanding principal balance of the mortgage loans is reduced to $35,500,000, the yield to investors in the Class A-IO Certificates will be extremely sensitive to the rate and timing of principal payments on the mortgage loans (including prepayments, defaults and liquidations), which rate may fluctuate significantly over time. Further, if the aggregate outstanding principal balance of the mortgage loans is reduced to that level prior to that date, the Clean-up Call Date will occur and the servicer will be entitled to effect an optional termination of the trust. Upon any such termination, the Class A-IO Certificates will receive no further distributions. Investors in the Class A-IO Certificates should fully consider the risk that an extremely rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their initial investments.

     If the actual prepayment rate on the mortgage loans were to exceed certain rates, then assuming the mortgage loans behave in conformity with all other modeling assumptions, initial investors in the Class A-IO Certificates would not fully recover their initial investment. Timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any Class A-IO Certificates.

     In preparing the table below, the Constant Prepayment Rate prepayment model was used. CPR represents an assumed constant rate of repayment of loans outstanding as of the beginning of each month expressed as a per annum percentage. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans in the trust fund.

                    CLASS A-IO YIELDS

        PREPAYMENT
        ASSUMPTION
          (CPR)                 YIELD
      ---------------     ---------------
           20%                     5.75%
           40%                     5.75%
           60%                     5.75%
           63%                     0.24%
           70%                   (18.11)%


     The pre-tax yields described above were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flow to be paid on the Class A-IO Certificates, would cause the discounted present value of such assumed stream of cash flow on the Closing Date to equal the assumed purchase price (which is equal to 18.01220% of the initial notional amount plus accrued interest), and converting such monthly rate to a corporate bond equivalent rate. The assumed stream of cash flow to be paid on the Class A-IO Certificates was calculated using the modeling assumptions set forth above the "Weighted Average Lives" tables and applying thereto the indicated level of CPR. The calculations represented by the above table do not take into account the interest rate at which funds received by holders of the Class A-IO Certificates may be reinvested and consequently does not purport to reflect the return on any investment in the Class A-IO Certificates when such reinvestment rates are considered. There is no assurances that prepayments will occur or, if they do occur, that they will occur at any percentage of CPR.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

     Investors may wish to review the following discussion of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the offered Certificates together with the information in the section entitled, "Material Federal Income Tax Considerations" in the accompanying prospectus.

     The discussion in this section and in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered Certificates. References in this section and in the "ERISA Considerations" section to the code and sections are to the Internal Revenue Code.

REMIC ELECTIONS

     The trustee will cause one or more REMIC elections to be made with respect to specified assets of the trust. Dewey Ballantine LLP, tax counsel, will advise that, in its opinion, for federal income tax purposes, assuming the REMIC elections are timely made and compliance with the pooling and servicing agreement, the trust will be treated as one or more REMICs for federal income tax purposes. Each of the Class A Certificates will be a regular interest in a REMIC. The right of a holder of a Class A-2 Certificate to receive payments of any Class A-2 Available Funds Cap Carry-Forward Amount will have the characteristics described below.

     For federal income tax purposes, regular interests in a REMIC are treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Owners of Class A Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to the Class A Certificates under an accrual method. See "Material Federal Income Tax Considerations - Taxation of the REMIC and its Holders" in the prospectus.

SPECIAL TAX ATTRIBUTES

     The Class A Certificates possess special tax attributes by virtue of the REMIC provisions of the code. See "Material Federal Income Tax Considerations - Taxation of the REMIC and its Holders - General" in the prospectus.

DISCOUNT AND PREMIUM

     It is not anticipated that the Class A Certificates (other than the Class A-IO Certificates) will be issued with any original issue discount ("OID") other than possibly OID within a de minimis exception and that accordingly the provisions of Sections 1271 through 1273 and 1275 generally will not apply to the Class A Certificates (other than the Class A-IO Certificates). OID will be considered de minimis if it is less than 0.25% of the principal amount of a Class A Certificate multiplied by its expected weighted average life. The Class A-IO Certificates will be issued OID. Because rules regarding the accrual of income on prepayable debt instruments such as the Class A Certificates have not yet been issued by the Internal Revenue Service, the proper treatment regarding possible OID and the accrual of income on the Class A Certificates is not clear. See "Material Federal Income Tax Considerations - Taxation of Debt Securities" in the prospectus. The prepayment assumption that will be used in determining the rate of accrual of the OID, if any, on the Class A Certificates is 23% HEP. No representation is made that any of the mortgage loans will prepay at this rate or any other rate. A subsequent purchaser who buys a Class A Certificate for more than its remaining stated redemption price at maturity may be subject to the "market premium" rules of the code. A subsequent purchaser who buys a Class A Certificate with more than a de minimus amount of "market discount" will be subject to the "market discount" rules of the code. See "Material Federal Income Tax Considerations - Taxation of Debt Securities" in the prospectus.

SALE OR REDEMPTION OF THE CLASS A CERTIFICATES

     If a Class A Certificate is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such holder's adjusted basis in the Class A Certificate. The adjusted basis of a Class A Certificate generally will equal the cost of the Certificate to the seller, increased by any original issue discount or market discount included in the seller's gross income on the Certificate and reduced by distributions on the Certificate previously received by the seller of amounts included in the stated redemption price at maturity and by any premium that has reduced the seller's interest income on the Certificate.

CLASS A-2 AVAILABLE FUNDS CAP CARRY-FORWARD AMOUNTS

     The holders of the Class A-2 Certificates and the related rights to receive Class A-2 Available Funds Cap Carry-Forward Amounts will be treated for tax purposes as owning two separate investments: (i) the Class A-2 Certificates without the right to receive Class A-2 Available Funds Cap Carry-Forward Amounts and (ii) the right to receive the Class A-2 Available Funds Cap Carry-Forward Amounts. The holders of the Class A-2 Certificates must allocate the purchase price of their certificates between these two investments based on their relative fair market values. The purchase price allocated to the first investment will be the issue price of the Class A-2 Certificates for calculating accruals of original issue discount. See "Material Federal Income Tax Considerations--Discount and Premium" in the prospectus.

     The Trust intends to treat the Class A-2 Available Funds Cap Carry-Forward Amounts as a notional principal contract for federal income tax purposes. Treasury Regulations under Section 446 of the Code relating to notional principal contracts (the "Notional Principal Contract Regulations") provide that taxpayers, regardless of their method of accounting, generally must recognize the ratable daily portion of a periodic payment for the taxable year to which that portion relates. Any Class A-2 Available Funds Cap Carry-Forward Amounts will be periodic payments. Income with respect to periodic payments under a notional principal contract for a taxable year should constitute ordinary income. The purchase price allocated to the right to receive the related Class A-2 Available Funds Cap Carry-Forward Amounts will be treated as a nonperiodic payment under the Notional Principal Contract Regulations. Such a nonperiodic payment may be amortized using several methods, including the level payment method described in the Notional Principal Contract Regulations.

     Alternative federal income tax characterization of the Class A-2 Available Funds Cap Carry-Forward Amounts is possible, including treatment of the Class A-2 Available Funds Cap Carry-Forward Amounts as indebtedness or an interest in a partnership. The amount, timing and character of the income and deductions for a Class A-2 Certificateholder of Class A-2 Available Funds Cap Carry-Forward Amounts would differ if the Class A-2 Available Funds Cap Carry-Forward Amounts were held to constitute indebtedness or an interest in a partnership. Because the Trust will treat the Class A-2 Available Funds Cap Carry-Forward Amounts as a notional principal contract, the servicer will not attempt to satisfy the tax reporting requirements that would apply under these alternative characterizations of the Class A-2 Available Funds Cap Carry-Forward Amounts. Investors that are foreign persons should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the Class A-2 Available Funds Cap Carry-Forward Amounts.

     The right to receive the Class A-2 Available Funds Cap Carry-Forward Amounts will not constitute: (i) a "real estate asset" within the meaning of
Section 856(c)(5)(B) of the Internal Revenue Code (the "Code") if held by a real estate investment trust; (ii) a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code or a "permitted investment" within the meaning of
Section 860G(a)(5) of the Code if held by a REMIC; or (iii) assets described in
Section 7701(a)(19)(C)(xi) of the Code if held by a thrift. Moreover, other special rules may apply to certain investors, including dealers in securities and dealers in notional principal contracts.

OTHER MATTERS

     For a discussion of information reporting, backup withholding and taxation of foreign investors in the Certificates, see "Material Federal Income Tax Considerations - Miscellaneous Tax Aspects - Backup Withholding" and "Tax Treatment of Foreign Investors" in the prospectus.

     The Economic Growth and Tax Relief Reconciliation Act of 2001 made certain changes to the rules setting forth backup withholding rates. Prospective investors are encouraged to consult their own tax advisors regarding the backup withholding rules.

                                   STATE TAXES

     The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Class A Certificates and Class A-2 Available Funds Cap Carry-

Forward Amounts under the tax laws of any state. Investors considering an investment in the Class A Certificates and Class A-2 Available Funds Cap Carry-Forward Amounts may wish to consult their own tax advisors regarding these tax consequences.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose requirements on employee benefit plans subject to ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, the "Plans") and on persons who bear certain relationships to such Plans. See "ERISA Considerations" in the accompanying prospectus.

     The U.S. Department of Labor (the "DOL") has granted to Bear, Stearns & Co. Inc., one of the Underwriters, an administrative exemption (Prohibited Transaction Exemption ("PTE") 90-30, Exemption Application No. D-8207, 55 Fed. Reg. 21461 (1990)) (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The DOL has also granted to Morgan Stanley & Co. Incorporated, one of the Underwriters, a similar administrative exemption (Prohibited Transaction Exemption ("PTE") 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548
(1990)). The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the Trust Fund. The Exemption was amended by PTE 2000-58, Exemption Application No. D-10829,65 Fed. Reg. 67765 (2000) to extend exemptive relief to certificates, including subordinated certificates, rated in the four highest generic rating categories in certain designated transactions, and to non-subordinated certificates rated in the two highest generic rating categories issued by investment pools containing residential and home equity mortgage loans for which the loan-to-value ratio is greater than 100% and less than 125%, provided the conditions of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the Class A Certificates by a Plan, provided that specific conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption, as amended, to apply to the Class A Certificates are the following:

         (1) The acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         (2) The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from either Standard & Poor's, Moody's or Fitch, Inc. (each, a "Rating Agency");

         (3) The trustee is not an affiliate of any other member of the Restricted Group (as defined below);

         (4) The sum of all payments made to and retained by the Underwriters in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the Class A Certificates to the trust fund represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the Pooling and Servicing Agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

         (5) The Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of Class A Certificates in connection with the initial issuance, at least fifty (50) percent of each class of Class A Certificates and at least fifty (50) percent of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in Class A Certificates does not exceed twenty-five (25) percent of each class of Class A Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than five (5) percent of the fair market value of the obligations in the trust. The Exemption does not apply to Plans sponsored by the depositor, any underwriter, the trustee, the servicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "Restricted Group").

     The depositor believes that the Exemption will apply to the acquisition and holding by Plans of the Class A Certificates sold by the Underwriters and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, there is no obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets of the trust fund.

     The rating of a certificate may change. If a class of certificates no longer has a rating of at least AA- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a

Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it).

     Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Class A Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws.

     Any Plan fiduciary who proposes to cause a Plan to purchase Class A Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Class A Certificates. Assets of a Plan or individual retirement account should not be invested in the Class A Certificates unless it is clear that the assets of the trust fund will not be plan assets or unless it is clear that the Exemption or another applicable prohibited transaction exemption will apply and exempt all potential prohibited transactions.

                                LEGAL INVESTMENT

     The certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions of the Underwriting Agreement dated June 8, 2001 between the depositor and Bear, Stearns & Co. Inc., as representative of the underwriters, the depositor has agreed to sell to the underwriters and the underwriters have agreed to purchase from the depositor the Class A Certificates. The depositor is obligated to sell, and the underwriters are obligated to purchase, all of the certificates offered hereby if any are purchased.

     In the underwriting agreement, the underwriters have agreed to purchase the entire principal amount of the Class A Certificates in the following amounts:

                                         Principal       Principal       Principal       Principal        Notional
                                         Amount of       Amount of       Amount of       Amount of       Amount of
                                         Class A-1       Class A-2       Class A-3       Class A-4       Class A-IO
            Underwriter                Certificates     Certificates    Certificates    Certificates    Certificates
------------------------------------   ------------     ------------    ------------    ------------    ------------
Bear, Stearns & Co. Inc.                 $247,500,000     $29,518,200     $20,950,200     $21,531,600     $35,500,000
Morgan Stanley & Co. Incorporated         $27,500,000      $3,279,800      $2,327,800      $2,392,400               0
                                         ------------     -----------     -----------     -----------     -----------
Total                                    $275,000,000     $32,798,000     $23,278,000     $23,924,000     $35,500,000
                                         ============     ===========     ===========     ===========     ===========

     The underwriters have advised the depositor that they propose to offer the Class A Certificates purchased by the underwriters for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The underwriters may effect such transactions by selling such certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters or purchasers of the

Class A Certificates for whom they may act as agent. Any dealers that participate with the underwriters in the distribution of the Class A Certificates purchased by the underwriters may be deemed to be underwriters, and any discounts or commissions received by them or the underwriters and any profit on the resale of Class A Certificates by them or the underwriters may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

     In connection with the offering of the Class A Certificates, the underwriters and their affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Class A Certificates. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such person may bid for or purchase the Class A Certificates for the purpose of stabilizing its market price. Any of the transactions described in this paragraph may result in the maintenance of the price of the Class A Certificates at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, may be discontinued at any time without notice.

     The depositor has been advised by the underwriters that the underwriters presently intend to make a market in the Class A Certificates, as permitted by applicable laws and regulations. The underwriters are not obligated to make a market in the Class A Certificates and any market making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Class A Certificates.

     For further information regarding any offer or sale of the Class A Certificates pursuant to this prospectus supplement and the accompanying prospectus, see "Plan of Distribution" in the accompanying prospectus.

     The Underwriting Agreement provides that the depositor will indemnify the underwriters or contribute to losses arising out of certain liabilities, including liabilities under the Securities Act.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" certain information already on file with it. This means that we can disclose important information to you by referring you to those documents. Such information is considered part of this prospectus supplement, and later information that is filed will automatically update and supersede this information. We incorporate by reference all of the documents listed in the accompanying prospectus under the heading "Incorporation of Information by Reference" and the consolidated financial statements of MBIA Insurance Corporation and subsidiaries included in, or as exhibits to, the Annual Report on Form 10-K, as amended, for the year ended December 31, 2000 as described under "The Certificate Insurer" each of which has been filed by MBIA Insurance Corporation.

     You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus.

                                 LEGAL MATTERS

     Material legal matters in connection with the certificates will be passed upon for the originators and the servicer by Blank Rome Comisky & McCauley LLP, Philadelphia, Pennsylvania, for the depositor and the underwriters by Morgan Lewis & Bockius LLP, New York, New York, and for the seller by Dewey Ballantine LLP, New York, New York.

                                    RATINGS

     It is a condition to the original issuance of the Class A Certificates that they will receive ratings of "AAA" by Standard & Poor's and "Aaa" by Moody's. The ratings assigned to the Class A Certificates will take into account the claims-paying ability of the certificate insurer. The ratings on the Class A Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, or the anticipated yields in light of prepayments. Further, the ratings on the Class A-IO Certificates do not address whether investors will recoup their initial investment. Explanations of the significance of such ratings may be obtained from Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007 and Standard & Poor's, a division of the McGraw Hill Companies, Inc., 55 Water Street, New York, New York 10041. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Class A Certificates. Additionally, the ratings on the Class A-2 Certificates do not address the likelihood of the payment of the Class A-2 Available Funds Cap Carry-Forward Amount.

                                    GLOSSARY

     The following terms have the meanings given below when used in this prospectus supplement.

     Available Amount for either mortgage loan group and any distribution date is the amount on deposit in the distribution account relating to that mortgage loan group on that distribution date exclusive of the amount of any Insured Distribution and the servicing fee, and after making any required transfer from the Reserve Account to the distribution account with respect to that mortgage loan group on that distribution date.

     Class A-1 Carry-Forward Amount for any distribution date is the sum of (a) the amount, if any, by which (x) the Class A-1 Interest Distribution Amount as of the immediately preceding distribution date exceeded (y) the amount of interest actually paid to the holders of the Class A-1 Certificates on such immediately preceding distribution date and (b) thirty days' interest on the amount described in clause (a), calculated at an interest rate equal to the Class A-1 Pass-through Rate.

     Class A-1 Current Interest for any distribution date is the sum of the interest that accrued on the Class A-1 Certificates at the Class A-1 Pass-through Rate on the aggregate outstanding principal balance of such class during the related accrual period.

     Class A-1 Interest Distribution Amount for any distribution date will be an amount equal to the sum of the Class A-1 Current Interest on such distribution date, less the amount of any Class A-1 Mortgage Loan Interest Shortfalls relating to such distribution date, plus the Class A-1 Carry-Forward Amount, less any amounts paid by the certificate insurer in respect of such Class A-1 Carry-Forward Amount, in each case, as of such distribution date.

     Class A-1 Mortgage Loan Interest Shortfalls for any distribution date will be the aggregate of the Mortgage Loan Interest Shortfalls in Mortgage Loan Group I, if any, for such distribution date, to the extent such Mortgage Loan Interest Shortfalls are not paid by the servicer as Compensating Interest.

     Class A-1 Pass-through Rate with respect to any distribution date, the per annum rate equal to 6.34%; provided, that, on any distribution date after the Clean-Up Call Date, such rate will be 6.84%.

     Class A-2 Available Funds Cap Carry-Forward Amount is, with respect to the Class A-2 Certificates and any distribution date, the sum of

     (a) the excess of (x) the Class A-2 Current Interest calculated at the Class A-2 Formula Pass-through Rate over (y) the Class A-2 Current Interest calculated at the Class A-2 Available Funds Cap Rate, in each case as of such distribution date,

     (b) the amount of any Class A-2 Available Funds Cap Carry-Forward Amount remaining unpaid from any previous distribution date, with interest thereon at the Class A-2 Formula Pass-through Rate.

     Class A-2 Available Funds Cap Rate is a per annum rate equal to, with respect to any Due Period, the Net Weighted Average Mortgage Interest Rate for the mortgage loans in Mortgage Loan Group II for such Due Period, minus the product of (x) the Class A-IO Pass-through Rate and (y) a fraction, the numerator of which is the Class A-IO Notional Amount on such distribution date and the denominator of which is the aggregate outstanding principal balance of the mortgage loans in Mortgage Loan Group I and Mortgage Loan Group II as of such date.

     Class A-2 Carry-Forward Amount as of any distribution date, is the sum of
(a) the amount, if any, by which (x) the Class A-2 Interest Distribution Amount as of the immediately preceding distribution date exceeded (y) the amount of interest actually paid to the holders of the Class A-2 Certificates on such immediately preceding distribution date and (b) thirty days' interest on the amount described in clause (a), calculated at an interest rate equal to the Class A-2 Formula Pass-through Rate.

     Class A-2 Current Interest for any distribution date is the sum of the interest that accrued on the Class A-2 Certificates at the Class A-2 Pass-through Rate on the aggregate outstanding principal balance of such class during the related accrual period.

     Class A-2 Pass-through Rate with respect to any distribution date, is the per annum rate equal to the lesser of (x) the Class A-2 Formula Pass-Through Rate and (y) the Class A-2 Available Funds Cap Rate for such distribution date.

     Class A-2 Formula Pass-through Rate is a per annum rate equal to LIBOR plus 0.14%.

     Class A-2 Interest Distribution Amount for any distribution date will be an amount equal to the sum of the Class A-2 Current Interest on such distribution date, less the amount of any Class A-2 Mortgage Loan Interest Shortfalls relating to such distribution date plus the Class A-2 Carry-Forward Amount less any amounts paid by the certificate insurer in respect of such Class A-2 Carry-Forward Amount, in each case, as of such distribution date.

     Class A-2 Mortgage Loan Interest Shortfalls for any distribution date will be the Class A-2 Certificates' pro rata portion of any Mortgage Loan Interest Shortfalls in Mortgage Loan Group II, if any, for such distribution date, to the extent such Mortgage Loan Interest Shortfalls are not paid by the servicer as Compensating Interest.

     Class A-3 Carry-Forward Amount for any distribution date is the sum of (a) the amount, if any, by which (x) the Class A-3 Interest Distribution Amount as of the immediately preceding distribution date exceeded (y) the amount of interest actually paid to the holders of the Class A-3 Certificates on such immediately preceding distribution date and (b) thirty days' interest on the amount described in clause (a), calculated at an interest rate equal to the Class A-3 Pass-through Rate.

     Class A-3 Current Interest for any distribution date is the sum of the interest that accrued on the Class A-3 Certificates at the Class A-3 Pass-through Rate on the aggregate outstanding principal balance of such class during the related accrual period.

     Class A-3 Interest Distribution Amount for any distribution date will be an amount equal to the sum of the Class A-3 Current Interest on such distribution date, less the pro rata portion of any Mortgage Loan Interest Shortfalls in Mortgage Loan Group II, if any, for such distribution date, plus the Class A-3 Carry-Forward Amount, less any amounts paid by the certificate insurer in respect of such Class A-3 Carry-Forward Amount, in each case, as of such distribution date.

     Class A-3 Mortgage Loan Interest Shortfalls for any distribution date will be the Class A-3 Certificates' pro rata portion of the Mortgage Loan Interest Shortfalls in Mortgage Loan Group II, if any, for such distribution date, to the extent such Mortgage Loan Interest Shortfalls are not paid by the servicer as Compensating Interest.

     Class A-3 Pass-through Rate with respect to any distribution date, the per annum rate equal to 5.82%.

     Class A-4 Carry-Forward Amount for any distribution date is the sum of (a) the amount, if any, by which (x) the Class A-4 Interest Distribution Amount as of the immediately preceding distribution date exceeded (y) the amount of interest actually paid to the holders of the Class A-4 Certificates on such immediately preceding distribution date and (b) thirty days' interest on the amount described in clause (a), calculated at an interest rate equal to the Class A-4 Pass-through Rate.

     Class A-4 Current Interest for any distribution date is the sum of the interest that accrued on the Class A-4 Certificates at the Class A-4 Pass-through Rate on the aggregate outstanding principal balance of such class during the related accrual period.

     Class A-4 Interest Distribution Amount for any distribution date will be an amount equal to the sum of the Class A-4 Current Interest on such distribution date, less the Class A-4 Certificates' pro rata portion of any Mortgage Loan Interest Shortfalls in Mortgage Loan Group II, if any, for such distribution date, plus the Class A-4 Carry-Forward Amount, less any amounts paid by the certificate insurer in respect of such Class A-4 Carry-Forward Amount, in each case, as of such distribution date.

     Class A-4 Mortgage Loan Interest Shortfalls for any distribution date will be the Class A-4 Certificates' pro rata portion of the Mortgage Loan Interest Shortfalls in Mortgage Loan Group II, if any, for such distribution date, to the extent such Mortgage Loan Interest Shortfalls are not paid by the servicer as Compensating Interest.

     Class A-4 Pass-through Rate with respect to any distribution date, the per annum rate equal to 6.99%; provided, that, on any distribution date after the Clean-Up Call Date, such rate will be 7.49%.

     Class A-IO Carry-Forward Amount for any distribution date is the sum of (a) the amount, if any, by which (x) the Class A-IO Interest Distribution Amount as of the immediately preceding distribution date exceeded (y) the amount actually paid to the holders of the Class A-IO Certificates on such immediately preceding distribution date and (b) thirty days' interest on the amount described in clause (a), calculated at an interest rate equal to the Class A-IO Pass-through Rate.

     Class A-IO Current Interest for any distribution date is the sum of the interest that accrued on the certificates at the Class A-IO Pass-through Rate on the notional balance of such class during the related accrual period.

     Class A-IO Interest Distribution Amount for any distribution date will be an amount equal to the sum of the Class A-IO Current Interest on such distribution date, less the pro rata portion of any Net Mortgage Loan Interest Shortfalls relating to such distribution date that are allocable to the Class A-IO Certificates, on the basis of accrued interest thereon, plus any Class A-IO Carry-Forward Amount less any amounts paid by the certificate insurer in respect of such Class A-IO Carry-Forward Amounts, in each case as of such distribution date.

     Class A-IO Mortgage Loan Interest Shortfalls for any distribution date will be the Class A-IO Certificates' pro rata portion of the Mortgage Loan Interest Shortfalls in Mortgage Loan Group I and Mortgage Loan Group II, if any, for such distribution date, to the extent such Mortgage Loan Interest Shortfalls are not paid by the servicer as Compensating Interest.

     Class A-IO Notional Amount means an amount with respect to each distribution date occurring prior to the January 2004 distribution date, equal to the lesser of (x) $35,500,000 and (y) the aggregate outstanding principal balance of the mortgage loans as of the first day of the related Due Period; and on and after the distribution date occurring in January 2004, an amount equal to $0.

     Class A-IO Pass-through Rate means a fixed rate equal to 8.00% per annum.

     Clean-Up Call Date means the first distribution date on which the aggregate outstanding principal balance of the mortgage loans in both mortgage loan groups is equal to or less than 10% of the aggregate original principal balance of the mortgage loans in both mortgage loan groups as of the Cut-off Date.

     Compensating Interest means an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls for the related distribution date resulting from principal prepayments in full during the related due period and (b) the aggregate of the servicing fees received by the servicer in the related due period; provided, however, that Compensating Interest with respect to any mortgage loan and any distribution date shall not exceed the servicing fees due in respect of such mortgage loan on such distribution date.

     Cut-Off Date means the close of business on June 1, 2001.

     Deficiency Amount means, for either mortgage loan group and any distribution date, the excess, if any, of Required Distributions for that mortgage loan group over the Available Amount for that mortgage loan group.

     Due for Distribution means, the distribution date on which Insured Amounts are due.

     Due Period means, with respect to each distribution date, the calendar month preceding that distribution date.

     Excess Interest for each mortgage loan group and any distribution date is equal to the excess of (x) the Net Available Amount for such mortgage loan group and distribution date over (y) the sum of

     o the Interest Distribution Amount for such mortgage loan group and such distribution date;

     o the Principal Distribution Amount for such mortgage loan group and such distribution date -- calculated for this purpose without regard to any Over-collateralization Increase Amount or portion thereof included therein;

     o any Premium Amount, Reimbursement Amount or other amount owed to the certificate insurer relating to such mortgage loan group; and

     o the trustee's fees for such mortgage loan group and such distribution date.

     Excess Over-collateralized Amount means, with respect to a mortgage loan group and a distribution date, the excess, if any, of (a) the Over-collateralized Amount for such mortgage loan group that would apply on such distribution date after taking into account all distributions that would be made on such distribution date if the related Over-collateralization Reduction Amounts were not deducted from the Principal Distribution Amount over (b) the Specified Over-collateralized Amount.

     Foreclosure Profits as to any servicer remittance date, are the excess, if any, of (x) Net Liquidation Proceeds in respect of each mortgage loan that became a Liquidated Mortgage Loan during the month immediately preceding the month of such servicer remittance date over (y) the sum of such unpaid principal balance of each such Liquidated Mortgage Loan plus accrued and unpaid interest on the unpaid principal balance from the due date to which interest was last paid by the mortgagor.

     Insurance Proceeds are proceeds paid by any insurer other than the certificate insurer pursuant to any insurance policy covering a mortgage loan to the extent such proceeds are not applied to the restoration of the related mortgaged property or released to the related mortgagor. "Insurance Proceeds" do not include "Insured Distributions."

     Insured Amounts means, with respect to any distribution date, any Deficiency Amount for such distribution date.

     Insured Distributions shall mean, the aggregate amount actually paid by the certificate insurer to the trustee in respect of (i) Insured Amounts for a distribution date and (ii) Preference Amounts for any given business day.

     Interest Distribution Amount means (i) with respect to Mortgage Loan Group I, the Class A-1 Interest Distribution Amount and Mortgage Loan Group I's pro rata portion of the Class A-IO Interest Distribution Amount, and (ii) with respect to Mortgage Loan Group II, the Class A-2 Interest Distribution Amount, the Class A-3 Interest Distribution Amount, the Class A-4 Interest Distribution Amount and Mortgage Loan Group II's pro rata portion of the Class A-IO Interest Distribution Amount.

     Liquidated Loan Loss as to any Liquidated Mortgage Loan is the excess, if any, of (x) the unpaid principal balance of such Liquidated Mortgage Loan plus accrued and unpaid interest on such unpaid principal balance from the due date to which interest was last paid by the mortgagor over (y) the Net Liquidation Proceeds.

     Liquidated Mortgage Loan is a mortgage loan that is being liquidated by the servicer in connection with (x) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation or (y) the liquidation of a defaulted mortgage loan through a sale, foreclosure sale, REO disposition or otherwise.

     Liquidation Expenses as to any Liquidated Mortgage Loan are all expenses incurred by the servicer in connection with the liquidation of such mortgage loan, including, without duplication, unreimbursed expenses for real property taxes and unreimbursed servicing advances. In no event may Liquidation Expenses with respect to a Liquidated Mortgage Loan exceed the related Liquidation Proceeds.

     Liquidation Proceeds are amounts, other than Insurance Proceeds, received by the servicer in connection with (x) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation or
(y) the liquidation of a defaulted mortgage loan through a sale, foreclosure sale, REO disposition or otherwise.

     Mortgage Loan Interest Shortfalls means Relief Act Shortfalls and Prepayment Interest Shortfalls.

     Net Available Amount for either mortgage loan group and any distribution date is the amount on deposit in the distribution account relating to that mortgage loan group, exclusive of the amount of any Insured Distribution and the servicing fee on that distribution date, before taking into account any transfer from the Reserve Account to the distribution account.

     Net Foreclosure Profits as to any servicer remittance date, are the excess, if any, of (x) the aggregate Foreclosure Profits with respect to such servicer remittance date over (y) the aggregate Liquidated Loan Losses with respect to such servicer remittance date.

     Net Liquidation Proceeds as to any Liquidated Mortgage Loan, are Liquidation Proceeds net of Liquidation Expenses and net of any unreimbursed Periodic Advances made by the servicer.

     Net Mortgage Loan Interest Shortfalls for any distribution date will be the aggregate of the Class A-1 Mortgage Loan Interest Shortfalls, Class A-2 Mortgage Loan Interest Shortfalls, Class A-3 Mortgage Loan Interest Shortfalls, Class A-4 Mortgage Loan Interest Shortfalls, and Class A-IO Mortgage Loan Interest Shortfalls, if any, for such distribution date.

     Net REO Proceeds as to any REO property, are REO Proceeds net of any related expenses of the servicer.

     Net Weighted Average Mortgage Interest Rate means, with respect to any Due Period and mortgage loan group, the weighted average interest rates on the mortgage loans (weighted by principal balances) in such mortgage loan group, as of the first day of such Due Period, less the rate at which each of the servicing fee, the trustee fee, and the Premium Amount is then calculated.

     Over-collateralization Deficit for any distribution date, is the amount by which the aggregate outstanding principal balance of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, as applicable with respect to the related mortgage loan group, after taking into account the payment of the Principal Distribution Amount (except any amounts in respect of the Over-collateralization Deficit), exceeds the aggregate principal balance of the mortgage loans in the related mortgage loan group determined as of the last day of the preceding calendar month.

     Over-collateralization Increase Amount for any mortgage loan group and any distribution date is the amount of Excess Interest to be applied as an accelerated distribution of the principal balance of the related classes of certificates until the level of over-collateralization for such pool and such mortgage loan group reaches the Specified Over-collateralized Amount. Such distribution is limited to the extent of the Excess Interest for the related mortgage loan group.

     Over-collateralization Reduction Amount with respect to any mortgage loan group and any distribution date, is the lesser of (a) the Excess Over-collateralized Amount for such mortgage loan group and such distribution date and (b) the Principal Distribution Amount for such mortgage loan group and such distribution date (without regard to clause (b)(10) of the definition of Principal Distribution Amount).

     Over-collateralized Amount means, with respect to any mortgage loan group and any distribution date, the excess, if any, of (a) the aggregate principal balances of the mortgage loans in such mortgage loan group as of the close of business on the last day of the preceding calendar month over (b) the aggregate principal balance of the related classes of certificates as of such distribution date -- following the making of all distributions on such distribution date, other than with respect to any Over-collateralization Increase Amount for such distribution date.

     Periodic Advances means advances made by the servicer on each distribution date with respect to delinquent payments of interest on the mortgage loans, at a rate equal to the interest rate on the related mortgage note, less the servicing fee rate.

     Preference Amount means any amount previously distributed to a certificateholder on the Class A Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final, nonappealable order of a court having competent jurisdiction.

     Premium Amount means the premium payable to the certificate insurer on each distribution date pursuant to the policy.

     Prepayment Interest Shortfall means, with respect to any distribution date, an amount equal to the excess, if any, of (a) thirty days' interest on the outstanding principal balance of such mortgage loans at a per annum rate equal to the related mortgage interest rate -- or at such lower rate as may be in effect for such mortgage loan because of application of the Soldiers' and Sailors' Civil Relief Act of 1940, any reduction as a result of a bankruptcy proceeding and/or any reduction by a court of the monthly payment due on such mortgage loan -- minus the rate at which the servicing fee is calculated, over
(b) the amount of interest actually remitted by the related mortgagor in connection with such principal prepayment in full, less the servicing fee for such mortgage loan in such month.

     Principal Distribution Amount for either mortgage loan group and any distribution date will be the lesser of:

     (a) the excess of (x) the sum, as of such distribution date, of (A) the Available Amount for such mortgage loan group and (B) any Insured Distribution for such mortgage loan group over (y) the sum of the Interest Distribution Amount, the trustee's fees, the Premium Amount and the Reimbursement Amount in each case with respect to such mortgage loan group; and

     (b) the sum, without duplication, of:

          (1) all principal in respect of the mortgage loans in such mortgage loan group actually collected during the related due period plus, if the outstanding principal balance of the certificates related to the other mortgage loan group have been reduced to zero, all principal in respect of the mortgage loans in such other mortgage loan group actually collected during the related due period;

          (2) the principal balance of each mortgage loan that either was repurchased by the seller or purchased by the servicer on the related servicer remittance date from such mortgage loan group, to the extent such principal balance is actually received by the trustee;

          (3) any substitution adjustments delivered by the seller on the related servicer remittance date in connection with a substitution of a mortgage loan in such mortgage loan group, to the extent such substitution adjustments are actually received by the trustee;

          (4) the Net Liquidation Proceeds actually collected by the servicer of all mortgage loans in such mortgage loan group during the prior calendar month -- to the extent such Net Liquidation Proceeds relate to principal;

          (5) the proceeds received by the trustee upon the exercise by the servicer of its option to repurchase the mortgage loans in such mortgage loan group on or after the Clean-up Call Date;

          (6) the amount of any Over-collateralization Deficit with respect to such mortgage loan group for such distribution date;

          (7) the proceeds received by the trustee on any termination of the trust -- to the extent such proceeds relate to principal -- allocable to such mortgage loan group;

          (8) the amount of any Over-collateralization Increase Amount with respect to such mortgage loan group for such distribution date, to the extent of any Excess Interest for such mortgage loan group available for such purpose; and

          (9) if the certificate insurer shall so elect, an amount of principal -- including Liquidated Loan Losses -- that would have been payable pursuant to clauses (1) through (8) above if sufficient funds were available therefor;

                    minus
                    -----

          (10) the amount of any Over-collateralization Reduction Amount for such mortgage loan group for such distribution date.

     In no event will the Principal Distribution Amount with respect to any distribution date be (x) less than zero or (y) greater than the then outstanding aggregate principal balance of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, as appropriate.

     Qualified Substitute Mortgage Loan means any mortgage loan or mortgage loans substituted for a deleted mortgage loan and which, among other things,

     o relates or relate to a detached one-family residence or to the same type of residential dwelling or commercial property as the deleted mortgage loan and, has or have the same or a better lien priority as the deleted mortgage loan and has or have the same occupancy status as the deleted mortgage loan or is or are owner-occupied mortgaged property or properties,

     o matures or mature no later than, and not more than one year earlier than, the deleted mortgage loan,

     o has or have a LTV or LTVs at the time of such substitution no higher than the LTV of the deleted mortgage loan,

     o has or have a CLTV or CLTVs at the time of such substitution no higher than the CLTV of the deleted mortgage loan,

     o has or have a principal balance or principal balances, after application of all payments received on or prior to the date of substitution, not substantially less and not more than the principal balance of the deleted mortgage loan as of such date,

     o has or have a mortgage interest rate of at least the same interest rate as the deleted mortgage loan and

     o complies or comply, as of the date of substitution, with each representation and warranty set forth in the Unaffiliated Seller's Agreement.

     Reimbursement Amount means, with respect to each mortgage loan group and distribution date, the amount of all Insured Distributions and other amounts due to the certificate insurer for such mortgage loan group and pursuant to the Insurance Agreement which have not been previously paid, together with interest thereon at the rate specified in the insurance agreement.

     Relief Act Shortfalls are interest shortfalls resulting from the application of the Soldier's and Sailors' Civil Relief Act of 1940.

     Required Distributions means, with respect to (1) any distribution date occurring prior to the distribution date on December 25, 2031, the sum of (x) the Interest Distribution Amount for all Class A Certificates -- net of any Net Mortgage Loan Interest Shortfalls and Class A-2 Available Funds Cap Carry-Forward Amounts-- and (y) the sum of the Over-collateralization Deficit(s) with respect to both mortgage loan groups, and (2) the final scheduled distribution date on December 25, 2031, the sum of (x) the amount set forth in clause (1)(x) above and (y) the aggregate outstanding principal balance, if any, of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, after giving effect to all other distributions of principal on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates on that distribution date.

     REO Proceeds are monies received in respect of any REO property, including, without limitation, proceeds from the rental of the related mortgaged property.

     Shortfall Amount means, with respect to any mortgage loan group and distribution date, the sum, without duplication, of:

     (a) the excess, if any, of the sum of the amounts described in clauses (a),
         (b), (c) and (d) under "Flow of Funds" over the Net Available Amount for such mortgage loan group and distribution date;

     (b) with respect to any distribution date prior to the final scheduled maturity date on December 25, 2031, the aggregate amount of Liquidated Loan Losses incurred during the prior Due Period for such mortgage loan group, to the extent not paid as part of the related Principal Distribution Amount for such distribution date;

     (c) with respect to any distribution date prior to the final scheduled maturity date on December 25, 2031, any Over-collateralization Deficit for such mortgage loan group and distribution date, to the extent not paid as part of the related Principal Distribution Amount for such distribution date; and

     (d) with respect to the final scheduled maturity date on December 25, 2031, the outstanding principal balance, if any, of the Class A-1 Certificates and the aggregate outstanding principal balance, if any, of the Class A-2, Class A-3 and Class A-4 Certificates, as applicable, to the extent not otherwise paid on that distribution date.

     Specified Over-collateralized Amount with respect to any distribution date will be the amount of over-collateralization which the certificate insurer requires with respect to such distribution date and which amount may step up or step down as determined in the Insurance and Reimbursement Agreement.

     Specified Reserve Amount means, with respect to any distribution date, the sum, without duplication, of (a) any Shortfall Amount in respect of such distribution date and (b) the excess, if any, of (x) the Specified Over-collateralized Amount for both mortgage loan groups together for such distribution date over (y) the aggregate Over-collateralized Amount for both mortgage loan groups for such distribution date.

     Unaffiliated Seller's Agreement means the Unaffiliated Seller's Agreement, dated as of June 1, 2001, among and between the depositor, the seller, and the originators.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

          MORTGAGE-BACKED/ASSET-BACKED SECURITIES (ISSUABLE IN SERIES)
                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                    DEPOSITOR

THE SECURITIES
--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

The securities represent obligations of the trust only and do not represent an interest in or obligation of the depositor, the seller, the master servicer or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.
--------------------------------------------------------------------------------


Each issue of securities will have its own series designation and will evidence either the ownership of assets in the related trust fund or debt obligations secured by assets of the related trust fund.

o Each series of securities will consist of one or more classes of mortgage-backed or asset-backed certificates or notes.

o Each class of securities will represent the entitlement to a specified portion of interest payments and a specified portion of principal payments on the trust assets.

o A series may include classes of securities that are senior in right of payment to other classes. Classes of securities may be entitled to receive distributions of principal, interest or both prior to other classes or before or after specified events.

o No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market for them will develop.

Offers of the securities will be made through Bear, Stearns & Co. Inc. and the other underwriters listed in the related prospectus supplement.

THE TRUST FUND AND ITS ASSETS

As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

     o mortgage loans secured by senior or junior liens on one- to four-family residential properties;

     o closed-end and/or revolving home equity loans secured by senior or junior liens on one- to four-family residential or mixed-use properties;

     o home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements;

     o installment sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes or by mortgages on the related real estate;

     o mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae; and o private label mortgage-backed or asset-backed securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            BEAR, STEARNS & CO. INC.

                                  JUNE 8, 2001

              IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

     o this prospectus, which provides general information, some of which may not apply to a particular series; and

     o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

Although the accompanying prospectus supplement cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about a particular series of securities that differs from the more general information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

Each prospectus supplement generally will include the following information with respect to the related series of securities:

     o the principal amount, interest rate and authorized denominations of each class of securities;

     o information concerning the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities in the related trust fund;

     o information concerning the seller or sellers of the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities and information concerning any servicer;

     o the terms of any credit enhancement with respect to particular classes of the securities;

     o information concerning other trust fund assets, including any reserve fund;

     o   the final scheduled distribution date for each class of securities;

     o the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

     o information about any REMIC or FASIT tax elections for some or all of the trust fund assets; and

     o   particulars of the plan of distribution for the securities.

     We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents included in the accompanying prospectus supplement lists the pages on which these captions are located.

     There is also a Glossary of Terms beginning on page 125 where you will find definitions of certain capitalized terms used in this prospectus.

     If you require additional information, the mailing address of our principal executive offices is Bear Stearns Asset Backed Asset Securities, Inc., 245 Park Avenue, New York, New York 10167 and our telephone number is (212) 272-4095. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" beginning on page 122 of this prospectus.

                                  RISK FACTORS

     You should consider carefully the following information, together with the information set forth under "Risk Factors" in the accompanying prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

YOU MAY HAVE DIFFICULTY SELLING YOUR
SECURITIES OR OBTAINING YOUR DESIRED
PRICE..................................    No market will exist for the
                                           securities before they are issued. In
                                           addition, we cannot give you any
                                           assurance that a resale market will
                                           develop following the issuance and
                                           sale of any series of the securities.
                                           Even if a resale market does develop,
                                           you may not be able to sell your
                                           securities when you wish or at the
                                           price you want.

ONLY THE ASSETS OF THE RELATED TRUST
FUND ARE AVAILABLE TO PAY YOUR
SECURITIES ............................    The securities of each series will be
                                           payable solely from the assets of the
                                           related trust fund, including any
                                           applicable credit enhancement, and
                                           will not have a claim against the
                                           assets of any other trust. In the
                                           case of securities that are in the
                                           form of notes, the related indenture
                                           will require that noteholders proceed
                                           only against the assets of the
                                           related trust fund. We cannot give
                                           you any assurance that the market
                                           value of the assets in any trust fund
                                           will be equal to or greater than the
                                           total principal amount of the related
                                           securities then outstanding, plus
                                           accrued interest. Moreover, if the
                                           assets of a trust fund are ever sold,
                                           the sale proceeds will be applied
                                           first to reimburse any related
                                           trustee, servicer and credit
                                           enhancement provider for their unpaid
                                           fees and expenses before any
                                           remaining amounts are distributed to
                                           securityholders.

                                           In addition, at the times specified
                                           in the related prospectus supplement,
                                           assets of the trust fund and the
                                           related security accounts may be
                                           released to the depositor, the
                                           servicer, the credit enhancement
                                           provider or other persons, if

                                             o  all payments then due on the
                                                related securities have been
                                                made, and

                                             o  any other payments specified in
                                                the related prospectus
                                                supplement have been made.

                                           Once released, such assets will no
                                           longer be available to make payments
                                           to securityholders.

                                           You will have no recourse against the
                                           depositor or any other person if any
                                           required distribution on the
                                           securities is not made or for any
                                           other default. The only obligations
                                           of the depositor with respect to a
                                           trust fund or the related securities
                                           would result from a breach of the
                                           representations and warranties that
                                           the depositor may make concerning the
                                           trust assets. However, because of the
                                           depositor's very limited assets, even
                                           if the depositor should be required
                                           to repurchase a loan from a
                                           particular trust fund because of the
                                           breach of a representation or
                                           warranty, its sole source of funds
                                           for the repurchase would be:

                                             o  funds obtained from enforcing
                                                any similar obligation of the
                                                originator of the loan, or

                                             o  monies from any reserve fund
                                                established to pay for loan
                                                repurchases.

CREDIT ENHANCEMENT MAY BE
INSUFFICIENT TO PROVIDE AGAINST
PARTICULAR RISKS ......................    Although credit enhancement is
                                           intended to reduce the effect of
                                           delinquent payments or loan losses on
                                           particular classes of securities, the
                                           amount of any credit enhancement is
                                           subject to the limits described in
                                           the related prospectus supplement. In
                                           addition, the amount of credit
                                           enhancement may decline or be
                                           depleted before the related
                                           securities are paid in full. As a
                                           result, securityholders may suffer
                                           losses.

PRINCIPAL PAYMENTS ON THE LOANS MAY
ADVERSELY AFFECT THE AVERAGE LIFE OF,
AND RATE OF RETURN ON, YOUR
SECURITIES ............................    You may be unable to reinvest the
                                           principal payments on your securities
                                           at a rate of return equal to the rate
                                           on your securities. The timing of
                                           principal payments on the securities
                                           of a series will be affected by a
                                           number of factors, including the
                                           following:

                                             o  the extent of prepayments on the
                                                underlying loans in the trust
                                                fund or, if the trust fund
                                                contains underlying securities,
                                                on the loans backing the
                                                underlying securities;

                                             o  how payments of principal are
                                                allocated among the classes of
                                                securities of that series as
                                                specified in the related
                                                prospectus supplement;

                                             o  if any party has an option to
                                                terminate the related trust
                                                early, the effect of the
                                                exercise of the option;

                                             o  the rate and timing of defaults
                                                and losses on the assets in the
                                                related trust fund;

                                             o  repurchases of assets in the
                                                related trust fund as a result
                                                of material breaches of
                                                representations and warranties
                                                made by the depositor or a
                                                seller; and

                                             o  in the case of a trust fund that
                                                contains revolving credit line
                                                loans, any provisions for
                                                non-amortization, early
                                                amortization or scheduled
                                                amortization periods described
                                                in the related prospectus
                                                supplement.

                                           All the above factors may affect the
                                           yield to maturity of the securities.

THE INTEREST ACCRUAL PERIOD MAY
REDUCE THE EFFECTIVE YIELD ON
YOUR SECURITIES .......................    Interest payable on the securities on
                                           any given distribution date will
                                           include all interest accrued during
                                           the related interest accrual period.
                                           Each prospectus supplement will
                                           specify the interest accrual period
                                           for the related securities. If
                                           interest accrues during the calendar
                                           month before the related distribution
                                           date, your effective yield will be
                                           less than it would be if the interest
                                           accrual period ended the day before
                                           the distribution date. As a result,
                                           your effective yield at par may be
                                           less than the indicated coupon rate.

LOANS WITH BALLOON PAYMENTS MAY INCREASE
YOUR RISK OF LOSS........................  Certain underlying loans may not be fully amortizing over their terms to
                                           maturity and may require a
                                           substantial principal payment (a
                                           "balloon" payment) at their stated
                                           maturity. Loans of this type involve
                                           greater risk than fully amortizing
                                           loans since the borrower generally
                                           must be able to refinance the loan or
                                           sell the related property prior to
                                           the loan's maturity date. The
                                           borrower's ability to do so will
                                           depend on such factors as the level
                                           of available mortgage rates at the
                                           time of sale or refinancing, the
                                           relative strength of the local
                                           housing market, the borrower's equity
                                           in the property, the borrower's
                                           general financial condition and tax
                                           laws.

ADJUSTABLE RATE LOANS MAY BE
UNDERWRITTEN TO LESS STRINGENT STANDARDS
THAN FIXED RATE LOANS....................  A trust fund may include adjustable rate loans that were underwritten on
                                           the assumption that the borrowers
                                           would be able to make higher monthly
                                           payments in a relatively short period
                                           of time. In fact, however, the
                                           borrowers' income may not be
                                           sufficient to meet their loan
                                           payments as payment amounts increase,
                                           thus increasing the risk of default.

JUNIOR LIEN LOANS GENERALLY ARE RISKIER
THAN SENIOR LIEN LOANS...................  If the mortgage or home equity loans in a trust fund are primarily in a
                                           junior lien position, any proceeds
                                           from liquidations, insurance
                                           recoveries or condemnations must be
                                           used first to satisfy the claims of
                                           the related senior lien loans (and
                                           related foreclosure expenses) before
                                           being available to satisfy the junior
                                           lien loans. In addition, a junior
                                           mortgage lender may only foreclose
                                           subject to the related senior
                                           mortgage. As a result, the junior
                                           mortgage lender must either pay the
                                           related senior mortgage lender in
                                           full, at or before the foreclosure
                                           sale, or agree to make the regular
                                           payments on the senior mortgage. The
                                           trust will not have a source of funds
                                           to satisfy any senior mortgages or to
                                           continue making payments on them. As
                                           a result, the trust's ability, as a
                                           practical matter, to foreclose on any
                                           junior mortgage loan will be quite
                                           limited.

A DECLINE IN PROPERTY VALUES COULD
REDUCE THE AMOUNT AND DELAY THE TIMING
OF RECOVERIES ON DEFAULTED MORTGAGE
LOANS .................................    The following factors, among others,
                                           could adversely affect property
                                           values in such a way that the
                                           outstanding balance of the related
                                           loans, together with any senior
                                           financing on the same properties,
                                           would equal or exceed those values:

                                             o  an overall decline in the
                                                residential real estate markets
                                                where the properties are
                                                located;

                                             o  failure of borrowers to maintain
                                                their properties adequately; and

                                             o  natural disasters that may not
                                                be covered by hazard insurance,
                                                such as earthquakes and floods.

                                           If property values decline, actual
                                           rates of delinquencies, foreclosures
                                           and losses on the underlying loans
                                           could be higher than those currently
                                           experienced by the mortgage lending
                                           industry in general.

SOME MORTGAGED PROPERTIES MAY NOT BE
OWNER OCCUPIED...........................  The mortgaged properties in the trust fund may not be owner occupied. Rates
                                           of delinquencies, foreclosures and
                                           losses on mortgage loans secured by
                                           non-owner occupied properties may be
                                           higher than those on mortgage loans
                                           secured by the borrower's primary
                                           residence.

HOME IMPROVEMENT CONTRACTS AND OTHER
LOANS MAY NOT HAVE SUFFICIENT SECURITY...  A trust fund may include home improvement contracts that are not
                                           secured by an interest in real estate
                                           or otherwise. A trust fund may also
                                           include mortgage or home equity loans
                                           with original loan-to-value ratios
                                           (or combined loan-to-value ratios in
                                           the case of junior loans) greater
                                           than 100%. In these cases, the trust
                                           fund could be treated as a general
                                           unsecured creditor for the unsecured
                                           portion of these loans. If a loan of
                                           this type goes into default, the
                                           trust fund will have recourse only
                                           against the borrower's assets
                                           generally for the unsecured portion
                                           of the loan, along with the
                                           borrower's other general unsecured
                                           creditors. In a bankruptcy
                                           proceeding, the unsecured portion of
                                           the loan may be discharged, even if
                                           the value of the borrower's assets
                                           available to the trust fund would be
                                           insufficient to pay the remaining
                                           amounts owing on the loan.

HOME IMPROVEMENT CONTRACTS WILL NOT BE
TAMPED..................................   The depositor will ensure that a
                                           UCC-1 financing statement is filed
                                           that identifies as collateral the
                                           home improvement contracts included
                                           in a trust fund. However, unless the
                                           related prospectus supplement
                                           provides otherwise, the home
                                           improvement contracts themselves will
                                           not be stamped or marked to reflect
                                           their assignment to the trust fund.
                                           Thus, if as a result of negligence,
                                           fraud or otherwise, a subsequent
                                           purchaser were able to take physical
                                           possession of the contracts without
                                           notice of the assignment to the trust
                                           fund, the interests of the related
                                           securityholders in those contracts
                                           could be defeated.

IF AMOUNTS IN ANY PRE-FUNDING ACCOUNT
ARE NOT USED TO
PURCHASE TRUST ASSETS, YOU WILL
RECEIVE A PREPAYMENT ON THE
RELATED SECURITIES.......................  The related prospectus supplement may provide that the depositor or seller
                                           will deposit a specified amount in a
                                           pre-funding account on the date the
                                           securities are issued. In this case,
                                           the deposited funds may be used only
                                           to acquire additional assets for the
                                           trust during a specified period after
                                           the initial issuance of the
                                           securities. Any amounts remaining in
                                           the account at the end of that period
                                           will be distributed as a prepayment
                                           of principal to the holders of the
                                           related securities. The resulting
                                           prepayment could adversely affect the
                                           yield to maturity on those
                                           securities.

BANKRUPTCY LAWS MAY RESULT IN ADVERSE
CLAIMS AGAINST TRUST FUND ASSETS.........  The federal bankruptcy code and state debtor relief laws may adversely
                                           affect the ability of the trust fund,
                                           as a secured lender, to realize upon
                                           its security. For example, in a
                                           federal bankruptcy proceeding, a
                                           lender may not foreclose on mortgaged
                                           property without the bankruptcy
                                           court's permission. Similarly, the
                                           debtor may propose a rehabilitation
                                           plan, in the case of mortgaged
                                           property that is not his principal
                                           residence, that would reduce the
                                           amount of the lender's secured
                                           indebtedness to the value of the
                                           property as of the commencement of
                                           the bankruptcy. As a result, the
                                           lender would be treated as a general
                                           unsecured creditor for the reduced
                                           amount, the amount of the monthly
                                           payments due on the loan could be
                                           reduced, and the interest rate and
                                           loan payment schedule could be
                                           changed.

                                           Any such actions could result in
                                           delays in receiving payments on the
                                           loans underlying the securities and
                                           result in the reduction of total
                                           payments.

ENVIRONMENTAL RISKS MAY ADVERSELY AFFECT
TRUST FUND ASSETS........................  Federal, state and local laws and regulations impose a wide range of
                                           requirements on activities that may
                                           affect the environment, health and
                                           safety. In certain circumstances,
                                           these laws and regulations impose
                                           obligations on owners or operators of
                                           residential properties such as those
                                           that secure the loans. Failure to
                                           comply with these laws and
                                           regulations can
                                           result in fines and penalties that
                                           could be assessed against the trust
                                           fund as owner of the related
                                           property.

                                           In some states, a lien on the
                                           property due to contamination has
                                           priority over the lien of an existing
                                           mortgage. Further, a mortgage lender
                                           may be held liable as an "owner" or
                                           "operator" for costs associated with
                                           the release of petroleum from an
                                           underground storage tank under
                                           certain circumstances. If the trust
                                           fund is considered the owner or
                                           operator of a property, it will
                                           suffer losses as a result of any
                                           liability imposed for environmental
                                           hazards on the property.

CONSUMER PROTECTION LAWS MAY ADVERSELY
AFFECT TRUST FUND ASSETS.................  The loans and contracts in each trust fund also may be subject to federal
                                           laws relating to loan origination and
                                           underwriting. These laws

                                             o  require certain disclosures to
                                                the borrowers regarding the
                                                terms of the loans;

                                             o  prohibit discrimination on the
                                                basis of age, race, color, sex,
                                                religion, marital status,
                                                national origin, receipt of
                                                public assistance or the
                                                exercise of any right under the
                                                consumer credit protection act,
                                                in the extension of credit;

                                             o  regulate the use and reporting
                                                of information related to the
                                                borrower's credit experience;
                                                and

                                             o  require additional application
                                                disclosures, limit changes that
                                                may be made to the loan
                                                documents without the borrower's
                                                consent and restrict a lender's
                                                ability to declare a default or
                                                to suspend or reduce a
                                                borrower's credit limit to
                                                certain enumerated events.

                                           Loans may also be subject to federal
                                           laws that impose additional
                                           disclosure requirements on creditors
                                           with respect to non-purchase money
                                           mortgage loans with high interest
                                           rates or high up-front fees and
                                           charges. These laws can impose
                                           specific liabilities upon creditors
                                           that fail to comply and may affect
                                           the enforceability of the related
                                           loans. In addition, the trust fund,
                                           as assignee of the creditor, would
                                           generally be subject to all claims
                                           and defenses that the borrower could
                                           assert against the creditor,
                                           including the right to rescind the
                                           loan.

                                           Home improvement contracts may be
                                           subject to federal laws that protect
                                           the borrower from defective or
                                           incomplete work by a contractor.
                                           These laws permit the borrower to
                                           withhold payment if the work does not
                                           meet the quality and durability
                                           standards agreed to between the
                                           borrower and the contractor. These
                                           laws have the effect of subjecting
                                           the trust fund, as assignee of the
                                           creditor, to all claims and defenses
                                           which the borrower in a sale
                                           transaction could assert against the
                                           seller of defective goods.

                                           If certain provisions of these
                                           federal laws are violated, the
                                           servicer may be unable to collect all
                                           or part of the principal or interest
                                           on the loans. The trust fund also
                                           could be subject to damages and
                                           administrative enforcement.

SUBORDINATE SECURITIES ARE SUBJECT TO
ADDITIONAL RISK..........................  If you invest in any class of subordinate securities, your rights
                                           as an investor to receive payments
                                           otherwise due you will be subordinate
                                           to the rights of the servicer and the
                                           holders of the related senior
                                           securities. As a result, before
                                           investing in any subordinate
                                           securities, you must be prepared to
                                           bear the risk that payments on your
                                           securities may be delayed and that
                                           you might not recover all of your
                                           initial investment.

ANY CREDIT SUPPORT PROVIDED BY FINANCIAL
INSTRUMENTS MAY BE INSUFFICIENT TO
PROTECT AGAINST PARTICULAR RISKS.........  As described under "Credit
                                           Enhancement--Financial Instruments"
                                           in this prospectus, a trust fund may
                                           include financial instruments to
                                           protect against certain risks or to
                                           provide certain cash flow
                                           characteristics for particular
                                           classes of the securities of a
                                           series. If you invest in one of these
                                           classes and the issuer of the
                                           financial instruments fails to
                                           perform its obligations, the yield to
                                           maturity, market price and liquidity
                                           of your securities could be
                                           materially adversely affected. In
                                           addition, if the issuer of the
                                           related financial instruments
                                           experiences a credit rating
                                           downgrade, the market price and
                                           liquidity of your securities could be
                                           reduced. Finally, if the financial
                                           instruments are intended to provide
                                           an approximate or partial hedge for
                                           certain risks or cashflow
                                           characteristics, the yield to
                                           maturity, market price and liquidity
                                           of your securities could be adversely
                                           affected to the extent that the
                                           financial instrument does not provide
                                           a perfect hedge.

REMIC RESIDUAL SECURITIES ARE SUBJECT TO
ADDITIONAL RISK..........................  If you invest in any class of securities that represent the
                                           "residual interest" in a real estate
                                           mortgage investment conduit (REMIC),
                                           you will be required to report as
                                           ordinary income your pro rata share
                                           of the REMIC's taxable income,
                                           whether or not you actually received
                                           any cash. Thus, as the holder of a
                                           REMIC residual interest security, you
                                           could have taxable income and tax
                                           liabilities in a year that are in
                                           excess of your ability to deduct
                                           servicing fees and any other REMIC
                                           expenses. In addition, because of
                                           their special tax treatment, your
                                           after-tax yield on a REMIC residual
                                           interest security may be
                                           significantly less than that of a
                                           corporate bond with similar cash-flow
                                           characteristics and pre-tax yield.
                                           Transfers of REMIC residual interest
                                           securities are also restricted.

FASIT OWNERSHIP SECURITIES ARE SUBJECT
TO ADDITIONAL RISK.......................  If you are a fully taxable domestic corporation that invests in any class
                                           of securities representing the
                                           "ownership interest" in a financial
                                           asset securitization investment trust
                                           (FASIT), you will be required to
                                           report as ordinary income your pro
                                           rata share of the FASIT's taxable
                                           income, whether or not you actually
                                           received any cash. Thus, as the
                                           holder of a FASIT ownership interest
                                           security, you could have taxable
                                           income and tax liabilities in a year
                                           that are in excess of your ability to
                                           deduct servicing fees and any other
                                           FASIT expenses. In addition, because
                                           of their special tax treatment, your
                                           after-tax yield on a FASIT ownership
                                           interest security may be
                                           significantly less than that of a
                                           corporate bond with similar cash-flow
                                           characteristics and pre-tax yield.
                                           Transfers of FASIT ownership interest
                                           securities are also restricted.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR
ABILITY TO SELL SECURITIES AND DELAY
YOUR RECEIPT OF PAYMENTS.................  Limit on Liquidity of Securities.
                                           Securities issued in book-entry form
                                           may have only limited liquidity in
                                           the resale market, since investors
                                           may be unwilling to purchase
                                           securities for which they cannot
                                           obtain physical instruments.

                                           Limit on Ability to Transfer or
                                           Pledge. Transactions in book-entry
                                           securities can be effected only
                                           through The Depository Trust Company,
                                           its participating organizations, its
                                           indirect participants and certain
                                           banks. As a result, your
                                           ability to transfer or pledge
                                           securities issued in book-entry form
                                           may be limited.

                                           Delays in Distributions. You may
                                           experience some delay in the receipt
                                           of distributions on book-entry
                                           securities since the distributions
                                           will be forwarded by the trustee to
                                           DTC for DTC to credit to the accounts
                                           of its participants. In turn, these
                                           participants will credit the
                                           distributions to your account either
                                           directly or indirectly through
                                           indirect participants.

RATINGS OF THE SECURITIES DO NOT ADDRESS
ALL INVESTMENT RISKS AND MUST BE VIEWED
WITH CAUTION.............................  Any class of securities issued under this prospectus and the accompanying
                                           prospectus supplement will be rated
                                           in one of the four highest rating
                                           categories of a nationally recognized
                                           rating agency. A rating is based on
                                           the adequacy of the value of the
                                           trust fund assets and any credit
                                           enhancement for that class and
                                           reflects the rating agency's
                                           assessment of the likelihood that
                                           holders of the class of securities
                                           will receive the payments to which
                                           they are entitled. A rating is not an
                                           assessment of the likelihood that
                                           principal prepayments on the
                                           underlying loans will be made, the
                                           degree to which the rate of
                                           prepayments might differ from that
                                           originally anticipated or the
                                           likelihood of an early termination of
                                           the securities. You should not view a
                                           rating as a recommendation to
                                           purchase, hold or sell securities
                                           because it does not address the
                                           market price or suitability of the
                                           securities for any particular
                                           investor.

                                           There is no assurance that any rating
                                           will remain in effect for any given
                                           period or that the rating agency will
                                           not lower or withdraw the rating in
                                           the future. The rating agency could
                                           lower or withdraw its rating due to:

                                             o  any decrease in the adequacy of
                                                the value of the trust fund
                                                assets or any related credit
                                                enhancement, or

                                             o  an adverse change in the
                                                financial or other condition of
                                                a credit enhancement provider.

                          DESCRIPTION OF THE SECURITIES

GENERAL

     Bear Stearns Asset Backed Securities, Inc., as depositor, will establish a trust fund for each series of its securities. A particular series of certificates will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes.

     Each series of certificates will be issued under a pooling and servicing agreement or a trust agreement among the depositor, the trustee and, if the trust fund includes loans, the related servicer. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

     Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If the trust fund includes loans, the trust fund and the servicer of the loans will also enter into a servicing agreement.

     Each seller named in the related prospectus supplement, from which the depositor will have purchased assets to be included in the trust fund, may agree to reimburse the depositor for certain fees and expenses that the depositor incurs in connection with the offering of the securities.

     The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The prospectus supplement for each series of securities will describe any provision of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and of the indenture and servicing agreement, in the case of a series of notes, which materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the prospectus supplement and the governing agreements for that series.

     Each series of securities will consist of one or more classes which may be compound interest securities, variable interest securities, planned balance
(PAC) securities, zero coupon securities, principal only securities, interest only securities or participating securities. A series may also include one or more classes of subordinated securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of any conditions applicable to a particular class as described in the related prospectus supplement, the transfer of the securities may be registered, and the securities may be exchanged, at the office of the trustee without the payment of any service charge, other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

     Unless otherwise provided in the related prospectus supplement, payments of principal of and interest on a series of securities will be made on each distribution date specified in the prospectus supplement by check mailed to holders of that series, registered as such at the close of business on the record date specified in the prospectus supplement that is applicable to that distribution date, at their addresses appearing on the security register. However, payments may be made by wire transfer (at the expense of the holder requesting payment by wire transfer) in circumstances described in the prospectus supplement. However, final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the related trustee. Notice of the final payment on a security will be mailed to each holder before the distribution date on which the final principal payment is expected to be made.

     Payments of principal of and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the following amounts will be deposited directly into the collection account established for a particular series of securities with the trustee (or with the servicer in the name of the trustee):

     o all payments with respect to the primary assets for that series (see, "--The Primary Assets and Their Valuation" below), together with reinvestment income thereon;

     o amounts withdrawn from any cash, letters of credit, short-term investments or other instruments acceptable to the rating agencies identified in the prospectus supplement as rating that series and deposited in each reserve fund for the series established in the name of the trustee; and

     o amounts available pursuant to any other credit enhancement for the series.

     If provided in the related prospectus supplement, the deposits may be net of certain amounts payable to the servicer and any other person specified in the prospectus supplement. These amounts thereafter will be deposited into the separate distribution account established for the series and will be available to make payments on the related securities on the next distribution date. See "The Trust Funds--Collection and Distribution Accounts" in this prospectus.

THE PRIMARY ASSETS AND THEIR VALUATION

     The primary assets of each trust fund may include one or more pools of the following:

     o   Residential Loans,

     o   Home Equity Loans,

     o   Home Improvement Contracts,

     o   Manufactured Housing Contracts,

     o   Agency Securities, and

     o   Private Label Securities.

     When we use the term "loans" in this prospectus, we include Residential Loans, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts. The residential or mixed-use properties that secure the loans are collectively referred to in this prospectus as the "mortgaged properties."

     If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund will be assigned an initial Asset Value. Unless otherwise specified in the related prospectus supplement, the initial Asset Value of the primary assets of the trust fund will be at least equal to the principal amount of the related notes on the date of issuance.

PAYMENTS OF INTEREST

     The securities of each class that by their terms are entitled to receive interest will bear interest (calculated, unless otherwise specified in the related prospectus supplement, on the basis of a 360-day year of twelve 30-day months) from the date and at the rate specified in the prospectus supplement, or will be entitled to receive interest payment amounts calculated in the method described in the prospectus supplement. Interest on the interest-bearing securities of a series will be payable on the distribution date specified in the related prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual interest rates of the loans (or underlying loans) included in the related trust fund and/or as prepayments occur with respect to the loans (or underlying loans). Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to principal on that date.

     Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding that distribution date.

PAYMENTS OF PRINCIPAL

     On each distribution date for a series, principal payments will be made to the holders of the securities on which principal is then payable, to the extent set forth in the prospectus supplement. The payments will be made in a total amount determined as specified in the prospectus supplement and will be allocated among the respective classes of the series in the manner, at the times and in the priority (which may include allocation by random lot) set forth in the prospectus supplement.

FINAL SCHEDULED DISTRIBUTION DATE

     The final scheduled distribution date with respect to each class of a series of notes is the date no later than which the total principal balance of the class will be fully paid, and the final scheduled distribution date with respect to each class of a series of certificates is the date on which the principal balance of the class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to that series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement.

     Since payments on the primary assets of each trust fund will be used to make distributions that reduce the outstanding principal amount of the related securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, unless otherwise specified in the related prospectus supplement, the actual final distribution date of any certificate may occur later than its final scheduled distribution date as a result of delinquencies, defaults and liquidations of the primary assets of the related trust fund. No assurance can be given as to the actual prepayment experience with respect to any series. See "--Weighted Average Lives of the Securities" below.

SPECIAL REDEMPTION

     If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of the securities may be subject to special redemption, in whole or in part, on the special redemption date specified in the related prospectus supplement if, as a consequence of prepayments on the loans (or underlying loans) or low yields then available for reinvestment, the entity specified in the prospectus supplement determines, based on assumptions set forth in the applicable agreement, that the available interest amount that will have accrued on the securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities to that date. In this event and as further described in the related prospectus supplement, the trustee will redeem a principal amount of outstanding securities of the series sufficient to cause the available interest amount to equal the amount of interest that will have accrued through the designated interest accrual date for the securities outstanding immediately after the redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

     The depositor or the servicer or any other entity that may be designated in the related prospectus supplement will have the option, on any distribution date, to purchase one or more classes of certificates of any series or redeem, in whole or in part, one or more classes of notes of any series under the circumstances, if any, specified in the related prospectus supplement. Alternatively, if the prospectus supplement for a series of certificates so provides, the depositor, the servicer or another entity designated in the prospectus supplement will have the option to cause an early termination of the related trust fund by repurchasing all of the primary assets from the trust fund on or after a date specified in the prospectus supplement, or on or after such time as the total outstanding principal amount of the certificates or primary assets (as specified in the prospectus supplement) is equal to or less than the amount or percentage specified in the prospectus supplement. Notice of the redemption, purchase or termination must be given by the depositor or the trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the prospectus supplement. If specified in the prospectus supplement, in the event that a REMIC election has been made, the trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code of 1986, as amended.

     In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

WEIGHTED AVERAGE LIVES OF THE SECURITIES

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. Unless otherwise specified in the related prospectus supplement, the weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable), included in the trust fund for a series is paid, whether in the form of scheduled amortization or prepayments.

     Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for each series of securities will describe the prepayment standard or model, if any, that is used and may contain tables setting forth the projected weighted average life of each class of securities of the series and the percentage of the original principal amount of each class of securities of the series that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

     There is, however, no assurance that prepayment of the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job-related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do others. The deductibility of mortgage interest payments, servicing decisions and other factors also can affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the loans (or underlying loans) either from time to time or over the lives of the loans (or underlying loans).

     The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans (or underlying loans) for a series, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the loans (or underlying loans) for a series may have different interest rates. In addition, the weighted average life of a class of securities may be affected by the varying maturities of the loans (or underlying loans). If any loans (or underlying loans) for a series have actual terms to stated maturity that are less than those that were assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate established by the rating agencies named in the related prospectus supplement.

                                 THE TRUST FUNDS

GENERAL

     The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund. The trust fund of each series will include assets purchased by the depositor from the seller composed of:

     o   the primary assets of the trust fund;

     o amounts available from the reinvestment of payments on the primary assets at any Assumed Reinvestment Rate that may be established by the rating agencies specified in the related prospectus supplement;

     o any credit enhancement in the form of an irrevocable letter of credit, surety bond, insurance policy or other form of credit support;

     o REO property consisting of any mortgaged property or home improvement that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

     o the amount, if any, initially deposited into the collection account or distribution account(s) for the series as specified in the related prospectus supplement.

     The securities will be non-recourse obligations of the related trust fund. Unless the prospectus supplement indicates otherwise, the assets of the trust fund specified in the related prospectus supplement will serve as collateral only for that series of securities. Holders of a series of notes may only proceed against the collateral securing that series in the case of a default with respect to the notes and may not proceed against any assets of the depositor or the related trust fund not pledged to secure the notes.

     The primary assets for a series will be sold by the seller to the depositor or purchased by the depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates) and will be transferred by the depositor to the related trust fund. Loans relating to a series will be serviced by the servicer (which may be the seller) that is specified in the related prospectus supplement. The servicer will service the loans pursuant to a pooling and servicing agreement with respect to a series of certificates, or a servicing agreement between the trust fund and servicer with respect to a series of notes.

     If the prospectus supplement so provides, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and the trustee.

     Each trust fund, prior to the initial offering of the related series of securities, will have no assets or liabilities. No trust fund is expected to engage in any activities other than:

     o to acquire, manage and hold the related primary assets and other assets contemplated in this prospectus and in the related prospectus supplement, and the proceeds thereof,

     o   to issue the related securities,

     o   to make payments and distributions on the securities, and

     o   to perform certain related activities.

No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

     Primary assets included in the trust fund for a series may consist of any combination of loans, Agency Securities and Private Label Securities, as and to the extent the related prospectus supplement specifies.

THE LOANS

     General. Loans in each trust fund may consist of Residential Loans, Home Equity Loans, Home Improvement Contracts or Manufactured Housing Contracts. If specified in the related prospectus supplement, the loans in the related trust fund may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be either "conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

     In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

     o   Interest may be payable at

         -   a fixed rate,

         - a rate that adjusts from time to time in relation to an index that will be specified in the related prospectus supplement,

         - a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

         -   a rate that otherwise varies from time to time, or

         -   a rate that is convertible from an adjustable rate to a fixed rate.

     Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the property or another source.

     o   Principal may be

         - payable on a level debt service basis to fully amortize the loan over its term,

         - calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

         -   nonamortizing during all or a portion of the original term.

     Payment of all or a substantial portion of the principal may be due on maturity in the form of a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

     o   Monthly payments of principal and interest may

         -   be fixed for the life of the loan,

         -   increase over a specified period of time or

         -   change from period to period.

     Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

     A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

     When we use the term "mortgaged property" in this prospectus, we mean the real property which secures repayment of the related loan. Home Improvement Contracts and Manufactured Housing Contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of Home Equity Loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. When we use the term "properties" in this prospectus supplement, we mean the related mortgaged properties, home improvements and manufactured homes. The properties relating to the loans will consist primarily of single-family properties, meaning detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and other dwelling units, or mixed-use properties. Any mixed-use property will not exceed three stories and its primary use will be for one- to four-family residential occupancy, with the remainder of its space for retail, professional or other commercial uses. Any non-residential use will be in compliance with local zoning laws and regulations. Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

     Home Equity Loans. The primary assets for a series may consist, in whole or in part, of, closed-end home equity loans, revolving credit line home equity loans or certain balances forming a part of the revolving credit line loans, secured by mortgages creating senior or junior liens primarily on one- to four-family residential or mixed-use properties. The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize the loan at its stated maturity. Unless otherwise described in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Principal amounts of a revolving credit line loan may be drawn down (up to the maximum amount set forth in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date designated in the prospectus supplement. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily principal balance of that loan. Under certain circumstances, a borrower under either a revolving credit line loan or a closed-end loan may choose an interest-only payment option. In this case only the amount of interest that accrues on the loan during the billing cycle must be paid. An interest-only payment option may be available for a specified period before the borrower must begin making at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     The rate of prepayment on Home Equity Loans cannot be predicted. Home Equity Loans have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of their prepayment. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Home Equity Loans may experience a higher rate of prepayment than traditional fixed-rate first mortgage loans. On the other hand, because Home Equity Loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgage loans. Any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of the Home Equity Loans. Moreover, the enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Home Equity Loans. See "Material Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans" in this prospectus.

     Collections on revolving credit line loans may vary for a number of reasons, including those listed below.

     o A borrower may make a payment during a month in an amount that is as little as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans (and, in more limited circumstances, closed-end loans with respect to which an interest-only payment option has been selected), the interest, fees and charges for that month.

     o A borrower may make a payment that is as much as the entire principal balance plus accrued interest and related fees and charges during a month.

     o   A borrower may fail to make the required periodic payment.

     o Collections on the mortgage loans may vary due to seasonal purchasing and the payment habits of borrowers.

     Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related prospectus supplement) greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Unless otherwise specified in the related prospectus supplement, mortgages on cooperative dwelling units consist of a lien on the shares issued by the cooperative dwelling corporation and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

     The aggregate principal balance of loans secured by single family properties that are owner-occupied will be disclosed in the related prospectus supplement. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied will be either

     o a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the mortgaged property as a primary residence, or

     o a finding that the address of the underlying mortgaged property is the borrower's mailing address as reflected in the servicer's records.

     To the extent specified in the related prospectus supplement, single family properties may include non-owner occupied investment properties and vacation and second homes.

     Home Improvement Contracts. The primary assets for a series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements originated by home improvement contractors in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Contracts will be either unsecured or secured by senior or junior mortgages primarily on single family properties, or by purchase money security interests in the related home improvements. Unless otherwise specified in the applicable prospectus supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, the home improvements securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

     Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

     The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

     Additional Information. The selection criteria applicable to the loans will be specified in the related prospectus supplement. These include, but are not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information.

     The loans for a series of securities may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms but require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the loans for a series of securities may include loans that do not have a specified stated maturity.

     The loans will be either conventional contracts or contracts insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA). Loans designated in the related prospectus supplement as insured by the FHA will be insured under various FHA programs as authorized under the United States Housing Act of 1937, as amended.. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series of securities may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

     The insurance premiums for loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD) and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA-insured loan will be obligated to purchase any such debenture issued in satisfaction of a loan upon default for an amount equal to the principal amount of the debenture.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the date of foreclosure but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

     The maximum guaranty that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to its guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     With respect to a defaulted VA-guaranteed loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranteed amount is submitted to the VA after liquidation of the related mortgaged property.

     The amount payable under a VA guaranty will be the percentage of the VA-insured loan originally guaranteed by the VA applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

     The prospectus supplement for each series will provide information with respect to the loans that are primary assets of the related trust fund as of the cut-off date, including, among other things, and to the extent relevant:

     o   the aggregate unpaid principal balance of the loans;

     o the range and weighted average interest rates on the loans and, in the case of adjustable rate loans, the range and weighted average of the current interest rates and the lifetime interest rate caps, if any;

     o   the range and average principal balance of the loans;

     o the weighted average original and remaining terms to stated maturity of the loans and the range of original and remaining terms to stated maturity, if applicable;

     o the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

     o the percentage (by principal balance as of the cut-off date) of loans that accrue interest at adjustable or fixed interest rates;

     o any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

     o the percentage (by principal balance as of the cut-off date) of loans that are secured by mortgaged properties or home improvements or that are unsecured;

     o the geographic distribution of any mortgaged properties securing the loans;

     o for loans that are secured by single family properties, the percentage (by principal balance as of the cut-off date) secured by shares relating to cooperative dwelling units, condominium units, investment property and vacation or second homes;

     o   the lien priority of the loans;

     o   the delinquency status and year of origination of the loans;

     o whether the loans are closed-end loans and/or revolving credit line loans; and

     o in the case of revolving credit line loans, the general payments and credit line terms of those loans and other pertinent features.

     The prospectus supplement will also specify any other limitations on the types or characteristics of the loans in the trust fund for the related series of securities.

     If information of the nature described above respecting the loans is not known to the depositor at the time the securities are initially offered, more general or approximate information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the SEC within 15 days after the initial issuance of the securities.

PRIVATE LABEL SECURITIES

     General. Primary assets for a series may consist, in whole or in part, of Private Label Securities or PLS (i.e., private mortgage-backed asset-backed securities) that include:

     o pass-through certificates representing beneficial interests in underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund, or

     o collateralized obligations secured by underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund.

     The Private Label Securities will previously have been

     o offered and distributed to the public pursuant to an effective registration statement, or

     o purchased in a transaction not involving any public offering from a person that is not an affiliate of the Private Label Securities at the time of sale (nor its affiliate at any time during the three preceding months) and a period of two years has elapsed since the date the Private Label Securities were acquired from the issuer or its affiliate, whichever is later.

     Although individual underlying loans may be insured or guaranteed by the United States or one of its agencies or instrumentalities, they need not be, and the Private Label Securities themselves may be, but need not be, insured or guaranteed.

     The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement. The seller/servicer of the underlying loans will have entered into a PLS agreement with the PLS trustee. The PLS trustee, its agent or a custodian will take possession of the underlying loans. The underlying loans will be serviced by the PLS servicer directly or by one or more sub-servicers subject to the supervision of the PLS servicer.

     The issuer Private Label Securities will be

     o a financial institution or other entity engaged generally in the business of lending,

     o a public agency or instrumentality of a state, local or federal government, or

     o a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in trusts.

If specified in the prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer generally will be limited to certain representations and warranties that it makes with respect to the assets it conveys to the related trust. Unless otherwise specified in the related prospectus supplement, the PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement.

     Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement. The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase the underlying loans after a certain date or under other circumstances specified in the related prospectus supplement.

     The loans underlying the Private Label Securities may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. The underlying loans will be secured by mortgages on mortgaged properties.

     Credit Support Relating to Private Label Securities. Credit support in the form of reserve funds, subordination of other private securities issued under the PLS agreement, guarantees, cash collateral accounts, security policies or other types of credit support may be provided with respect to the underlying loans or with respect to the Private Label Securities themselves. The type, characteristics and amount of credit support will be a function of the characteristics of the underlying loans and other factors and will be based on the requirements of the nationally recognized statistical rating organization that rated the Private Label Securities.

     Additional Information. If the primary assets of a trust fund include Private Label Securities, the related prospectus supplement will specify the items listed below, to the extent relevant and to the extent information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

     o the total approximate principal amount and type of the Private Label Securities to be included in the trust fund,

     o the maximum original term to stated maturity of the Private Label Securities,

     o the weighted average term to stated maturity of the Private Label Securities,

     o the pass-through or certificate rate or range of rates of the Private Label Securities,

     o the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

     o certain characteristics of any credit support such as reserve funds, security policies or guarantees relating to the underlying loans or to the Private Label Securities themselves;

     o the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Label Securities, and

     o the terms on which underlying loans may be substituted for those originally underlying the Private Label Securities.

In addition, the related prospectus supplement will provide information about the loans underlying the Private Label Securities, including

     o the payment features of the underlying loans (i.e., whether closed-end loans or revolving credit line loans, whether fixed rate or adjustable rate, whether level payment or balloon payment loans),

     o the approximate aggregate principal balance, if known, of the underlying loans insured guaranteed by a governmental entity,

     o the servicing fee or range of servicing fees with respect to the underlying loans,

     o the minimum and maximum stated maturities of the underlying loans at origination,

     o   the lien priority of the underlying loans, and

     o   the delinquency status and year of origination of the underlying loans.

     The above disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement. If information of the nature described above for the Private Label Securities is not known to the depositor at the time the securities are initially offered, more general or approximate information of a similar nature will be provided in the prospectus supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the SEC within 15 days of the initial issuance of the securities.

AGENCY SECURITIES

     Ginnie Mae. The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

     Section 306 (g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306 (g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

     Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans and/or VA loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA loans or VA loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

     The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA loans or VA loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA loans or VA loans.

     If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

     Except for pools of mortgage loans secured by manufactured homes, all mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per year of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II certificate may have annual interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate, are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of the Ginnie Mae certificate.

     Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of those mortgage loans. Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

     Fannie Mae. The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of

Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate to be included in the trust fund for a series of securities will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

     o   fixed-rate level installment conventional mortgage loans,

     o fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA,

     o   adjustable rate conventional mortgage loans, or

     o adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program and will be secured by a first lien on a one- to four-family residential property.

     Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

     Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed security is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

     Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

     Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

     Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

     Freddie Mac. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, United States government-sponsored enterprise created pursuant to the Federal Home loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA loans, VA loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

     Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share. However, Freddie Mac does not guarantee, except if and to the extent specified in the prospectus supplement for a series, the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (x) 30 days following foreclosure sale, (y) 30 days following payment of the claim by any mortgage insurer, or (z) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

     Freddie Mac certificates are not guaranteed by the United States or by any Federal Home loan Bank and do not constitute debts or obligations of the United States or any Federal Home loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

     Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

     Under Freddie Mac's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying the Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases group of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

     Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate group formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

     Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

     Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped Agency Security, unless otherwise specified in the related prospectus supplement.

     Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

COLLECTION AND DISTRIBUTION ACCOUNTS

     A separate collection account will be established by the trustee, or by the servicer in the name of the trustee, for each series of securities for receipt of

     o the amount of any cash specified in the related prospectus supplement to be initially deposited by the depositor in the collection account,

     o all amounts received with respect to the primary assets of the related trust fund, and

     o unless otherwise specified in the related prospectus supplement, income earned on the foregoing amounts.

As provided in the related prospectus supplement, certain amounts on deposit in the collection account and certain amounts available under any credit enhancement for the securities of that series will be deposited into the applicable distribution account for distribution to the holders of the related securities. The trustee will establish a separate distribution account for each series of securities. Unless otherwise specified in the related prospectus supplement, the trustee will invest the funds in the collection account and the distribution account in eligible investments including, among other investments, obligations of the United States and certain of its agencies, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the rating agencies named in the prospectus supplement. With certain exceptions, all such eligible investments must mature, in the case of funds in the collection account, not later than the day preceding the date when the funds are due to be deposited into the distribution account or otherwise distributed and, in the case of funds in the distribution account, not later than the day preceding the next distribution date for the related series of securities.

     Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement that may be specified in the related prospectus supplement.

     If specified in the related prospectus supplement, a trust fund will include one or more pre-funding accounts that are segregated trust accounts established and maintained with the trustee for the related series. If specified in the prospectus supplement, a portion of the proceeds of the sale of the securities equal to the pre-funded amount will be deposited into the pre-funding account on the closing date and may be used to purchase additional primary assets during the pre-funding period specified in the prospectus supplement. In no case will the pre-funded amount exceed 50% of the total principal amount of the related securities, and in no case will the pre-funding period exceed one year. The primary assets to be purchased generally will be selected on the basis of the same criteria as those used to select the initial primary assets of the trust fund, and the same representations and warranties will be made with respect to them. If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, the remaining amount will be applied in the manner specified in the related prospectus supplement to prepay the notes and/or the certificates of that series.

     If a pre-funding account is established, one or more capitalized interest accounts that are segregated trust accounts may be established and maintained with the trustee for the related series. On the closing date for the series, a portion of the proceeds of the sale of the related securities will be deposited into the capitalized interest account and used to fund the excess, if any, of

     o   the sum of

         o  the amount of interest accrued on the securities of the series, and

         o if specified in the related prospectus supplement, certain fees or expenses during the pre-funding period,

over

     o the amount of interest available from the primary assets in the trust fund.

         Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for these purposes will be distributed to the person specified in the related prospectus supplement.

                               CREDIT ENHANCEMENT

     If so provided in the prospectus supplement relating to a series of securities, simultaneously with the depositor's assignment of the primary assets to the trustee, the depositor will obtain from an institution or by other means acceptable to the rating agencies named in the prospectus supplement one or more types of credit enhancement in favor of the trustee on behalf of the holders of the related series or designated classes of the series. The credit enhancement will support the payment of principal of and interest on the securities, and may be applied for certain other purposes to the extent and under the conditions set forth in the prospectus supplement. Credit enhancement for a series may include one or more of the forms described below or any other form as may be specified in the related prospectus supplement. If so specified in the related prospectus supplement, the credit enhancement may be structured so as to protect against losses relating to more than one trust fund.

SUBORDINATED SECURITIES

     If specified in the related prospectus supplement, credit enhancement for a series may consist of one or more classes of subordinated securities. The rights of the holders of subordinated securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the same series, but only to the extent described in the related prospectus supplement.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

     If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

     o maintaining timely payments or providing additional protection against losses on the trust fund assets;

     o   paying administrative expenses; or

     o establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC following issuance of the securities of the related series.

OVER-COLLATERALIZATION

     If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

OTHER INSURANCE POLICIES

     If specified in the related prospectus supplement, credit enhancement for a series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

     Pool Insurance Policy. If so specified in the related prospectus supplement, the depositor will obtain a pool insurance policy for the loans in the related trust fund. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any pool insurance coverage will be set forth in the related prospectus supplement.

     Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan (title to which has been acquired by the insured) and to the extent the damage is not covered by a standard hazard insurance policy (or any flood insurance policy, if applicable) required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of

     o   the cost of repair or replacement of the property, and

     o upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property.

     If the unpaid principal balance of the loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the related property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

     Restoration of the property with the proceeds described in the first bullet of the second previous paragraph is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described in the second bullet of the second previous paragraph will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

     Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then-outstanding principal balance of the loan. The amount of the secured debt could be reduced to that value, and the holder of the loan thus would become an unsecured creditor to the extent the principal balance of the loan exceeds the value assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Material Legal Aspects of the Loans" in this prospectus. If the related prospectus supplement so provides, the depositor or other entity specified in the prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Federal Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by the court of the principal amount of a loan and will cover certain unpaid interest on the amount of any principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all loans in the trust fund for the related series. The amount will be reduced by payments made under the bankruptcy bond in respect of the loans, unless otherwise specified in the related prospectus supplement, and will not be restored.

RESERVE FUNDS

     If the prospectus supplement relating to a series of securities so specifies, the depositor will deposit into one or more reserve funds cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agencies in the amount specified in the prospectus supplement. Each reserve fund will be established by the trustee as part of the trust fund for that series or for the benefit of the credit enhancement provider for that series. In the alternative or in addition to the initial deposit by the depositor, a reserve fund for a series may be funded over time through application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

     Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of the related series, to pay expenses, to reimburse any credit enhancement provider for the series or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

     Amounts deposited into a reserve fund will be invested by the trustee in eligible investments maturing no later than the day specified in the related prospectus supplement.

CROSS-COLLATERALIZATION

     If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by

     o the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund, or

     o the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund.

Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

     If provided in the prospectus supplement relating to a series of securities, the depositor will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agencies named in the prospectus supplement under which the entity will provide certain payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for the series are not sufficient to make payments on the securities of the series as provided in the prospectus supplement.

DEPOSIT AGREEMENT

     If specified in a prospectus supplement, the depositor and the trustee for a series of securities will enter into a deposit agreement with the entity specified in the prospectus supplement on or before the sale of the related series of securities. The deposit agreement is intended to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The related prospectus supplement will describe the terms of any deposit agreement.

FINANCIAL INSTRUMENTS

     If provided in the related prospectus supplement, the trust fund may include one or more financial instruments that are intended to meet the following goals:

     o to convert the payments on some or all of the loans and Private Label Securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

     o to provide payments if any index rises above or falls below specified levels; or

     o to provide protection against interest rate changes, certain types of losses or other payment shortfalls to one or more classes of the related series.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

     The related prospectus supplement will include, or incorporate by reference, material financial and other information about the provider of the financial instruments.

                               SERVICING OF LOANS

GENERAL

     Under the pooling and servicing agreement or the servicing agreement for a series of securities, the servicer will provide customary servicing functions with respect to the loans comprising the primary assets of the related trust fund.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

     The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related governing agreement for a series and any applicable credit enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer has the discretion to

     o waive any assumption fee, late payment charge, or other charge in connection with a loan, and

     o to the extent provided in the related agreement, arrange with a borrower a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on the loan.

     If the related prospectus supplement so provides, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which borrower payments for taxes, assessments, mortgage and hazard insurance policy premiums and other comparable items will be deposited. In the case of loans that do not require such payments under the related loan documents, the servicer will not be required to establish any escrow or impound account for those loans. The servicer will make withdrawals from the escrow accounts to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow accounts to the extent required by law, to repair or otherwise protect the related property and to clear and terminate the escrow accounts. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to the escrow accounts when a deficiency exists.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

     Unless the related prospectus supplement specifies otherwise, the trustee or the servicer will establish a separate collection account in the name of the trustee. Unless the related prospectus supplement provides otherwise, the collection account will be

     o an account maintained at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated by each rating agency named in the prospectus supplement at levels satisfactory to the rating agency; or

     o an account the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or an account secured in a manner meeting requirements established by each rating agency named in the prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, the funds held in the collection account may be invested in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

     Unless otherwise specified in the related prospectus supplement, the servicer, the depositor, the trustee or the seller, as appropriate, will deposit into the collection account for each series, on the business day following the closing date, all scheduled payments of principal and interest on the primary assets due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by the servicer (other than, unless otherwise provided in the related prospectus supplement, in respect of principal of and interest on the related primary assets due on or before the cut-off date):

     o all payments in respect of principal, including prepayments, on the primary assets;

     o all payments in respect of interest on the primary assets after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement), related servicing fees payable to the servicer;

     o all Liquidation Proceeds after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement), the servicing fee, if any, in respect of the related primary asset;

     o   all Insurance Proceeds;

     o all amounts required to be deposited into the collection account from any reserve fund for the series pursuant to the related agreement;

     o all advances of cash made by the servicer in respect of delinquent scheduled payments on a loan and for any other purpose as required pursuant to the related agreement; and

     o all repurchase prices of any primary assets repurchased by the depositor, the servicer or the seller pursuant to the related agreement.

     Unless otherwise specified in the related prospectus supplement, the servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

     o to reimburse itself for advances that it made in connection with that series under the related agreement; provided that the servicer's right to reimburse itself is limited to amounts received on or in respect of particular loans (including, for this purpose, Liquidation Proceeds and proceeds of insurance policies covering the related loans and Mortgaged Properties ("Insurance Proceeds")) that represent late recoveries of scheduled payments with respect to which the Advance was made;

     o to the extent provided in the related agreement, to reimburse itself for any advances that it made in connection with the series which the servicer determines in good faith to be nonrecoverable from amounts representing late recoveries of scheduled payments respecting which the advance was made or from Liquidation Proceeds or Insurance Proceeds;

     o to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited into the collection account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of the Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

     o in the event the servicer has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery to the extent permitted by the related agreement;

     o to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

     o to pay to the applicable person with respect to each primary asset or related real property that has been repurchased or removed from the trust fund by the depositor, the servicer or the seller pursuant to the related agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

     o to make payments to the trustee of the series for deposit into the related distribution account or for remittance to the holders of the series in the amounts and in the manner provided for in the related agreement; and

     o to clear and terminate the collection account pursuant to the related agreement.

     In addition, if the servicer deposits into the collection account for a series any amount not required to be deposited therein, the servicer may, at any time, withdraw the amount from the collection account.

ADVANCES AND LIMITATIONS ON ADVANCES

     The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. If specified in the related prospectus supplement, the servicer will be obligated to make advances. Its obligation to make advances may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans that represent late recoveries of scheduled payments, Insurance Proceeds or Liquidation Proceeds respecting which an advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account(s), as the case may be, or from a specified reserve fund, as applicable, to the extent specified in the related prospectus supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

     Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related prospectus supplement, the servicer will be required to maintain (or to cause the borrower under each loan to maintain) a standard hazard insurance policy providing the standard form of fire insurance coverage with extended coverage for certain other hazards as is customary in the state in which the related property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to holders. When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

     The standard hazard insurance policies covering properties typically will contain a "coinsurance" clause, which in effect will require that the insured at all times carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the property, including any improvements on the property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of

     o the actual cash value (i.e., replacement cost less physical depreciation) of the property, including the improvements, if any, damaged or destroyed, and

     o such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as their principal balances decrease, and since the value of the properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

     Unless otherwise specified in the related prospectus supplement, coverage will be in an amount at least equal to the greater of

     o the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy, and

     o   the outstanding principal balance of the related loan.

Unless otherwise specified in the related prospectus supplement, the servicer will also maintain on REO property a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO property other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require the additional insurance.

     Any amounts collected by the servicer under insurance policies (other than amounts to be applied to the restoration or repair of the property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement) will be deposited into the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency named in the prospectus supplement, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit into the collection account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

REALIZATION UPON DEFAULTED LOANS

     The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In this connection, the servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans that it services. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that

     o the restoration or foreclosure will increase the Liquidation Proceeds of the related loan available to the holders after reimbursement to itself for its expenses, and

     o its expenses will be recoverable either through Liquidation Proceeds or Insurance Proceeds.

However, in the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any REO property by the end of the third calendar year after the trust fund acquires beneficial ownership of the REO property. While the holder of an REO property can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the servicer nor the depositor will be required to do so.

     The servicer may arrange with the borrower on a defaulted loan a change in the terms of the loan to the extent provided in the related prospectus supplement. This type of modification may only be entered into if it meets the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meets the other conditions set forth in the related prospectus supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     Unless otherwise specified in the related prospectus supplement for a series, when any property is about to be conveyed by the borrower, the servicer will, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the related loan under any applicable "due-on-sale" clause, unless it reasonably believes that the clause is not enforceable under applicable law or if enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed. Under the assumption, the transferee of the property becomes liable under the loan and the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Except as otherwise provided in the related prospectus supplement, the servicer will be entitled to a periodic servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges and similar items, and excess proceeds following disposition of property in connection with defaulted loans.

     Unless otherwise specified in the related prospectus supplement, the servicer will pay certain expenses incurred in connection with the servicing of the loans, including, without limitation, the payment of the fees and expenses of each trustee and independent accountants, payment of security policy and insurance policy premiums, if applicable, and the cost of any credit enhancement, and payment of expenses incurred in preparation of reports to holders.

     When a borrower makes a principal prepayment in full between due dates on the related loan, the borrower generally will be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related prospectus supplement, in order that one or more classes of the securities of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the applicable trustee for deposit into the related distribution account an amount equal to one month's interest on the related loan (less the servicing fee). If the total amount of these shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

     Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to reimbursement for certain expenses that it incurs in connection with the liquidation of defaulted loans. The related holders will suffer no loss by reason of the servicer's expenses to the extent the expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the policies has been exhausted, the related holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the servicer's expenses, are less than the principal balance of and unpaid interest on the related loan that would be distributable to holders. In addition, the servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO property This right of reimbursement is prior to the rights of the holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other credit enhancement. The servicer generally is also entitled to reimbursement from the collection account for advances.

     Unless otherwise specified in the related prospectus supplement, the rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of securities of the series.

EVIDENCE AS TO COMPLIANCE

     If so specified in the related prospectus supplement, the applicable governing agreement will provide that, each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined certain documents and records relating to the servicing of the loans by the servicer and that, on the basis of the examination, the firm is of the opinion that the servicing has been conducted in compliance with the agreement, except for such exceptions as the firm believes to be immaterial and any other exceptions set forth in the statement.

     If so specified in the related prospectus supplement, the applicable agreement will also provide for delivery to the trustee of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

     The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

     If an event of default occurs under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Unless otherwise specified in the related prospectus supplement, the events of default and the rights of a trustee upon a default under the agreement for the related series will be substantially similar to those described under "The Agreements--Events of Default; Rights upon Event of Default--Pooling and Servicing Agreement; Servicing Agreement" in this prospectus.

     Unless otherwise specified in the prospectus supplement, the servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement unless the successor servicer accepting such assignment or delegation

     o   services similar loans in the ordinary course of its business;

     o   is reasonably satisfactory to the trustee;

     o has a net worth of not less than the amount specified in the prospectus supplement;

     o would not cause the rating of the related securities by a rating agency named in the prospectus supplement, as such rating is in effect immediately prior to the assignment, sale or transfer, to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

     o executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, that contains an assumption by the successor servicer of the due and punctual performance and observance of each covenant and condition required to be performed or observed by the servicer under the agreement from and after the date of the agreement.

     No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above. In this instance, however, the assigning servicer will remain liable for the servicing obligations under the agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the agreement provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

     Except to the extent otherwise provided, each agreement will provide that neither the servicer nor any director, officer, employee or agent of the servicer will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment. However, neither the servicer nor any such person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the agreement. Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of those obligations and duties. In addition, the agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the agreement that, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

                                 THE AGREEMENTS

     The following summaries describe the material provisions of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and the indenture and servicing agreement, in the case of a series of notes. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements applicable to the particular series of securities. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

ASSIGNMENT OF PRIMARY ASSETS

     General. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the related trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund. This assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date (except for any retained interests). The trustee will, concurrently with the assignment, execute and deliver the securities.

     Assignment of Mortgage Loans. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee (or, if specified in the prospectus supplement, a custodian on behalf of the trustee), as to each Residential Loan and Home Equity Loan, the related note endorsed without recourse to the order of the trustee or in blank, the original mortgage, deed of trust or other security instrument with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case a copy of the mortgage will be delivered, together with a certificate that the original of the mortgage was delivered to such recording office), and an assignment of the mortgage in recordable form. The trustee or, if so specified in the related prospectus supplement, the custodian will hold these documents in trust for the benefit of the holders.

     If so specified in the related prospectus supplement, at the time of issuance of the securities, the depositor will cause assignments to the trustee of the mortgages relating to the loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related loans. If specified in the prospectus supplement, the depositor will cause the assignments to be recorded within the time after issuance of the securities as is specified in the related prospectus supplement. In this event, the prospectus supplement will specify whether the agreement requires the depositor to repurchase from the trustee any loan the related mortgage of which is not recorded within that time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

     Assignment of Home Improvement Contracts. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee or the custodian each original Home Improvement Contract and copies of related documents and instruments and, except in the case of unsecured Home Improvement Contracts, the security interest in the related home improvements. In order to give notice of the right, title and interest of holders to the Home

Improvement Contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related prospectus supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the trust fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of the assignment, the interest of holders in the Home Improvement Contracts could be defeated. See "Material Legal Aspects of the Loans--The Home Improvement Contracts" in this prospectus.

     Assignment of Manufactured Housing Contracts. If specified in the related prospectus supplement, the depositor or the seller will deliver to the trustee the original contract as to each Manufactured Housing Contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material Legal Aspects of the Loans -- The Contracts."

     Loan Schedule. Each loan will be identified in a schedule appearing as an exhibit to the related and will specify with respect to each loan:

     o   the original principal amount,

     o   its unpaid principal balance as of the cut-off date,

     o   the current interest rate,

     o   the current scheduled payment of principal and interest,

     o   the maturity date, if any, of the related note, and

     o if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the current index.

     Assignment of Agency and Private Label Securities. The depositor will cause the Agency and Private Label Securities to be registered in the name of the trustee (or its nominee or correspondent). The trustee (or its nominee or correspondent) will take possession of any certificated Agency or Private Label Securities. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession of, or be assignee of record of, any loans underlying the Agency or Private Label Securities. See "The Trust Funds--Private Label Securities" in this prospectus. Each Agency and Private Label Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each Agency and Private Label Security conveyed to the related trust fund. In the agreement, the depositor will represent and warrant to the trustee that:

     o   the information contained in the Agency or Private Label Securities schedule is true and correct in all material respects,

     o immediately prior to the conveyance of the Agency or Private Label Securities, the depositor had good title and was the sole owner of the Agency or Private Label Securities (subject to any retained interest),

     o there has been no other sale of the Agency or Private Label Securities, and

     o there is no existing lien, charge, security interest or other encumbrance on the Agency or Private Label Securities (other than any retained interest).

     Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related prospectus supplement, if any document in the file relating to the primary assets delivered by the depositor to the trustee (or custodian) is found by the trustee, within 90 days of the execution of the related agreement (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date), to be defective in any material respect and the depositor or seller does not cure such defect within 90 days (or within any other period specified in the related prospectus supplement) the depositor or seller will, not later than 90 days (or within such any period specified in the related prospectus supplement), after the trustee's notice to the depositor or the seller, as the case may be, of the defect, repurchase from the trustee the related primary asset or any property acquired in respect of the asset. Unless otherwise specified in the related prospectus supplement, the repurchase shall be effected at a price equal to the sum of:

     o   the lesser of

              o  the principal balance of the primary asset, and

              o  the trust fund's federal income tax basis in the primary asset;

plus

     o accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the related agreement.

However, the purchase price shall not be limited to the trust fund's federal income tax basis in the asset, if the repurchase at a price equal to the principal balance of the repurchased primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

     If provided in the related prospectus supplement, the depositor or seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the non-conforming primary asset from the trust fund and substitute in its place one or more other qualifying substitute primary assets. If no REMIC election is made with respect to the trust fund, the substitution must be effected within 120 days of the date of initial issuance of the securities. If a REMIC election is made with respect to the trust fund the trustee must have received after a specified time period a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

     Unless otherwise specified in the related prospectus supplement, any qualifying substitute primary asset will, on the date of substitution, meet the following criteria:

     o it has a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the principal balance of the deleted primary asset (the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders),

     o it has an interest rate not less than (and not more than 2% greater than) the interest rate of the deleted primary asset,

     o it has a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the deleted primary asset; and

     o it complies with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

     Unless otherwise provided in the related prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in the documentation for a primary asset.

     The depositor or another entity will make representations and warranties with respect to primary assets for each series. If the depositor or the other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of such breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the depositor or the other entity will be obligated to repurchase the affected primary asset or, if provided in the prospectus supplement, provide a qualifying substitute primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

     The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or seller of the non-conforming primary assets. See "Risk Factors--Only the assets of the related trust fund are available to pay your certificates" in this prospectus.

     No holder of securities of a series, solely by virtue of the holder's status as a holder, will have any right under the applicable agreement to institute any proceeding with respect to agreement, unless holder previously has given to the trustee for the series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities of the series have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

REPORTS TO HOLDERS

     The applicable trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

     o the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;

     o the amount of interest distributed to holders of the related securities and the current interest on the securities;

     o the amount of any overdue accrued interest included in such distribution, any remaining overdue accrued interest with respect to the securities, or any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

     o the amount of any overdue payments of scheduled principal included in the distribution, any remaining overdue principal amounts with respect to the securities, any current shortfall in receipt of scheduled principal payments on the related primary assets, or any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of the securities;

     o the amount received under any related credit enhancement, and the remaining amount available under the credit enhancement;

     o the amount of any delinquencies with respect to payments on the related primary assets;

     o   the book value of any REO property acquired by the related trust fund;
         and

     o   other information specified in the related agreement.

     In addition, within a reasonable period of time after the end of each calendar year, the applicable trustee, unless otherwise specified in the related prospectus supplement, will furnish to each holder of record at any time during the calendar year:

     o the total of the amounts reported pursuant to clauses under the first and second bullets above and under the last clause of the fourth bullet above for the calendar year, and

     o the information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of any original issue discount accrued on the securities.

     Information in the distribution date statements and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to its servicing of the loans. See "Servicing of Loans--Evidence as to Compliance" in this prospectus.

     If so specified in the prospectus supplement, the related series of securities (or one or more classes of the series) will be issued in book-entry form. In that event, owners of beneficial interests in those securities will not be considered holders and will not receive such reports directly from the trustee. The trustee will forward reports only to the entity or its nominee that is the registered holder of the global certificate that evidences the book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of the participants and indirect participants.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related prospectus supplement, "events of default" under the pooling and servicing agreement for each series of certificates include:

     o any failure by the servicer to deposit amounts in the collection account and distribution account(s) to enable the trustee to distribute to holders of securities of the series any required payment, provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice to the servicer by the trustee, or to the servicer and the trustee by holders having not less than 25% of the total voting rights of the series;

     o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the agreement provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written to the servicer by the trustee, or to the servicer and the trustee by the holders having not less than 25% of the total voting rights of the of the series; and

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

     So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, unless otherwise specified in the related prospectus supplement, the trustee or holders of securities of the series having not less than 51% of the total voting rights of the series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the agreement, which rights the servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

     In the event that the trustee is unwilling or unable so to act, it may select (or petition a court of competent jurisdiction to appoint) a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

     During the continuance of any event of default of a servicer under an agreement for a series of securities, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of securities of the series, and, unless otherwise specified in the related prospectus supplement, holders of securities having not less than 51% of the total voting rights of the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee as a result. The trustee may decline to follow any such direction if it determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders.

     Indenture. Unless otherwise specified in the related prospectus supplement, "events of default" under the indenture for each series of notes include:

     o a default for thirty (30) days or more in the payment of any principal of or interest on any note of the series;

     o failure to perform any other covenant of the depositor or the trust fund in the indenture, provided that the failure continues for a period of sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

     o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to it or in connection with it with respect to or affecting such series having been incorrect in a material respect as of the time made, provided that the breach is not cured within sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

     o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; and

     o any other event of default specified with respect to notes of that series.

     If an event of default with respect to the then-outstanding notes of any series occurs and is continuing, either the indenture trustee or the holders of a majority of the total amount of those notes may declare the principal amount of all the notes of the series (or, if the notes of that series are zero coupon securities, such portion of the principal amount as may be specified in the related prospectus supplement) to be due and payable immediately. Under certain circumstances of this type the declaration may be rescinded and annulled by the holders of a majority of the total amount of those notes.

     If, following an event of default with respect to any series of notes, the related notes have been declared to be due and payable, the indenture trustee may, in its discretion, and notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, provided that the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default (other than a default in the payment of any principal of or interest on any note of the series for thirty (30) days or more), unless:

     o the holders of 100% of the total amount of the then-outstanding notes of the series consent to the sale; or

     o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of the series at the date of sale; or

     o the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the total amount of the then-outstanding notes of the series.

     In the event that the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for its unpaid fees and expenses. As a result, upon the occurrence of an event of default of this type, the amount available for distribution to the noteholders may be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

     Unless otherwise specified in the related prospectus supplement, in the event that the principal of the notes of a series is declared due and payable as described above, holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that remains unamortized.

     Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders offer security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities it might incur in complying with their request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of amount of the then-outstanding notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to those notes, and the holders of a majority of the amount of the amount of the then- outstanding notes of the series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all affected holders of the outstanding notes.

THE TRUSTEES

     The identity of the commercial bank, savings and loan association or trust company named as the trustee or indenture trustee, as the case may be, for each series of securities will be set forth in the related prospectus supplement. Entities serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each trustee will have the power to appoint co-trustees or separate trustees. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the related agreement will be conferred or imposed upon that trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of its responsibilities, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided, however, that the trustee will continue to be responsible for its duties and obligations under the agreement.

DUTIES OF TRUSTEES

     No trustee will make any representations as to the validity or sufficiency of the related agreement, the securities or of any primary asset or related documents. If no event of default (as defined in the related agreement) has occurred, the applicable trustee will be required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of any documents furnished to it by the holders or the servicer under the agreement.

     Each trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the related holders in an event of default. No trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEES

     Each trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. Each trustee may also be removed at any time

     o if the trustee ceases to be eligible to continue as such under the related agreement, or

     o   if the trustee becomes insolvent, or

     o the holders of securities having more than over 50% of the total voting rights of the securities in the trust fund give written notice to the trustee and to the depositor.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

AMENDMENT OF AGREEMENT

     Unless otherwise specified in the prospectus supplement, the Agreement for each series of securities may be amended by the depositor, the servicer (with respect to a series relating to loans), and the trustee, without notice to or consent of the holders, for the following purposes:

     o   to cure any ambiguity,

     o to correct any defective provisions or to correct or supplement any provision in the agreement,

     o to add to the duties of the depositor, the applicable trustee or the servicer,

     o to add any other provisions with respect to matters or questions arising under the agreement or related credit enhancement,

     o to add or amend any provisions of the agreement as required by any rating agency named in the prospectus supplement in order to maintain or improve the rating of the securities (it being understood that none of the depositor, the seller, the servicer or any trustee is obligated to maintain or improve the rating), or

     o   to comply with any requirements imposed by the Code.

In no event, however, shall any amendment (other than an amendment to comply with Code requirements) adversely affect in any material respect the interests of any holders of the series, as evidenced by an opinion of counsel delivered to the trustee. Unless otherwise specified in the prospectus supplement, an amendment shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency named in the prospectus supplement that the amendment will not cause the rating agency to reduce its then-current rating.

     Unless otherwise specified in the prospectus supplement, each agreement for a series may also be amended by the applicable trustee, the servicer, if applicable, and the depositor with the consent of the holders possessing not less than 66 2/3% of the total outstanding principal amount of the securities of the series (or, if only certain classes are affected by the amendment, 66 2/3% of the total outstanding principal amount of each affected class), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement, or modifying in any manner the rights of holders of the series. In no event, however, shall any amendment

     o reduce the amount or delay the timing of payments on any security without the consent of the holder of the security, or

     o reduce the percentage of the total outstanding principal amount of securities of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of 100% of the total outstanding principal amount of each affected class.

VOTING RIGHTS

     The prospectus supplement will set forth the method of determining allocation of voting rights with respect to the related series of securities.

LIST OF HOLDERS

     Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement (which request is accompanied by a copy of the communication such holders propose to transmit), the trustee will afford them access during business hours to the most recent list of holders of that series held by the trustee.

     No agreement will provide for the holding of any annual or other meeting of holders.

BOOK-ENTRY SECURITIES

     If specified in the related prospectus supplement for a series of securities, the securities (or one or more of the securities) may be issued in book-entry form. In that event, beneficial owners of those securities will not be considered "Holders" under the agreements and may exercise the rights of holders only indirectly through the participants in the applicable book-entry system.

REMIC ADMINISTRATOR

     For any series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, which may be an affiliate of the depositor.

TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts distributable to them under the agreement in the circumstances described in the related prospectus supplement. See "Description of the Securities--Optional Redemption, Purchase or Termination" in this prospectus.

     Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes of the series.

     In addition to such discharge with certain limitations, if so specified with respect to the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registration of the transfer or exchange of those notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any such defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their notes until maturity.

                       MATERIAL LEGAL ASPECTS OF THE LOANS

     The following discussion contains general summaries of material legal matters mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the properties securing the loans may be situated.

MORTGAGES

     The Residential Loans and Home Equity Loans for a series will, and the Home Improvement Contracts for a series may, be secured by mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. We refer to Residential Loans, Home Equity Loans and Home Improvement Contracts that are secured by mortgages as "mortgage loans." The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

     Foreclosure of a deed of trust generally is accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised its rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, and sometimes requires up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In the case of foreclosure under either a mortgage or a deed of trust, a public sale is conducted by the referee or other designated officer or by the trustee. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished. The lender may purchase the property for a lesser amount in order to preserve its right against the borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

ENVIRONMENTAL RISKS

     Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the loans. The failure to comply with these laws and regulations may result in fines and penalties.

     Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

     In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against the property. Under CERCLA, the clean-up lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by the current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act (SWDA) provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management" of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

     A regulation promulgated by the U.S. Environmental Protection Agency (EPA) in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency, 15 F.3d 1100 (D.C. Cir. 1994), reh'g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass'n v. Kelley, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of SWDA. That regulation has not been struck down.

     On September 30, 1996, Congress enacted the Asset Conservation, Limited Liability and Deposit Insurance Protection Act (ACA) which amended both CERCLA and SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, ACA specifies the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

     Generally, ACA states that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender

     o exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or

     o exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for (a) overall management of the facility encompassing daily decision-making with respect to environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance.

ACA also specifies certain activities that are not considered to be "participation in management," including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

     ACA also specifies that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator," even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

     ACA specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the trust fund does in connection with the mortgage loans and the Home Improvement Contracts.

     If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties," including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the loans would be imposed on the related trust fund, and thus occasion a loss to the holders, therefore depends on the specific factual and legal circumstances at issue.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

     The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the related trust fund (and therefore of the security holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security. However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Federal Bankruptcy Code, the Soldiers' and Sailors' Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to Federal Bankruptcy Code, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitation plan under chapter 13 of the Federal Bankruptcy Code to cure a monetary default with respect to a loan on his residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor's chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

     In a chapter 11 case under the Federal Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Federal Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders that originate loans and that fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

     Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     In addition, under the Federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from bankruptcy proceedings.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his default under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.

     Title V authorizes any state to reimpose interest rate limits by adopting a state law before April 1, 1983 or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS AND THE MANUFACTURED HOUSING CONTRACTS

     General

     The Home Improvement Contracts and Manufactured Housing Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests," each as defined in the Uniform Commercial Code (UCC) in effect in the applicable jurisdiction. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

     Security Interests in Home Improvements

     A Home Improvement Contract that is secured by the related home improvements grants to the originator of the contract a purchase money security interest in the related home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests of this type are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

     Enforcement of Security Interest in Home Improvements

     So long as the home improvement has not become subject to real estate law, a creditor can repossess a home improvement securing a Home Improvement Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Home Improvement Contract must give the debtor a number of days' notice, which varies from ten to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower will have no assets from which to pay a judgment.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Security Interests in the Manufactured Homes

     The manufactured homes securing the Manufactured Housing Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so requires. With respect to each transaction, a decision will be made as to whether or not the security interests of the trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the Manufactured Housing Contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

     In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the secured party must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

     Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

     Consumer Protection Laws

     The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the related debtor. The effect of this rule is to subject the assignee of the contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The Home Improvement Contracts or Manufactured Housing Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT SALES CONTRACTS

     The loans may also consist of installment sales contracts. Under an installment sales contract the seller/lender retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the purchaser/borrower of the contract is the seller/lender obligated to convey title to the property to the borrower. As with mortgage or deed of trust financing, during the effective period of the installment sales contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance policy premiums associated with the property.

     The method of enforcing the rights of the seller/lender under an installment sales contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment sales contracts generally provide that upon a default by the borrower, the borrower loses his right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The seller/lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment sales contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment sales contract, the courts will permit ejectment of the buyer and a forfeiture of his interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment sales contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment sales contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment sales contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment sales contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service,

     o are entitled to have their interest rates reduced and capped at 6% per year, on obligations (including loans) incurred prior to the commencement of military service for the duration of military service, and

     o may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service, and

     o may have the maturity of their obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with his obligations is not materially impaired by military service, the court may apply equitable principles accordingly.

If a borrower's obligation to repay amounts otherwise due on a loan included in a trust fund for a series is relieved pursuant to the Relief Act, none of the trust fund, the servicer, the depositor or the trustee will be required to advance such amounts, and any related loss may reduce the amounts available to be paid to the holders of the related securities. Unless otherwise specified in the related prospectus supplement, any shortfalls in interest collections on loans (or underlying loans), included in a trust fund for a series resulting from application of the Relief Act will be allocated to each class of securities of the series that is entitled to receive interest in respect of the loans (or underlying loans) in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans (or underlying loans) had the interest shortfall not occurred.

                                  THE DEPOSITOR

     The depositor, Bear Stearns Asset Backed Securities, Inc., was incorporated in the state of Delaware in June 1995, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor's principal executive offices are located at 245 Park Avenue, New York, New York 10167. Its telephone number is
(212) 272-4095.

     The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments. The depositor securities must be collateralized or otherwise secured or backed by, or otherwise represent an interest in, among other things, receivables or pass-through certificates or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by senior or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness. The depositor may purchase, acquire, own, hold, transfer, convey, service, sell, pledge, assign, finance and otherwise deal with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the depositor's Certificate of Incorporation limits the depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to depositor securities, and to any activities incidental to and necessary or convenient for the accomplishment of those purposes.

                                 USE OF PROCEEDS

     The depositor will apply all or substantially all of the net proceeds from the sale of each of the related trust fund series of securities for one or more of the following purposes:

     o   to purchase the primary assets of the related trust fund,

     o to repay indebtedness incurred to obtain funds to acquire the primary assets of the related trust fund,

     o to establish any reserve funds described in the related prospectus supplement, and

     o to pay costs of structuring and issuing the securities, including the costs of obtaining any credit enhancement.

     If specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by delivering the securities to the seller in exchange for the primary assets.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities is based on the opinion of Brown & Wood LLP, Morgan, Lewis & Bockius LLP or other tax counsel designated in the prospectus supplement, as special counsel to the depositor. This summary is based upon the provisions of the Internal Revenue Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change either prospectively or retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Code. Prospective investors may wish to consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the securities.

     The federal income tax consequences to security holders will vary depending on whether

     o   the securities of a series are classified as indebtedness;

     o an election is made to treat the trust fund relating to a particular series of securities as a real estate mortgage investment conduit or REMIC under the Code;

     o the securities represent an ownership interest in some or all of the assets included in the trust fund for a series;

     o an election is made to treat the trust fund relating to a particular series of certificates as a partnership; or

     o an election is made to treat the trust fund relating to a particular series of securities as a financial asset securitization investment trust or FASIT under the Code.

The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to the series.

TAXATION OF DEBT SECURITIES

     Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

     o securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code; and

     o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code.

     Interest and Acquisition Discount. In the opinion of tax counsel, securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. When we refer to "debt securities" in this section, we mean securities characterized as debt for federal income tax purposes and securities that are REMIC regular interests.

     In the opinion of tax counsel, "compound interest securities" (i.e., debt securities that permit all interest to accrue for more than one year before payments of interest are scheduled to begin) will, and certain of the other debt securities issued at a discount may, be issued with "original issue discount" or OID. The following discussion is based in part on the OID Regulations. A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a debt security and its issue price. In the opinion of tax counsel, a holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt security holder for accrued interest that relates to a period prior to the issue date of the debt security. The stated redemption price at maturity of a debt security includes the original principal amount of the debt security, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and as constituting qualified stated interest, not OID. However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments will be included in the debt security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of (i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

     Under the de minimis rule, OID on a debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt security is held as a capital asset. However, holders may elect to accrue all de minimis OID as well as market discount under a constant yield method. See "--Election to Treat All Interest as Original Issue Discount" below.

     Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

     o   the interest is unconditionally payable at least annually,

     o the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

     o interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of compound interest securities, certain interest weighted securities, and certain of the other debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

     The Internal Revenue Service issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to section 1272(a)(6) of the Code, such as the debt securities. Additionally, the OID Regulations do not contain provisions specifically interpreting section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, trustee intends to base its computation on section 1272(a)(6) of the Code and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

     The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during an accrual period a pro rata portion of the original issue discount that accrued during the accrual period. In the case of a debt security that is not a REMIC regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of the debt security's issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

     Certain classes of the debt securities may be "pay-through securities," which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a holder of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the

     o   sum of

          (a) the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and

          (b) the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

over

     o the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

     o the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

     o   events that have occurred before the end of the accrual period and

     o the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

     The depositor may adjust the accrual of OID on a class of securities that are REMIC regular interests in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are REMIC regular interests could increase.

     Certain classes of securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a debt security will also be required to include OID in gross income, but a holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security's issue price) to offset such OID by comparable economic accruals of portions of the excess.

     Effects of Defaults and Delinquencies. In the opinion of tax counsel, holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

     Interest Weighted Securities. An "interest weighted security" is a security that is a REMIC regular interest or a "stripped" security (as discussed under "--Tax Status as a Grantor Trust; General" below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the interest weighted security as a compound interest security. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities" below.

     Variable Rate Debt Securities. In the opinion of tax counsel, in the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and, in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities should consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

     Market Discount. In the opinion of tax counsel, a purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

     o on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

     o in the ratio of (a) in the case of securities (or, in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or, in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. In the opinion of tax counsel, a holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of The Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to section 1272(a)(6) of the Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities should consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium as interest, based on a constant yield method for debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

     General. In the opinion of tax counsel, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable governing agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related prospectus supplement.

     Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities, in the opinion of tax counsel:

     o securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and

     o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets).

If less than 95% of the REMIC's assets consist of assets described in the immediately preceding bullets, then a security will qualify for the tax treatment described in the previous sentence in the proportion that such REMIC's assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, in the opinion of tax counsel, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities. In the case of a "single class REMIC," however, the expenses will be allocated under Treasury regulations among the holders of the REMIC regular interest securities and the holders of the REMIC residual interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a REMIC regular interest security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of the holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of

     o 3% of the excess of adjusted gross income over the applicable amount, or

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

This reduction is scheduled to be phased-out over a five-year period beginning in 2006. The reduction or disallowance of this deduction may have a significant impact on the yield of the REMIC regular interest security to the holder. In general terms, a single class REMIC is one that either

     o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes), or

     o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise specified in the related prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC residual interest securities.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of tax counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of the REMIC residual interests. As described above, the REMIC regular interests are generally taxable as debt of the REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax, the Code provides that failure to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of Residual Interest Securities", would cause the trust not to be treated as a REMIC for that year and thereafter. In this event, the entity may be taxable as a separate corporation and the related certificates may not be accorded the status or given the tax treatment described below.

     Calculation of REMIC Income. In the opinion of tax counsel, the taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

     o the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and

     o deductions, including stated interest and original issue discount accrued on the REMIC regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a REMIC residual interest security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed 2% of the holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of pay-through securities accrue OID (i.e., under the constant yield method taking into account the prepayment assumption). The REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the de minimis rules. See "--Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the prepayment assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

     o subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

     o subject to a limited exception, the sale or other disposition of a cash flow investment;

     o the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

     o the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of REMIC residual interest securities will generally be responsible for the payment of any taxes imposed on the REMIC. However, to the extent not paid by the holders of the REMIC residual interest securities or otherwise, taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     In the opinion of tax counsel, the holder of a certificate representing a REMIC residual interest will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders (on that day) of the residual interest securities in proportion to their respective holdings on that day.

     In the opinion of tax counsel, the holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to income or loss. The reporting of taxable income without corresponding distributions could occur, for example, if the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) The taxable income of a REMIC may also be greater in earlier years as a result of the fact that interest expense deductions, as a percentage of outstanding principal on the REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a REMIC residual interest security is taxed on the net income of the REMIC, the taxable income derived from the residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on a residual interest security may be less than that of a corporate bond or stripped instrument.

     Limitation on Losses. In the opinion of tax counsel, the amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a REMIC residual interest security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code. Holders should consult their tax advisers with respect to such additional limitations.

     Distributions. In the opinion of tax counsel, distributions on a REMIC residual interest security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of the residual interest security. If the amount of the payment exceeds the holder's adjusted basis in the residual interest security, however, the holder will recognize gain (treated as gain from the sale of the residual interest security) to the extent of the excess.

     Sale or Exchange. In the opinion of tax counsel, the holder of a residual interest security will recognize gain or loss on the sale or exchange of the residual interest security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the residual interest security at the time of sale or exchange. A holder's adjusted basis in a residual interest security generally equals the cost of the residual interest security increased by the taxable income of the REMIC that was included in the income of the holder and decreased by distributions received thereon by the holder and amounts of the REMIC net loss allocated to the holder. Except to the extent provided in regulations which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after disposition. In that event, the loss will be used to increase the residual interest security holder's adjusted basis in the newly acquired asset.

     Excess Inclusions. In the opinion of tax counsel, the portion of the REMIC taxable income of a holder of a residual interest security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a residual interest security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a residual interest security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "--Tax Treatment of Foreign Investors" below. The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 thrift institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from residual interest securities that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual interest securities continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder.

     o First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions.

     o Second, the residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.

     o Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of

     o REMIC taxable income for the quarterly period allocable to a residual interest security,

over

     o the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the startup day multiplied by (ii) the adjusted issue price of the residual interest security at the beginning of the quarterly period.

The adjusted issue price of a residual interest security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a regular interest security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, transfers of residual interest securities may be disregarded in certain circumstances. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "disqualified organization" including the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable pooling and servicing agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

     If a residual interest security is transferred to a disqualified organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of the residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     Under the REMIC Regulations, if a residual interest security is a "noneconomic residual interest" as described below, the transfer of a residual interest security to a U.S. Person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. Such a purpose exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC (i.e., the transferor had "improper knowledge"). However, a safe harbor exists under which a transferor is presumed to lack such knowledge provided that the following two conditions are met:

     o the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee had historically paid its debts as they became due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they become due; and

     o the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding the residual interest as they become due.

     A residual interest security is a "noneconomic residual interest" unless, at the time of the transfer:

     o the present value of the expected future distributions on the residual interest security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs; and

     o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     If a transfer of a residual interest security is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to U.S. Persons. See "--Tax Treatment of Foreign Investors" below.

     New proposed Treasury regulations issued on February 4, 2000 would add a third condition to the safe harbor under which transfers of noneconomic residual interests would not be disregarded for federal income tax purposes. Under the new proposed regulations, a transfer of a noneconomic residual interest will qualify under this safe harbor only if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of:

     o   any consideration given to the transferee to acquire the interest;

     o   future distributions on the interest; and

     o any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value generally is calculated using a discount rate equal to the applicable federal rate. The new proposed regulations have a proposed effective date of February 4, 2000.

     A recently issued revenue procedure provides that, during the period in which the IRS and Treasury consider comments on the new proposed regulations, a transferor will be presumed to lack improper knowledge if:

     o both conditions specified in the fourth preceding paragraph are met, are satisfied; and

     o either (x) the safe harbor specified in the immediately preceding paragraph is satisfied or (y) the following three conditions are satisfied:

         o for financial reporting purposes, the transferee's gross assets exceed $100 million and its net assets exceed $10 million for the current year and prior two fiscal years, excluding certain related party obligations;

         o the transferee is an eligible corporation (i.e., a U.S. branch of a domestic C corporation (other than a tax-exempt corporation, a RIC, a REIT, a REMIC or cooperative)) that will not be subject to net tax by a foreign country or U.S. possession in respect of the residual interest security and agrees in writing that any subsequent transfer of the residual interest will be to an eligible corporation and will satisfy the requirements for the transferor of such subsequent transfer to be presumed to lack improper knowledge; and

         o the facts and circumstances known to the transferor, including any payment actually made to the transferee, must not reasonably indicate that the taxes associated with the residual interest will not be paid. Prospective investors should consult their own tax advisors as to the applicability and effect of the new proposed regulations and the Revenue Procedure.

     Mark-to-Market Rules. Prospective purchasers of a REMIC residual interest security should be aware that the IRS recently issued final mark-to-market regulations which provide that a REMIC residual interest security acquired after January 3, 1995 cannot be marked-to-market. Prospective purchasers of a REMIC residual interest security should consult their tax advisors regarding the possible application of the mark-to-market regulations.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

     General. As further specified in the related prospectus supplement, if a REMIC election is not made and the trust fund is not structured as a partnership, then, in the opinion of tax counsel, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. We refer to the securities of a series of this type as

"pass-through securities". In some series there will be no separation of the principal and interest payments on the loans. In these circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In the case of "stripped securities", sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

     In the opinion of tax counsel, each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as trust expense fees to the applicable trustee and the servicer and similar fees), at the same time and in the same manner as the items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the trust expense fees. In the case of pass-through securities other than stripped securities, income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of stripped securities, income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct trust expense fees under section 162 or section 212 of the Code to the extent that such fees represent "reasonable" compensation for the services rendered by the applicable trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, trust expense fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing the holder's regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of:

     o 3% of the excess of adjusted gross income over the applicable amount, or

     o 80% of the amount of itemized deductions otherwise allowable for that taxable year.

     This reduction is scheduled to be phased-out over a five-year period beginning in 2006.

     Discount or Premium on Pass-Through Securities. In the opinion of tax counsel, the holder's purchase price of a pass-through security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a pass-through security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the pass-through security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a stripped security, a holder of the security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of pass-through securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security itself. A holder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities --Market Discount" and "--Premium" above.

     In the case of market discount on a pass-through security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A stripped security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Ratio stripped securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

     Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the loan's principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

     The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to stripped securities and other pass-through securities. Under the cash flow bond method described above for pay-through securities, a prepayment assumption is used and periodic recalculations are made that take into account with respect to each accrual period the effect of prepayments during such period. However, the Tax Reform Act of 1986 does not, absent Treasury regulations, appear specifically to cover instruments such as stripped securities, which technically represent ownership interests in the underlying loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the cash flow bond method is a reasonable method of reporting income for such securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related prospectus supplement. In applying the calculation to pass-through securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that OID must be calculated separately for each loan underlying a security.

     Under certain circumstances, if the loans prepay at a rate faster than the prepayment assumption, the use of the cash flow bond method may accelerate the holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate the holder's recognition of income.

     In the case of a stripped security that is an interest weighted security, the applicable trustee intends, absent contrary authority, to report income to holders as OID, in the manner described above for interest weighted securities.

     Possible Alternative Characterizations. The characterizations of the stripped securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that:

     o in certain series, each non-interest weighted security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

     o the non-interest weighted securities are subject to the contingent payment provisions of the regulations; or

     o each interest weighted stripped security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the stripped securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of stripped securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities in such circumstances. Pass-through securities will be, and, although the matter is not free from doubt, stripped securities should be considered to represent:

     o "real estate assets" within the meaning of section 856(c)(4)(A) of the Code; and

     o   "loans secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code.

Interest income attributable to pass-through securities and stripped securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

SALE OR EXCHANGE

     Subject to the discussion below with respect to any trust fund as to which a partnership election is made, in the opinion of tax counsel, a holder's tax basis in a security is the price the holder pays for the security, increased by amounts of OID or market discount included in income, and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the security is more than one year and short-term capital gain or loss if the holding period of the Security is one year or less. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

     In the case of a security held by a bank, thrift, or similar institution described in section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC regular interest security will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of:

     o the amount that would have been includible in the holder's income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over

     o the amount of ordinary income actually recognized by the holder with respect to the regular interest security.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. Subject to the discussion below with respect to any trust fund as to which a partnership election is made, a holder, other than a holder of a REMIC residual interest security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security:

     o fails to furnish the applicable trustee with its taxpayer identification number;

     o furnishes the applicable trustee an incorrect taxpayer identification number;

     o fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

     o under certain circumstances, fails to provide the applicable trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

     Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain nonresident alien individuals, foreign partnerships or foreign corporations. Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The applicable trustee will report to the holders and to the servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to any trust fund as to which a partnership election is made, under the Code, unless interest (including OID) paid on a security (other than a residual interest security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, in the opinion of tax counsel, interest will normally qualify as portfolio interest, and will be exempt from federal income tax. However, interest will not qualify as portfolio interest where:

     o the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or

     o the recipient is a controlled foreign corporation to which the issuer is a related person.

     For interest to qualify for the portfolio interest exemption from U.S. withholding tax, the holder must generally complete a Form W-8BEN indicating that the holder is a non-U.S. Person. The Form W-8BEN, or in certain circumstances other documentation, must be provided to the person otherwise required to withhold U.S. tax. If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the security, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the security and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the security. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of pass-through securities and stripped securities, including ratio strip securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

     Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder and appropriate documentation is provided to the person otherwise required to withhold. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of REMIC residual interest securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, the holder of a residual interest security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the residual interest security is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC Regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a nonresident alien individual, foreign partnership or foreign corporation transfers a residual interest security to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions" above.

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

     Tax counsel is of the opinion that a trust fund structured as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the trust fund were taxable as a corporation for federal income tax purposes, in the opinion of tax counsel, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any such tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. As a result, tax counsel is, (except as otherwise provided in the related prospectus supplement,) of the opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not "indexed securities" or "strip notes." Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, in the opinion of tax counsel, the notes will not be considered issued with OID. The stated interest on the notes will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a note that is a "short-term note" (i.e., it has a fixed maturity date of not more than one year from the issue date) may be subject to special rules. An accrual basis holder of a short-term note (and certain cash method holders, including regulated investment companies, as set forth in section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

     Sale or Other Disposition. In the opinion of tax counsel, if a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. In the opinion of tax counsel, interest payments made (or accrued) to a noteholder who is a "foreign person" (i.e., nonresident alien, foreign corporation or other non-U.S. Person) generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person:

     o is not actually or constructively a "10 percent shareholder" of the trust fund or the seller (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code; and

     o provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address.

If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the certificate, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the certificate and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the certificates. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. If a note is held through a securities clearing organization or certain other financial institutions, the foreign person that owns the note should furnish such organization or institution with a Form W-8BEN or a similar form. The organization or institution may then be required to forward the Form W-8BEN to the withholding agent. If interest is not portfolio interest and is not effectively connected with the conduct of a U.S. trade or business, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of tax counsel, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) may be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. The trust fund and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates is an indexed security or a stripped certificate, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

     Partnership Taxation. If the trust fund is a partnership, in the opinion of tax counsel, the trust fund will not be subject to federal income tax. Rather, in the opinion of tax counsel, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

     In the opinion of tax counsel, the tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

     o the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;

     o any trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

     o   prepayment premium payable to the certificateholders for that month;
         and

     o any other amounts of income payable to the certificateholders for that month.

     This allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, in the opinion of tax counsel, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, in the opinion of tax counsel, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

     In the opinion of tax counsel, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to the holder under the Code.

     In the opinion of tax counsel, an individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

     The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

     Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, in the opinion of tax counsel, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan-by-loan basis.)

     If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

     Section 708 Termination. In the opinion of tax counsel, under section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued May 9, 1997 under section 708 of the Code, if such a termination occurs, the trust fund would be deemed to contribute its assets to a new partnership in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the original trust fund in liquidation thereof, which would not constitute a sale or exchange.

     Disposition of Certificates. Generally, in the opinion of tax counsel, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the certificates.

     Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

     Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust fund. Books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes:

     o   the name, address and taxpayer identification number of the nominee;
         and

     o as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year.

     In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

     The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN or a similar form, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax considerations described in this prospectus under "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                                FASIT SECURITIES

     General. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities effective on September 1, 1997. On February 4, 2000, the IRS and Treasury issued proposed Treasury regulations for FASITs. The regulations generally would not be effective until final regulations are filed with the federal register. However, it appears that certain anti-abuse rules would apply as of February 4, 2000. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT securities. With respect to each series of FASIT securities, the related prospectus supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

     FASIT securities will be classified as either FASIT "regular securities," which generally will be treated as debt for federal income tax purposes, or FASIT "ownership securities," which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series. The prospectus supplement for each series of securities will indicate whether one or more FASIT elections will be made for the series, and which securities of the series will be designated as regular securities, and which, if any, will be designated as ownership securities.

     Qualification as a FASIT. The trust fund underlying a series (or one or more designated pools of assets held in the trust fund) will qualify under the Code as a FASIT in which the FASIT regular securities and the FASIT ownership securities will constitute the "regular interests" and the "ownership interests," respectively, if

     o   a FASIT election is in effect,

     o certain tests concerning the composition of the FASIT's assets and the nature of the holders' interests in the FASIT are met on a continuing basis, and

     o the trust fund is not a regulated investment company or RIC as defined in section 851(a) of the Code.

     However, the qualification as a FASIT of any trust fund for which a FASIT election is made depends on the trust's ability to satisfy the requirements of the FASIT provisions on an ongoing basis, including, without limitation, the requirements of any final Treasury regulations that may be promulgated in the future under the FASIT provisions or as a result of any change in applicable law. Thus, no assurances can be made regarding the qualification as a FASIT of any trust for which a FASIT election is made at any particular time after the issuance of securities by the trust.

     Asset Composition. In order for a trust fund (on one or more designated pools of assets held by a trust fund) to be eligible for FASIT status, substantially all of the assets of the trust fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter. Permitted assets include

     o   cash or cash equivalents,

     o debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only type rate,

     o   foreclosure property,

     o certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,

     o contract rights to acquire qualifying debt instruments or qualifying hedging instruments,

     o   FASIT regular interests, and

     o   REMIC regular interests.

     o Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to the holder.

     Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT must meet certain requirements. All of the interests in a FASIT must belong to either

     o   one or more classes of regular interests or

     o a single class of ownership interest that is held by a fully taxable domestic corporation. In the case of series that include FASIT ownership securities, the ownership interest will be represented by the FASIT ownership securities.

     A FASIT interest generally qualifies as a regular interest if

     o   it is designated as a regular interest,

     o   it has a stated maturity no greater than thirty years,

     o   it entitles its holder to a specified principal amount,

     o the issue price of the interest does not exceed 125% of its stated principal amount,

     o the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and

     o if it pays interest, such interest is payable either at a fixed rate with respect to the principal amount of the regular interest or at a permissible variable rate with respect to the principal amount.

Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Material Federal Income Tax Considerations--Taxation of Debt Securities--Variable Rate Debt Securities" in this prospectus.

     If a FASIT security fails to meet one or more of the requirements set out in the third, fourth or fifth bullet in the preceding paragraph, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "high-yield interest." In addition, if a FASIT security fails to meet the requirements of the final bullet in the preceding paragraph, but the interest payable on the security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the security also will qualify as a high-yield interest. A high-yield interest may be held only by domestic corporations that are fully subject to corporate income tax, other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of high-yield interests are subject to limitations on offset of income derived from such interest. See "--Tax Treatment of FASIT Regular Securities" and "--Treatment of High-Yield Interests" below.

     Anti-Abuse Rule. Under proposed Treasury regulations, the IRS Commissioner may make appropriate adjustments with regard to the FASIT and any arrangement or transaction involving the FASIT if a principal purpose of forming or using the FASIT is to achieve results inconsistent with the intent of the FASIT provisions and the FASIT regulations. This determination would be based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction.

     Consequences of the Failure of the FASIT Trust to Qualify as a FASIT. If a FASIT trust fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, proposed Treasury regulations provide that its FASIT status would be lost for that year and the FASIT trust would be unable to elect FASIT status without the Commissioner's approval. If FASIT status is lost, under proposed Treasury regulations the entity classification of the former FASIT would be determined under general federal income tax principles. The holder of the FASIT ownership security would be treated as exchanging the assets of the former FASIT for an amount equal to their value and gain recognized would be treated as gain from a prohibited transaction that is subject to the 100% tax, without exception. Loss, if any, would be disallowed. In addition, the holder of the FASIT ownership security must recognize cancellation of indebtedness income, on a regular interest by regular interest basis, in an amount equal to the adjusted issue price of each FASIT regular security outstanding immediately before the loss of FASIT status over its fair market value. If the holder of the FASIT ownership security has a continuing economic interest in the former FASIT, the characterization of this interest is determined under general federal income tax principles. Holders of FASIT regular securities are treated as exchanging their securities for interests in the new entity classification of the former FASIT, which classification is determined under general federal income tax principles. Gain is recognized to the extent the new interest either does not qualify as debt or differs either in kind or extent. The basis of the interest in the new entity classification of the former FASIT equals the basis in the FASIT regular security increased by any gain recognized on the exchange.

     Tax Treatment of FASIT Regular Securities. Payments received by holders of FASIT regular securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC regular securities. As in the case of holders of REMIC regular securities, holders of FASIT regular securities must report income from such securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT regular securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT regular security generally will be treated as ordinary income to the holder and a principal payment on the security will be treated as a return of capital to the extent that the holder's basis is allocable to that payment. Holders of FASIT regular securities issued with original issue discount or acquired with market discount or premium generally will be required to treat interest and principal payments on the securities in the same manner described for REMIC regular securities. See "Material Federal Income Tax Considerations--Taxation of Debt Securities," "--Market Discount," and "--Premium" in this prospectus. High-yield interests may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of high-yield interests are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those securities.

     If a FASIT regular security is sold or exchanged, the holder generally will recognize gain or loss upon the sale in the manner described above for securities other than REMIC regular interest securities. See "Material Federal Income Tax Considerations--Sale or Exchange" in this prospectus. In addition, if a FASIT regular security becomes wholly or partially worthless as a result of default and delinquencies of the underlying assets, the holder of the security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "Material Federal Income Tax Considerations--Taxation of Debt Securities--Effects of Default and Delinquencies" in this prospectus.

     FASIT regular securities held by a real estate investment trust or REIT will qualify as "real estate assets" within the meaning of section 856(c) (4)(A) of the Code, and interest on such securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code to the same extent that REMIC securities would be so considered. FASIT regular securities held by a thrift institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in section 7701(a)(19) of the Code to the same extent that REMIC securities would be so considered. See "Material Federal Income Tax

Considerations--Taxation of Debt Securities--Status as Real Property Loans" in this prospectus. In addition, FASIT regular securities held by a financial institution to which section 585 of the Code applies will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the Code. FASIT securities will not qualify as "government securities" for either REIT - or RIC
- qualification purposes.

     Treatment of High-Yield Interests. High-yield interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT security with losses. High-yield interests may be held only by eligible corporations other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an eligible corporation) initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate income tax rate. In addition, transfers of high-yield interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the high-yield interest.

     The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular security and that have the same features as high-yield interests.

     Tax Treatment of FASIT Ownership Securities. A FASIT ownership security represents the residual equity interest in a FASIT. As such, the holder of a FASIT ownership security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT regular securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT ownership securities are subject to the same limitations on their ability to use losses to offset income from their FASIT security as are the holders of high-yield interests. See "FASIT Securities--Treatment of High-Yield Interests."

     Rules similar to the wash sale rules applicable to REMIC residual securities also will apply to FASIT ownership securities. Accordingly, losses on dispositions of a FASIT ownership security generally will be disallowed where, within six months before or after the disposition, the seller of such security acquires any other FASIT ownership security or, in the case of a FASIT holding mortgage assets, any interest in a taxable mortgage pool described in section 7701 of the Code that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT ownership security was required to be marked-to-market under section 475 of the Code by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semiannually.

     The holder of a FASIT ownership security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets,
(iii) the receipt of any income derived from any loan originated by a FASIT and
(iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

     Backup Withholding, Reporting and Tax Administration. Holders of FASIT securities will be subject to backup withholding to the same extent holders of REMIC securities would be subject. See "Certain Federal Income Tax Considerations--Miscellaneous Tax Aspects--Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT securities generally will be treated in the same manner as holders of REMIC securities.

     Under proposed Treasury regulations, if a non-U.S. Person holds (either directly or through a vehicle which itself is not subject to U.S. federal income tax, such as a partnership or a trust) a FASIT regular security and a "conduit debtor" pays or accrues interest on a debt instrument held by such FASIT, any interest received or accrued by the non-U.S. Person FASIT regular security holder is treated as received or accrued from the conduit debtor. The proposed Treasury regulations state that a debtor is a conduit debtor if the debtor is a U.S. Person or the United States branch of a non-U.S. Person and the non-U.S. Person FASIT regular security holder is (1) a "10 percent shareholder" of the debtor, (2) a "controlled foreign corporation" and the debtor is a related person with respect to the controlled foreign corporation or (3) related to the debtor. As set forth above, the proposed Treasury regulations would not be effective until final regulations are filed with the federal register.

     Due to the complexity of the federal income tax rules applicable to holders and the considerable uncertainty that exists with respect to many aspects of those rules, potential investors should consult their own tax advisors regarding the tax treatment of the acquisition, ownership, and disposition of the securities.

                              ERISA CONSIDERATIONS

     The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended and the Internal Revenue Code, which apply only to securities of a series that are not divided into subclasses. If securities are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related subclasses.

     ERISA and Section 4975 of the Code impose requirements on employee benefit plans - and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested - and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus we refer to these types of plans and arrangements as "Plans." Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, or who renders investment advice for a fee, is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under
Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal or state law. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     On January 5, 2000, the United States Department of Labor (DOL) issued final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must

     o disclose certain specified information to investing Plan fiduciaries initially and on an annual basis;

     o allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest; and

     o give Plans written notice of "insurer-initiated amendments" 60 days before the amendments take effect.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest"), and impose additional prohibitions where parties in interest are fiduciaries with respect to a Plan. Certain parties in interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, or penalties imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

     The DOL has issued Plan asset regulations defining what constitutes the assets of a Plan (Labor Reg. Section 2510.3-101). Under these regulations, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances.

     Under the Plan asset regulations, the term "equity" interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the trust fund issues notes that are not treated as equity interests in the trust fund for purposes of the Plan asset regulations, a Plan's investment in such notes would not cause the assets of the trust to be deemed Plan assets. However, the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter and the depositor may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the notes, the purchase of notes using Plan assets over which any of these parties (or their affiliates) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, notes may not be purchased using the assets of any Plan if the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter, the depositor or any of their affiliates

     o has investment or administrative discretion with respect to such Plan assets;

     o has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the Plan assets and will be based on the particular investment needs for the Plan; or

     o   is an employer maintaining or contributing to such Plan.

     In addition, the trust fund, any underwriter, the trustee or their affiliates might be considered or might become "parties in interest" with respect to a Plan. Also, any holder of certificates of the trust fund, because of its activities or the activities of its respective affiliates, may be deemed to be a "party in interest" with respect to certain Plans, including but not limited to Plans sponsored by the holder. In either case, whether nor not the assets of the trust are considered to be Plan assets the acquisition or holding of notes by or on behalf of a Plan could give rise to a prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as:

     o Prohibited Transaction Class Exemption (PTCE) 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;"

     o PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts;

     o PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

     o PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or

     o PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers."

There can be no assurance that any of these class exemptions will apply with respect to any particular Plan's investment in notes, or, even if it did apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment. Unless a different requirement is imposed in the prospectus supplement, each prospective purchaser or transferee of a note that is a Plan or a person acting on behalf or investing the assets of a Plan shall be required to represent (or, with respect to any transfer of a beneficial interest in a global note, shall be deemed to represent) to the indenture trustee and the note registrar that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

     The Plan asset regulations provide that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a publicly-offered security, or if equity participation by benefit plan investors is not significant. In general, a publicly-offered security, as defined in the Plan asset regulations, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934. Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by "benefit plan investors," which include benefit plans described in ERISA or under Section 4975 of the Code, whether or not they are subject to ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan's investment in the entity.

     If no exception under the Plan asset regulations applies and if a Plan (or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust would be considered to be assets of the Plan. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment in an equity interest issued by the trust by a Plan might be a prohibited transaction under ERISA and subject to an excise tax under Section 4975 of the Code, and may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory or administrative exemption applies.

     The DOL issued to Bear, Stearns & Co. Inc., an individual underwriter exemption (Prohibited Transaction Exemption 90-30, 55 Fed. Reg. 21461 (1990)), which exempts from the application of certain of the prohibited transaction rules transactions relating to the acquisition, sale and holding by Plans of certain securities, including certificates, representing an interest in asset-backed pass-through entities, including trusts, that hold certain types of receivables or obligations and with respect to which Bear, Stearns & Co. Inc. is the underwriter, or the manager or co-manager of an underwriting syndicate.

     The underwriter exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

     o The acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party.

     o The rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the same trust fund, other than in the case of a "designated transaction" (as defined below).

     o The certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a designated transaction, four) highest generic rating categories from any of Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's.

     o The trustee is not an affiliate of the underwriters, the depositor, the servicer, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, the counterparty in a permitted notional principal transaction, or any of their respective affiliates (together with the trustee, the "restricted group").

     o The sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting or placing such certificates; the sum of all payments made to and retained by the depositor pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; and the sum of all payments made to and retained by the servicers represent not more than reasonable compensation for the servicers' services under the pooling and servicing agreements and reimbursement of the servicers' reasonable expenses in connection therewith.

     o The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     For purposes of the underwriter exemption, a "designated transaction" means, for certificates issued on or after August 23, 2000, a transaction in which the assets underlying the certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are fully secured by single-family residential, multi-family residential or commercial real property or leasehold interests in the foregoing.

     Moreover, the underwriter exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a fiduciary causes a Plan to acquire certificates in a trust containing receivables on which such person (or its affiliate) is an obligor; provided, that among other requirements:

     o the person (or its affiliate) is not an obligor with respect to more than 5% of the fair market value of the obligations or receivables contained in the trust;

     o the Plan is not a plan with respect to which any member of the restricted group is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA);

     o in the case of an acquisition in connection with the initial issuance of certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the restricted group;

     o a Plan's investment in certificates of any class does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; and

     o immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The underwriter exemption issued to Bear, Stearns & Co., Inc. was amended by Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021 (1997), in part, to provide exemptive relief to certain mortgage-backed and asset-backed securities transactions that utilize pre-funding accounts and that otherwise satisfy the requirements of the underwriter exemption. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than 25% of the total principal amount of the certificates being offered by the trust, may be transferred to the trust within a 90-day or three-month funding period following the closing date instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

     o The funding limit (i.e., the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered) must not exceed 25%.

o All the additional obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a rating agency; provided, that the terms and conditions for determining the eligibility of an obligation may be changed if such changes receive prior approval either by a majority vote of the outstanding certificateholders or by a rating agency.

o The transfer of additional obligations to the trust during the funding period must not result in the certificates to be covered by the underwriter exemption receiving a lower credit rating from a rating agency upon termination of the funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

o Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the trust at the end of the funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the trust on the closing date.

o In order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the trust fund:

            (i) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

            (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the trust as of the closing date.

     o The period of pre-funding must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

     o Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

     o   The related prospectus or prospectus supplement must describe:

            (i) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

            (ii)    the duration of the period of pre-funding;

            (iii) the percentage and/or dollar amount of the funding limit for the trust; and

            (iv) that the amounts remaining in the pre-funding account at the end of the funding period will be remitted to certificateholders as repayments of principal.

o The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

     On November 13, 2000, the DOL published in the Federal Register an amendment (Prohibited Transaction Exemption 2000-58) to the underwriter exemption (65 Fed. Reg. 67765 (2000)) that, effective as of August 23, 2000, generally permits Plans to purchase securities, including subordinated securities, rated in any of the four highest ratings categories (provided that all other requirements of the underwriter exemption are met). The description above reflects this amendment.

     In general, neither PTCE 83-1, which exempts certain transactions involving Plan investments in mortgage trusts, nor the underwriter exemption applies to a trust which contains unsecured obligations. However, PTE 2000-58 provides that, for purposes of the underwriter exemption, residential and home equity loan receivables issued in designated transactions may be less than fully secured if

     o the rights and interests evidenced by the certificates issued in the designated transaction are not subordinated to the rights and interests evidenced by other securities of the same trust fund,

     o the certificates have received a rating at the time of acquisition that is in one of the two highest generic rating categories from a rating agency, and

     o the receivables are secured by collateral whose fair market value on the closing date of the designated transaction is at least 80% of the sum of the outstanding principal balance due under the receivable and the outstanding principal balance of any other receivable of higher priority which is secured by the same collateral.

     Any Plan fiduciary that proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, the underwriter exemption, or any other exemption and the potential consequences in their specific circumstances, prior to making an investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                  LEGAL MATTERS

     The legality of the securities of each series, including the material federal income tax consequences with respect to the securities, will be passed upon for the depositor by Brown & Wood LLP, New York, New York, Morgan, Lewis & Bockius LLP, New York, New York, or other counsel designated in the prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed for each series of securities. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                              AVAILABLE INFORMATION

     The depositor has filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the registration statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. In addition, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This prospectus incorporates by reference all documents and reports filed by the depositor, Bear Stearns Asset Backed Securities, Inc., with respect to a trust fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of the related securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes securities, the depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to those classes of securities, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to: Bear Stearns Asset Backed Securities, Inc., 245 Park Avenue, New York, New York 10167, telephone number (212) 272-4095. The depositor has determined that its financial statements are not material to the offering of any securities.

     Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each trust fund, that file electronically with the SEC.

                                     RATINGS

     It is a condition to the issuance of the securities of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

     Each such rating will be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to the related class and will reflect the rating agency's assessment solely of the likelihood that the related holders will receive payments to which they are entitled. No rating will constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early optional termination of the securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the applicable rating agency in the future if in its judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of trust fund assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long-term debt.

     The amount, type and nature of any credit enhancement established with respect to a series of securities will be determined on the basis of criteria established by each rating agency named in the related prospectus supplement. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If residential real estate markets should experience an overall decline in property values such that the principal balances of the loans in a particular trust fund and any secondary financing on the related properties become equal to or greater than the value of those properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal of and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                         LEGAL INVESTMENT CONSIDERATIONS

     Unless otherwise specified in the related prospectus supplement, the securities will not constitute "mortgage-related securities" within the meaning of the Secondary Market Mortgage Credit Enhancement Act of 1984, as amended. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

     The depositor may offer each series of securities through Bear, Stearns & Co. Inc. (BS&Co.) or one or more other firms that may be designated at the time of the related offering. The participation of BS&Co. in any offering will comply with Schedule E to the By-Laws of the National Association of securities Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the related prospectus supplement. BS&Co. is an affiliate of the depositor.

                                GLOSSARY OF TERMS

     Agency Securities. Mortgage-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

     Asset Value. Unless otherwise specified in the related prospectus supplement with respect to the primary assets in the trust fund, the product of the Asset Value percentage set forth in the related indenture multiplied by the lesser of

     o the stream of remaining regularly scheduled payments in the primary assets net of certain amounts payable as expenses, together with income earned on each regularly scheduled payment received through the day preceding the next distribution date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the notes of the series over periods equal to the interval between payments on the notes and

     o   the then outstanding principal balance of the primary assets.

     Assumed Reinvestment Rate. With respect to a series of securities, the highest rate permitted by the rating agencies named in the related prospectus supplement or a rate insured by means of a surety bond, guaranteed investment contract, reinvestment agreement or other arrangement satisfactory to the rating agencies.

     Home Equity Loans. Closed-end loans and/or revolving credit line loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties or mixed-use properties.

     Home Improvement Contracts. Home Improvement installment sales contracts and installment loan agreements which are either unsecured or secured by mortgages, deeds of trust or similar security instruments creating generally junior liens on one- to four-family residential properties or mixed-use properties or secured by purchase money security interests in the related home improvements.

     Insurance Proceeds. Amounts received by the related servicer under any title insurance policy, hazard insurance policy or other insurance policy covering any primary asset in a trust fund, other than amounts to be applied to the restoration or repair of the related property or released to the borrower under the related agreement.

     Liquidation Proceeds. Amounts received by the related servicer in connection with the liquidation of the primary assets or related real property in a trust fund, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the borrower, other than amounts required to be paid or refunded to the borrower under the applicable loan documents or pursuant to law, net of the related liquidation expenses.

     OID Regulations. Sections 1271 through 1275 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations issued thereunder on February 2, 1994 and amended on June 11, 1996.

     Manufactured Housing Contracts. Manufactured housing installment sales contracts and installment loan agreements secured by senior or junior liens on the related manufactured homes or secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on the real estate on which the related manufactured homes are located.

     Private Label Securities. Private mortgage-backed securities, other than Agency Securities, backed or secured by underlying loans that may be Residential Loans, Home Equity Loans, Home Improvement Contracts and/or Manufactured Housing Contracts.

     Residential Loans. Loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties.

     U.S. Person:  Any of the following:

     o   a citizen or resident of the United States;

     o a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

     o an estate whose income from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

================================================================================

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or by the underwriters. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby by anyone in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the prospectus.

                    TABLE OF CONTENTS
                  PROSPECTUS SUPPLEMENT

Table of Contents......................................  S-iii
Summary................................................    S-1
Risk Factors...........................................    S-5
Transaction Overview...................................    S-7
The Mortgage Loan Pools................................    S-8
The Originators, the Seller and the Servicer...........   S-24
The Trustee and the Collateral Agent...................   S-35
Description of the Certificates........................   S-35
Servicing of the Mortgage Loans........................   S-53
The Policy.............................................   S-60
The Certificate Insurer................................   S-62
MBIA Financial Information.............................   S-63
Prepayment and Yield Considerations....................   S-66
Material Federal Income Tax Considerations.............   S-73
State Taxes............................................   S-76
ERISA Considerations...................................   S-76
Legal Investment.......................................   S-78
Plan of Distribution...................................   S-78
Incorporation of Certain Information by Reference .....   S-79
Legal Matters..........................................   S-80
Ratings................................................   S-80
Glossary...............................................   S-80

                        PROSPECTUS

Risk Factors...........................................      4
Description of the Securities..........................     14
The Trust Funds........................................     19
Credit Enhancement.....................................     39
Servicing of Loans.....................................     44
The Agreements.........................................     53
Material Legal Aspects of the Loans....................     64
The Depositor..........................................     78
Use of Proceeds........................................     78
Material Federal Income Tax Considerations.............     79
State Tax Considerations...............................    109
FASIT Securities.......................................    109
ERISA Considerations...................................    114
Legal Matters..........................................    121
Financial Information..................................    121
Available Information..................................    122
Incorporation of Certain Information by Reference .....    122
Ratings................................................    122
Legal Investment Considerations........................    123
Plan of Distribution...................................    124
Glossary of Terms......................................    125


                                  $355,000,000

                              [GRAPHIC OMITTED] (R)

                         ABFS MORTGAGE LOAN TRUST 2001-2

                                     Issuer

                         AMERICAN BUSINESS CREDIT, INC.

                                    Servicer

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.

                                    Depositor

                       $275,000,000 CLASS A-1 CERTIFICATES
                       $32,798,000 CLASS A-2 CERTIFICATES
                       $23,278,000 CLASS A-3 CERTIFICATES
                       $23,924,000 CLASS A-4 CERTIFICATES
                       $35,500,000 CLASS A-IO CERTIFICATES

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2001-2

                              --------------------

                              PROSPECTUS SUPPLEMENT

                              --------------------


                            BEAR, STEARNS & CO. INC.
                           MORGAN STANLEY DEAN WITTER

                                  JUNE 8, 2001


================================================================================